                        SCHWAB INVESTMENT ADVANTAGE-TM-

                               A VARIABLE ANNUITY

                                 ANNUAL REPORT

                               December 31, 1995

                                 DISTRIBUTED BY

                                 CHARLES SCHWAB

----------------

                                                               February 26, 1996

              DEAR VALUED CONTRACT OWNER:

                 We  are pleased to provide you  with this annual report for the fiscal year ending December 31, 1995, for the funds which serve as the underlying investments for the Schwab Investment Advantage-TM-Variable Annuity issued by Transamerica Occidental Life Insurance Company, and in New York, by First Transamerica Life Insurance Company.

              UNDERSTANDING YOUR ANNUAL REPORT

                 This annual report contains performance information,  financial statements, notes and highlights and other pertinent data for each of the funds available in the variable annuity. You also will find, from each fund manager, a discussion of their fund's performance relative to the financial markets and economic conditions. The performance figures quoted are for the underlying funds, therefore, they do not reflect fees and charges associated with the Schwab Investment Advantage-TM- Variable Annuity.

                 Please note that we  have included all  of the funds  available through the variable annuity, although you may not have amounts allocated to each of these funds at this time.

              ECONOMIC OVERVIEW

                 To help put  the year in  perspective as you  read your  annual report, Transamerica would like to provide you with following brief economic overview for the year ending December 31, 1995:

                 Economic growth slowed dramatically in the first half of  1995.
              A drop-off in consumer spending and restrictive monetary policy resulted in growth in real GDP of 2.7% in the first quarter of 1995 and 0.5% in the second quarter of 1995. In the third quarter, real economic growth was running at an annual rate in excess of 3%, somewhat above its long-term average. The Federal Reserve cut short-term interest rates twice during 1995. Both the stock and bond markets reacted favorably to the reductions.

              OUR COMMITMENT TO YOU

                 As a Schwab Investment Advantage-TM- Variable Annuity  contract owner, you have our deepest commitment that we will seek to provide unparalleled customer service. If you have any questions or comments about your variable annuity, including the information contained in this annual report, please contact your investment advisor or call the Schwab Annuity Service Center toll-free at
              (800) 838-0650, or in New York, at (800) 838-0649.

                 As  always, we  appreciate your  business and  are committed to satisfying your financial service needs. Please let us know how we can better serve you.

              Sincerely,

                       [SIGNATURE]
              William E. Simms
              PRESIDENT
              INSTITUTIONAL MARKETING SERVICES
              TRANSAMERICA LIFE COMPANIES

              This material must be preceded or accompanied by a current prospectus for the Schwab Investment Advantage-TM-, a variable annuity.

                                                                ----------------

----------------

                             SCHWAB INVESTMENT ADVANTAGE-TM-
                                    A VARIABLE ANNUITY

                             -------------------------------
                                       ANNUAL REPORT
                                     DECEMBER 31, 1995

                                      TABLE OF CONTENTS

FUND                                                                          PAGE NO.
--------------------------------------------------------------------------  -------------
Federated Investors
  Equity Growth and Income Fund...........................................            3
  U.S. Government Bond Fund...............................................           18
Invesco Variable Investment Funds, Inc. ..................................           30
  VIF - High Yield Portfolio
  VIF - Industrial Income Portfolio
  VIF - Total Return Portfolio
Janus Aspen Growth Portfolio..............................................           63
Lexington Emerging Markets Fund, Inc. ....................................           79
SchwabFunds-Registered Trademark-
  Schwab Money Market Portfolio...........................................           92
Steinroe Variable Investment Trust
  Capital Appreciation Fund...............................................          102
The Strong Discovery Fund II..............................................          114
TCI Portfolios, Inc.
  TCI Balanced............................................................          133
  TCI Growth..............................................................          150

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
PRESIDENT'S MESSAGE
Dear Investor:

  I  am pleased to present  the Annual Report to  Shareholders for Equity Growth
and Income Fund, a portfolio of Insurance Management Series, for the twelve-month period ended December 31, 1995. The report begins with the management discussion and analysis by the fund's portfolio manager. Following the management discussion and analysis is a complete listing of the fund's holdings and its financial statements.

  Equity Growth and Income Fund helps your money earn income and grow in value by investing in a portfolio of high-quality stocks. Many of these stocks are issued by companies whose names you will recognize. At the end of the period, the fund's portfolio included Du Pont, Mattel, Avon, Philip Morris, RJR Nabisco, Reebok, Chevron, Texaco, American Express, Bristol-Myers Squib, General Electric, Sears, Hewlett-Packard, and AT&T to name a few.

  Consistent with a highly favorable environment for stocks during 1995, the fund delivered a total return of 33.71%* during the twelve-month period ended December 31, 1995. The fund's net asset value increased significantly, from $9.74 at the beginning of the period to $12.80 at the period's end. Dividends totaled $0.20 per share, while net realized and unrealized gains totaled $3.06 per share during the period. At the end of the twelve-month report period, total assets grew to reach $48.5 million.

  Thank you for participating in the growth and income opportunities of U.S. stocks through Equity Growth and Income Fund. We look forward to keeping you informed about your investment's progress.

Sincerely,

                [LOGO]
J. Christopher Donahue
President
February 15, 1996

------------
*Performance quoted represents past performance. Investment return and principal value will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost.

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
MANAGEMENT DISCUSSION AND ANALYSIS
DECEMBER 31, 1995

  In the fiscal year ended December 31, 1995, the U.S. stock market advanced strongly, with the Standard & Poor's 500 Index* ("S&P 500") recording a total return of 37.6%. This compares to a modest 1.3% total return for the twelve months ended December 31, 1994. Total return for Equity Growth and Income Fund for the fiscal year ended December 31, 1995, was 33.71%** versus 30.8% for the average Lipper Growth and Income Fund.

  Recent market strength was concentrated in large-capitalization stocks which substantially influence the performance of the S&P 500. In contrast, the Standard & Poor's 600 Small Cap Index*, a popular benchmark for small-capitalization stocks, had a total return of only 29.9% for the year ended December 31, 1995.

  Market strength over the past year has been largely due to declining interest rates and continuing strong growth in corporate profits. The 30-year U.S. Treasury bond yield has declined from 8.1% to roughly 6.2%. Aggregate corporate earnings for U.S. companies have shown 12%-15% gains in the past three quarters versus 1994. The consensus forecast at this time is for a rather benign inflation and interest rate environment and moderate real growth in U.S. economic activity, perhaps at the 2.0%-2.5% level (annual rate). This backdrop and the substantial rise in the stock market over the past year dictates increased selectivity in stock selection at this time.

  The best performing sector over the past year has been Technology, although many stocks in this area have experienced corrections over the past few months. We reduced our weighting in Technology a few months ago, but remain modestly overweight relative to the S&P 500, given the excellent long-term outlook. The Finance sector has also performed well over the past year and the fund continues to have a significant exposure to this group.

  As part of our portfolio management process in determining relative sector weightings, we also attempt to identify underlying investment themes. Some companies fit more than one theme. At this time, the major themes in the fund's portfolio are as follows:

(1) Beneficiaries of corporate "restructuring" such as AT&T, ITT, and CIGNA;

(2) Industry consolidation--Lockheed Martin in the Aerospace/defense industry and First Interstate in banking are examples;

(3) Companies which generate significant excess cash flow such as Philip Morris and FMC;

(4) Dominant companies with superior management such as General Electric, Citicorp and Philip Morris; and

(5) The Technology revolution--major "plays" include Hewlett-Packard, IBM, and General Motors, Class "E" (EDS).

While some market observers express concern with overvaluation in the current market, we believe good long-term values can be identified by our disciplined process and careful fundamental research. An important part of our process is our emphasis on controlling risk through diversification and attention to valuation of individual stocks.

------------
 *The Standard & Poor's Daily Stock Price Index of 500 Common Stocks, a composite index of common stocks in industry, transportation, and financial and public utility companies, can be used to compare to the total returns of funds whose portfolios are invested primarily in common stocks. The Standard & Poor's 600 Small Cap Index is an unmanaged index of 600 smaller capitalization stocks. These indices are unmanaged and actual investments cannot be made in indices.

**Performance  quoted  represents  past   performance.  Investment  return   and
  principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND

        GROWTH OF $10,000 INVESTED IN THE EQUITY GROWTH AND INCOME FUND

    The graph below illustrates the hypothetical investment of $10,000 in the Equity Growth and Income Fund (the "Fund") from February 10, 1994 (start of performance) to December 31, 1995, compared to the Standard and Poor's 500 Index (S&P 500)+ and the Lipper Growth and Income Funds Average (LGIFA).++
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                 EQUITY GROWTH & INCOME FUND     S&P 500 INDEX
2/10/1994*                                                                               10000             10000
12/31/1994                                                                                9930             10048
12/31/1995                                                                               13277             13824
* Commencement of investment operations at 2/10/94.
Monthly Periods from February 1994 through December 1995
Average Annual Total Returns for the Period Ended 12/31/95                               2/94*
Equity Growth & Income Fund                                                              16.19
S&P 500 Index
Lipper Growth & Income Funds Average

                                                                 LIPPER GROWTH & INCOME FUNDS AVERAGE
2/10/1994*                                                                                        10000
12/31/1994                                                                                         9775
12/31/1995                                                                                        12788
* Commencement of investment operations at 2/10/94.
Monthly Periods from February 1994 through December 1995
Average Annual Total Returns for the Period Ended 12/31/95
Equity Growth & Income Fund
S&P 500 Index
Lipper Growth & Income Funds Average

  PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. YOUR INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO WHEN SHARES ARE REDEEMED, THEY MAY BE WORTH MORE OR LESS THAN ORIGINAL COST. MUTUAL FUNDS ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANK AND ARE NOT FEDERALLY INSURED.

------------
 *The   Fund's  performance  assumes  the  reinvestment  of  all  dividends  and distributions. The S&P 500 and the LGIFA have been adjusted to reflect reinvestment of dividends on securities in the index and average.

 +The S&P 500 is not adjusted to reflect sales charges, expenses, or other fees that the SEC requires to be reflected in the Fund's performance. The index is unmanaged.

++The LGIFA represents the average of the total returns reported by all of the mutual funds designated by Lipper Analytical Services, Inc. as falling into the category, and is not adjusted to reflect any sales charges. However, these total returns are reported net of expenses or other fees that the SEC requires to be reflected in a fund's performance.

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1995

COMMON STOCKS--88.6%                                SHARES      VALUE
------------------------------------------------------------------------------------------------------


BASIC INDUSTRY--8.3%
Allegheny Ludlum Corp....................................................        38,800  $     717,800
Aluminum Co. of America..................................................        17,100        904,162
Du Pont (E.I.) de Nemours & Co...........................................        16,000      1,118,000
Eastman Chemical Co......................................................         4,500        281,812
International Paper Co...................................................        13,300        503,737
Praxair, Inc.............................................................        15,000        504,375
                                                                                         -------------
Total....................................................................                    4,029,886
                                                                                         -------------

CONSUMER DURABLES--2.7%
Mattel, Inc..............................................................        25,000        768,750
Volvo, ADR...............................................................        25,400        523,081
                                                                                         -------------
Total....................................................................                    1,291,831
                                                                                         -------------

CONSUMER NON-DURABLES--7.5%
Avon Products, Inc.......................................................        10,400        783,900
IBP, Inc.................................................................        15,300        772,650
Philip Morris Cos., Inc..................................................        16,500      1,493,250
RJR Nabisco Holdings Corp................................................         5,100        157,463
Reebok International Ltd.................................................        15,500        437,875
                                                                                         -------------
Total....................................................................                    3,645,138
                                                                                         -------------

ENERGY MINERALS--6.1%
Chevron Corp.............................................................        15,800        829,500
Mobil Corp...............................................................         1,800        201,600
Occidental Petroleum Corp................................................        20,500        438,188
Texaco, Inc..............................................................        11,200        879,200
USX Marathon Group.......................................................        32,000        624,000
                                                                                         -------------
Total....................................................................                    2,972,488
                                                                                         -------------

FINANCE--15.5%
Allstate Corp............................................................        20,408        839,279
American Express Co......................................................        10,400        430,300
Bank of Boston Corp......................................................         9,700        448,625
CIGNA Corp...............................................................         9,400        970,550
Chemical Banking Corp....................................................        10,700        628,625
Citicorp.................................................................        17,157      1,153,808
Dean Witter, Discover & Co...............................................        13,400        629,800
Mellon Bank Corp.........................................................        19,100      1,026,625
Providian Corp...........................................................        12,500        509,375
Travelers Group, Inc.....................................................        13,550        851,956
                                                                                         -------------
Total....................................................................                    7,488,943
                                                                                         -------------

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
PORTFOLIO OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

COMMON STOCKS (CONTINUED)                                                     SHARES         VALUE
------------------------------------------------------------------------------------------------------
HEALTH CARE--9.2%
American Home Products Corp..............................................         8,700  $     843,900
Becton, Dickinson & Co...................................................        14,400      1,080,000
Bristol-Myers Squibb Co..................................................        14,900      1,279,537
Merck & Co., Inc.........................................................        11,900        782,425
Smithkline Beecham Corp., ADR............................................         8,900        493,950
                                                                                         -------------
Total....................................................................                    4,479,812
                                                                                         -------------

PRODUCER MANUFACTURING--8.9%
FMC Corp.................................................................         9,200(a)       622,150
General Electric Co......................................................        16,300      1,173,600
Loews Corp...............................................................        12,000        940,500
Philips Electronics N.V., ADR............................................        10,500        376,688
Textron, Inc.............................................................        13,700        924,750
Westinghouse Electric Corp...............................................        18,200        300,300
                                                                                         -------------
Total....................................................................                    4,337,988
                                                                                         -------------

RETAIL TRADE--2.8%
American Stores Co.......................................................        17,800        476,150
Sears, Roebuck & Co......................................................        22,000        858,000
                                                                                         -------------
Total....................................................................                    1,334,150
                                                                                         -------------

SERVICES--2.7%
Baker Hughes, Inc........................................................        18,500        450,938
Gannett Co., Inc.........................................................         6,300        386,662
Western Atlas, Inc.......................................................         9,200(a)       464,600
                                                                                         -------------
Total....................................................................                    1,302,200
                                                                                         -------------

TECHNOLOGY--16.0%
DST Systems, Inc.........................................................         5,000(a)       142,500
General Motors Corp., Class E............................................        23,200      1,206,400
Hewlett-Packard Co.......................................................        10,800        904,500
Intel Corp...............................................................        14,100        800,175
International Business Machines Corp.....................................        13,500      1,238,625
Litton Industries, Inc...................................................        10,500(a)       467,250
Lockheed Martin Corp.....................................................        19,300      1,524,700
Raytheon Co..............................................................        10,300        486,675
Rockwell International Corp..............................................        18,700        988,763
                                                                                         -------------
Total....................................................................                    7,759,588
                                                                                         -------------

TRANSPORTATION--1.5%
Conrail, Inc.............................................................        10,200        714,000
                                                                                         -------------

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
PORTFOLIO OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

COMMON STOCKS (CONTINUED)                                                     SHARES         VALUE
------------------------------------------------------------------------------------------------------
UTILITIES--7.4%
AT&T Corp................................................................        18,400  $   1,191,400
CMS Energy Corp..........................................................        10,900        325,637
Columbia Gas System, Inc.................................................         9,600(a)       421,200
Enron Corp...............................................................        19,000        724,375
FPL Group, Inc...........................................................         6,000        278,250
MCI Communications Corp..................................................        25,500        666,188
                                                                                         -------------
Total....................................................................                    3,607,050
                                                                                         -------------

TOTAL COMMON STOCKS (identified cost $38,914,802)........................                   42,963,074
                                                                                         -------------

PREFERRED STOCKS--4.3%
------------------------------------------------------------------------------------------------------

CONSUMER NON-DURABLES--0.9%
RJR Nabisco Holdings Corp., Conv. Pfd., Series C, $.60...................        71,700        457,088
                                                                                         -------------

FINANCE--2.0%
Merrill Lynch & Co., Inc., STRYPES, Series MGIC, $3.12...................         9,300        481,275
SunAmerica, Inc., Conv. Pfd., Series E, $3.10............................         7,400        484,700
                                                                                         -------------
Total....................................................................                      965,975
                                                                                         -------------

PRODUCER MANUFACTURING--1.4%
Westinghouse Electric Corp., PEPS, Series C, $1.30.......................        41,700        667,617
                                                                                         -------------

TOTAL PREFERRED STOCKS (identified cost $2,018,173)......................                    2,090,680
                                                                                         -------------

                                                                            PRINCIPAL
CORPORATE BOND--0.4%                                                          AMOUNT
------------------------------------------------------------------------------------------------------

TECHNOLOGY--0.4%
Analog Devices, Inc., Conv. Bond, 3.50%, 12/1/2000.......................  $    165,000        172,631
                                                                                         -------------

TOTAL CORPORATE BONDS (identified cost $165,000).........................                      172,631
                                                                                         -------------

REPURCHASE AGREEMENT--13.5%(b)
------------------------------------------------------------------------------------------------------

J.P. Morgan Securities, Inc., 5.85%, dated 12/29/1995, due 1/2/1996 (at
  amortized cost)........................................................     6,560,000      6,560,000
                                                                                         -------------
TOTAL INVESTMENTS
  (identified cost $47,657,975)(c).......................................                $  51,786,385
                                                                                         -------------
                                                                                         -------------

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
PORTFOLIO OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

            ------------------------
            (a) Non-income producing.

            (b) The   repurchase  agreement  is  fully  collateralized  by  U.S.
                government and/or agency obligations based on market prices at the date of the portfolio. The investment in the repurchase agreement is through participation in a joint account with other Federated funds.

            (c) The cost  of investments  for federal  tax purposes  amounts  to
                $47,702,372. The net unrealized appreciation of investments on a federal tax cost basis amounts to $4,084,013, and is comprised of $4,491,513 appreciation and $407,500 depreciation at December 31, 1995.

            The following acronyms are used throughout this portfolio:

            ADR--American Depository Receipt

            PEPS--Participating Equity Preferred Stock

            STRYPES--Structured Yield Product Exchangeable for Stock

            Note: The categories of investments are shown as a percentage of net assets ($48,513,534) at December 31, 1995.

            See Notes which are an integral part of the Financial Statements.

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1995

-----------------------------------------------------------------------------------------------------
ASSETS
  Investments in repurchase agreements...................................................  $6,560,000
  Investments in securities..............................................................  45,226,385
                                                                                           ----------
    Total investments in securities, at value
      (identified cost, $47,657,975 and tax cost, $47,702,372)...........................  $51,786,385
  Cash...................................................................................         507
  Receivable for shares sold.............................................................     270,500
  Income receivable......................................................................      89,416
  Prepaid expenses.......................................................................         365
                                                                                           ----------
    Total assets.........................................................................  52,147,173
                                                                                           ----------

LIABILITIES
  Payable for investments purchased......................................................   3,601,406
  Payable for shares redeemed............................................................       1,855
  Accrued expenses.......................................................................      30,378
                                                                                           ----------
    Total liabilities....................................................................   3,633,639
                                                                                           ----------
NET ASSETS for 3,790,198 shares outstanding..............................................  $48,513,534
                                                                                           ----------
                                                                                           ----------
NET ASSETS consist of:
  Paid-in capital........................................................................  $43,990,489
  Net unrealized appreciation of investments.............................................   4,128,410
  Accumulated net realized gain on investments...........................................     404,645
  Distribution in excess of net investment income........................................     (10,010)
                                                                                           ----------
    Total net assets.....................................................................  $48,513,534
                                                                                           ----------
                                                                                           ----------
NET ASSET VALUE, offering price, and redemption proceeds per share:
  $48,513,534  DIVIDED BY 3,790,198 shares outstanding...................................      $12.80
                                                                                           ----------
                                                                                           ----------

------------
See Notes which are an integral part of the Financial Statements.

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995

-----------------------------------------------------------------------------------------------------
INVESTMENT INCOME
  Dividends...............................................................................  $ 416,256
  Interest................................................................................    131,596
                                                                                            ---------
    Total income..........................................................................    547,852

EXPENSES
  Investment advisory fee.................................................................  $ 142,579
  Administrative personnel and services fee...............................................    125,000
  Custodian fees..........................................................................     43,505
  Transfer and dividend disbursing agent fees and expenses................................     14,286
  Directors'/Trustees' fees...............................................................      1,440
  Auditing fees...........................................................................      8,738
  Legal fees..............................................................................      2,016
  Portfolio accounting fees...............................................................     33,828
  Share registration costs................................................................     15,619
  Printing and postage....................................................................     21,456
  Insurance premiums......................................................................      3,572
  Miscellaneous...........................................................................      8,628
                                                                                            ---------
    Total expenses........................................................................    420,667

Waiver and Reimbursement:
  Waiver of investment advisory fee.......................................................  $(142,579)
  Reimbursement of other operating expenses...............................................   (115,765)
                                                                                            ---------
    Total waiver and reimbursements.......................................................   (258,344)
  Net expenses............................................................................    162,323
                                                                                            ---------
  Net investment income...................................................................    385,529
                                                                                            ---------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
  Net realized gain of investments........................................................    418,832
  Net change in unrealized appreciation of investments....................................  4,129,761
                                                                                            ---------
  Net realized and unrealized gain on investments.........................................  4,548,593
                                                                                            ---------
      Change in net assets resulting from operations......................................  $4,934,122
                                                                                            ---------
                                                                                            ---------

------------
See Notes which are an integral part of the Financial Statements.

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
STATEMENT OF CHANGES IN NET ASSETS

                                                                                     YEAR ENDED
                                                                                    DECEMBER 31,
-----------------------------------------------------------------------------------------------------
                                                                                   1995      1994(A)
                                                                                ----------  ---------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS
  Net investment income.......................................................  $  385,529  $  15,142
  Net realized gain (loss) on investment ($460,510 net gain and $(11,469) net
    loss, respectively, as computed for federal tax purposes).................     418,832    (14,187)
  Net change in unrealized appreciation (depreciation)........................   4,129,761     (1,351)
                                                                                ----------  ---------
    Change in net assets resulting from operations............................   4,934,122       (396)
                                                                                ----------  ---------
DISTRIBUTIONS TO SHAREHOLDERS
  Distributions from net investment income....................................    (386,024)   (14,647)
  Distributions in excess of net investment income............................     (10,010)    --
                                                                                ----------  ---------
    Change in net assets resulting from distributions to shareholders.........    (396,034)   (14,647)
                                                                                ----------  ---------
SHARE TRANSACTIONS
  Proceeds from sale of shares................................................  45,176,314  3,287,097
  Net asset value of shares issued to shareholders in payment of distributions
    declared..................................................................     396,398      7,346
  Cost of shares redeemed.....................................................  (3,997,296)  (879,370)
                                                                                ----------  ---------
    Change in net assets resulting from share transactions....................  41,575,416  2,415,073
                                                                                ----------  ---------
      Change in net assets....................................................  46,113,504  2,400,030

NET ASSETS
  Beginning of period.........................................................   2,400,030     --
                                                                                ----------  ---------
  End of period (including undistributed net investment income of $0 and $495, respectively).............................................................  $48,513,534 $2,400,030
                                                                                ----------  ---------
                                                                                ----------  ---------

------------
(a) For  the period from  December 9, 1993  (start of business)  to December 31,
    1994.

See Notes which are an integral part of the Financial Statements.

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                                                             YEAR ENDED
                                                                                            DECEMBER 31,
-------------------------------------------------------------------------------------------------------------
                                                                                         1995       1994(A)
                                                                                       ---------  -----------
Net asset value, beginning of period.................................................  $    9.74   $   10.00

INCOME FROM INVESTMENT OPERATIONS
  Net investment income..............................................................       0.20        0.19
  Net realized and unrealized gain (loss) on investments.............................       3.06       (0.26)
                                                                                       ---------  -----------
  Total from investment operations...................................................       3.26       (0.07)

LESS DISTRIBUTIONS
  Distributions from net investment income...........................................      (0.19)      (0.19)
  Distributions in excess of net investment income (b)...............................      (0.01)     --
                                                                                       ---------  -----------
  Total distributions from net investment income.....................................      (0.20)      (0.19)
                                                                                       ---------  -----------
Net asset value, end of period.......................................................  $   12.80   $    9.74
                                                                                       ---------  -----------
                                                                                       ---------  -----------
Total return (c).....................................................................      33.71%      (0.70%)

RATIOS TO AVERAGE NET ASSETS
  Expenses...........................................................................       0.85%       0.54%*
  Net investment income..............................................................       2.03%       2.58%*
  Expense waiver/reimbursement (d)...................................................       1.36%      25.42%*

SUPPLEMENTAL DATA
  Net assets, end of period (000 omitted)............................................  $  48,514   $   2,400
  Portfolio turnover rate............................................................         43%         32%

------------
 * Computed on an annualized basis.

(a)Reflects operations for the period from February 10, 1994 (date of initial public investment) to December 31, 1994. For the period from December 9, 1993 (start of business) to January 31, 1994, the Fund had no investment activity.

(b)Distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These distributions do not represent a return of capital for federal income tax purposes.

(c)Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge, if applicable.

(d)This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.

See Notes which are an integral part of the Financial Statements.

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995

1. ORGANIZATION

  Insurance Management Series (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end, management investment company. The Trust consists of seven portfolios. The financial statements included herein are only those of Equity Growth and Income Fund (the "Fund"), a diversified portfolio. The financial statements of the other portfolios are presented separately. The assets of each portfolio are segregated and a shareholder's interest is limited to the portfolio in which shares are held.

2. SIGNIFICANT ACCOUNTING POLICIES

  The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. These policies are in conformity with generally accepted accounting principles.

  INVESTMENT VALUATIONS: Short-term securities with remaining maturities of sixty days or less at the time of purchase may be valued at amortized cost, which approximates fair market value. All other securities are valued at prices provided by an independent pricing service.

  REPURCHASE AGREEMENTS: It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System, or to have segregated within the custodian bank's vault, all securities held as collateral under repurchase agreement transactions. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's collateral to ensure that the value of collateral at least equals the repurchase price to be paid under the repurchase agreement transaction.

  The Fund will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/ dealers, which are deemed by the Fund's adviser to be creditworthy pursuant to the guidelines and/or standards reviewed or established by the Board of Trustees (the "Trustees"). Risks may arise from the potential inability of counterparties to honor the terms of the repurchase agreement. Accordingly, the Fund could receive less than the repurchase price on the sale of collateral securities.

  INVESTMENT INCOME, EXPENSES AND DISTRIBUTIONS: Interest income and expenses are accrued daily. Bond premium and discount, if applicable, are amortized as required by the Internal Revenue Code, as amended (the "Code"). Dividend income and distributions to shareholders are recorded on the ex-dividend date.

  Distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These distributions do not represent a return of capital for federal income tax purposes.

  FEDERAL TAXES: It is the Fund's policy to comply with the provisions of the Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its income. Accordingly, no provisions for federal tax are necessary.

  WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS: The Fund may engage in when-issued or delayed delivery transactions. The Fund records when-issued securities on the trade date and maintains security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked to market daily and begin earning interest on the settlement date.

  OTHER: Investment transactions are accounted for on the trade date.

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 1995

3. SHARES OF BENEFICIAL INTEREST

  The Declaration of Trust permits the Trustees to issue an unlimited number  of
full   and  fractional  shares  of  beneficial  interest  (without  par  value).
Transactions in shares were as follows:

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                                    --------------------
                                                                                      1995      1994(A)
                                                                                    ---------  ---------
Shares sold.......................................................................  3,870,639    334,265
Shares issued to shareholders in payment of distributions declared................     32,670        752
Shares redeemed...................................................................   (359,502)   (88,626)
                                                                                    ---------  ---------
    Net change resulting from share transactions..................................  3,543,807    246,391
                                                                                    ---------  ---------
                                                                                    ---------  ---------

4. INVESTMENT ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES

  INVESTMENT ADVISORY FEE: Federated Advisers, the Fund's investment adviser, (the "Adviser"), receives for its services an annual investment advisory fee equal to .75 of 1% of the Fund's average daily net assets.

  The Adviser may voluntarily choose to waive any portion of its fee and/or reimburse certain operating expenses of the Fund. The Adviser can modify or terminate this voluntary waiver and/or reimbursement at any time at its sole discretion.

  ADMINISTRATIVE FEE: Federated Administrative Services, under the Administrative Services Agreement, provides the Fund with administrative personnel and services. This fee is based on the level of average aggregate daily net assets of all funds advised by subsidiaries of Federated Investors for the period. The administrative fee received during the period of the Administrative Services Agreement shall be at least $125,000 per portfolio and $30,000 per each additional class of shares.

  TRANSFER AND DIVIDEND DISBURSING AGENT FEES AND EXPENSES: Federated Services Company ("FServ") serves as transfer and dividend disbursing agent for the Fund. This fee is based on the size, type, and number of accounts and transactions made by shareholders.

  PORTFOLIO ACCOUNTING FEES: FServ maintains the Fund's accounting records for which it receives a fee. The fee is based on the level of the Fund's average daily net assets for the period, plus out-of-pocket expenses.

  ORGANIZATIONAL EXPENSES: Organizational expenses of $16,348 and start-up administrative service expenses of $31,507 were borne initially by the Adviser. The Fund has agreed to reimburse the Adviser for the organizational and start-up administrative expenses during the five year period following effective date. For the period ended December 31, 1995, the Fund paid $2,180 and $4,201, respectively, pursuant to this agreement.

  GENERAL: Certain of the Officers and Trustees of the Trust are Officers and Directors or Trustees of the above companies.

5. INVESTMENT TRANSACTIONS

  Purchases and sales of investments, excluding short-term securities, for the period ended December 31, 1995, were as follows:

    Purchases............................................................................  $46,464,211
                                                                                           ----------
                                                                                           ----------
    Sales................................................................................  $7,752,424
                                                                                           ----------
                                                                                           ----------

------------
(a) For the period  from December 9,  1993 (start of  business) to December  31,
    1994.

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND

TRUSTEES                                            OFFICERS
------------------------------------------------------------------------------------------------------
John F. Donahue                                     John F. Donahue
Thomas G. Bigley                                    CHAIRMAN
John T. Conroy, Jr.                                 J. Christopher Donahue
William J. Copeland                                 PRESIDENT
J. Christopher Donahue                              Edward C. Gonzales
James E. Dowd                                       EXECUTIVE VICE PRESIDENT
Lawrence D. Ellis, M.D.                             John W. McGonigle
Edward L. Flaherty, Jr.                             EXECUTIVE VICE PRESIDENT AND SECRETARY
Peter E. Madden                                     Richard B. Fisher
Gregor F. Meyer                                     VICE PRESIDENT
John E. Murray, Jr.                                 David M. Taylor
Wesley W. Posvar                                    TREASURER
Marjorie P. Smuts                                   G. Andrew Bonnewell
                                                    ASSISTANT SECRETARY

MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER
GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

THIS REPORT IS AUTHORIZED FOR DISTRIBUTION TO PROSPECTIVE INVESTORS ONLY WHEN PRECEDED OR ACCOMPANIED BY THE FUND'S PROSPECTUS WHICH CONTAINS FACTS CONCERNING ITS OBJECTIVE AND POLICIES, MANAGEMENT FEES, EXPENSES AND OTHER INFORMATION.

                                                                ----------------

----------------

FEDERATED INVESTORS
EQUITY GROWTH AND INCOME FUND
INDEPENDENT AUDITORS' REPORT

To the Board of Trustees of the Insurance Management Series and the Shareholders of EQUITY GROWTH AND INCOME FUND:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Equity Growth and Income Fund (a portfolio of the Insurance Management Series) as of December 31, 1995, the related statement of operations for the year then ended and the statement of changes in net assets and financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Equity Growth and Income Fund as of December 31, 1995, the results of its operations, the changes in its net assets and its financial highlights for the respective stated periods in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 7, 1996

                                                                ----------------

----------------

FEDERATED INVESTORS
U.S. GOVERNMENT BOND FUND
PRESIDENT'S MESSAGE
Dear Investor:

  I am pleased to present the Annual Report to Shareholders for U.S. Government Bond Fund, a portfolio of Insurance Management Series, for the twelve-month period ended December 31, 1995. The report begins with the management discussion and analysis by your fund's portfolio manager. Following the management discussion and analysis is a complete listing of the fund's holdings and its financial statements.

  As a shareholder in U.S. Government Bond Fund, you are pursuing current income and a degree of capital appreciation through a portfolio of U.S. government mortgage-backed securities. While the Fund itself is not guaranteed, the payment of principal and interest on all these securities are issued or guaranteed by agencies of the U.S. government.

  During the period ended December 31, 1995, your fund achieved a total return of 8.77%.* The net asset value increased from $9.99 at the beginning of the period to $10.29 at the period's end. Dividends paid to shareholders over the twelve-month report period totaled $0.54 per share. At the end of the twelve-month report period, total assets stood at $12.3 million.

  Thank you for participating in the income opportunities of U.S. Government Bond Fund. We look forward to keeping you informed about your investment's progress.

Sincerely,

                [LOGO]
J. Christopher Donahue
President
February 15, 1996

------------
*Performance quoted represents past performance. Investment return and principal value will fluctuate, so that an investor's shares, when redeemed, may be worth more or less than their original cost.

                                                                ----------------

----------------

FEDERATED INVESTORS
U.S. GOVERNMENT BOND FUND
MANAGEMENT DISCUSSION AND ANALYSIS

  In 1995, the U.S. bond market experienced its best year in over a decade. As yields declined, bond prices rose, fueled by a series of data indicating that the U.S. economy was slowing and growing anticipation that the Federal Reserve Board (the "Fed") would reverse its monetary policy.

  During the first six months of 1995, yields of bonds with between two- and five-year maturities declined by nearly 2%. The difference in spread between short-term (two-year) and long-term (30-year) bonds increased from .18% to .82% over the course of 1995.

  The second half of 1995 saw a shift in market expectations about the Fed's monetary policy. Investors struggled with the realization that the Fed was transitioning toward "easing," or lowering, interest rates, at a slower pace than expected. With the view by investors that inflation was well under control, long-term U.S. Treasury securities became the star performers.

  The dominant trend in the mortgage market during 1995 was the market directional mortgage/ Treasury basis trade. Throughout 1995, mortgage to Treasury yield spreads widened in market rallies and narrowed in market sell-offs. The first and third quarters were rewarding time periods for mortgage investors, while the second quarter was painful and the fourth quarter was uneventful. For the year, the mortgage market did outperform the U.S. Treasury market on a duration-adjusted basis.

  U.S. Government Bond Fund invests in securities with average maturities ranging from three to seven years. At the end of 1995, nearly 60% of the fund's assets were invested in mortgage-backed securities, with the remainder invested in U.S. Treasury obligations, including a repurchase agreement backed by U.S. government obligations.

  This focus on the mortgage-backed market is expected to continue, as decreased volatility in interest rates, concerns about potential downgrades in corporate bonds, and an increase in demand by financial institutions should result in relatively strong performance by mortgage-backed securities in 1996.

                                                                ----------------

----------------

FEDERATED INVESTORS
U.S. GOVERNMENT BOND FUND

          GROWTH OF $10,000 INVESTED IN THE U.S. GOVERNMENT BOND FUND

    The graph below illustrates the hypothetical investment of $10,000 in the U.S. Government Bond Fund (the "Fund") from March 28, 1994 (start of performance) to December 31, 1995, compared to the Lehman Brothers 5 Year Treasury Bellwether Index (LB5TB)+, and the Lipper U.S. Mortgage Funds Average (LUSMF)++.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                 U.S. GOVERNMENT BOND FUND
3/28/1994*                                                                             10000
12/31/1994                                                                             10262
12/31/1995                                                                             11162
* Commencement of investment operations at 3/28/94.
Monthly Periods from February 1994 through December 1995
Average Annual Total Returns for the Period Ended 12/31/95                             3/94*
U.S. Government Bond Fund                                                               6.44
Lehman Brothers 5 Year Treasury Bellwether Index                                           0
Lipper U.S. Mortgage Funds Average                                                         0

                                                                LEHMAN BROTHERS 5 YEAR TREASURY BELLWETHER INDEX
3/28/1994*                                                                                                  10000
12/31/1994                                                                                                   9886
12/31/1995                                                                                                  11561
* Commencement of investment operations at 3/28/94.
Monthly Periods from February 1994 through December 1995
Average Annual Total Returns for the Period Ended 12/31/95
U.S. Government Bond Fund
Lehman Brothers 5 Year Treasury Bellwether Index
Lipper U.S. Mortgage Funds Average

                                                                LIPPER U.S. MORTGAGE FUNDS AVERAGE
3/28/1994*                                                                                    10000
12/31/1994                                                                                     9858
12/31/1995                                                                                    11458
* Commencement of investment operations at 3/28/94.
Monthly Periods from February 1994 through December 1995
Average Annual Total Returns for the Period Ended 12/31/95
U.S. Government Bond Fund
Lehman Brothers 5 Year Treasury Bellwether Index
Lipper U.S. Mortgage Funds Average

  PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. YOUR INVESTMENT RETURN AND PRINCIPAL VALUE WILL FLUCTUATE SO WHEN SHARES ARE REDEEMED, THEY MAY BE WORTH MORE OR LESS THAN ORIGINAL COST. MUTUAL FUNDS ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANK AND ARE NOT FEDERALLY INSURED.

------------
 *The   Fund's  performance  assumes  the  reinvestment  of  all  dividends  and distributions. The LB5TB and the LUSMF have been adjusted to reflect reinvestment of dividends on securities in the index and average.

 +The LB5TB is not adjusted to reflect sales charges, expenses, or other fees that the SEC requires to be reflected in the Fund's performance. The index is unmanaged.

++The LUSMF represents the average of the total returns reported by all of the mutual funds designated by Lipper Analytical Services, Inc. as falling into the category, and is not adjusted to reflect any sales charges. However, these total returns are reported net of expenses or other fees that the SEC requires to be reflected in a fund's performance.

                                                                ----------------

----------------

FEDERATED INVESTORS
U.S. GOVERNMENT BOND FUND
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1995

                                                   PRINCIPAL
LONG-TERM U.S. GOVERNMENT OBLIGATIONS--57.6%        AMOUNT      VALUE
------------------------------------------------------------------------------------------------------

Federal Home Loan PC, 7.50% - 8.00%, 10/1/2010 - 7/1/2025................  $  2,345,316  $   2,413,239
Federal National Mortgage Association, 7.00% - 8.00%, 10/1/2010 -
  8/1/2025...............................................................     2,397,319      2,433,523
Government National Mortgage Association, 8.00% - 9.50%, 11/15/2016 -
  10/15/2024.............................................................     2,073,755      2,216,146
                                                                                         -------------

TOTAL LONG-TERM U.S. GOVERNMENT OBLIGATIONS..............................                    7,062,908
                                                                                         -------------


U.S. TREASURY OBLIGATIONS--28.7%
------------------------------------------------------------------------------------------------------

U.S. Treasury Notes, 5.625%, 11/30/2000..................................     3,485,000      3,519,362
                                                                                         -------------

REPURCHASE AGREEMENT--12.2%(a)
------------------------------------------------------------------------------------------------------

J.P. Morgan Securities, Inc., 5.85%, dated 12/29/1995, due 1/2/1996 (at
  amortized cost)........................................................     1,500,000      1,500,000
                                                                                         -------------
TOTAL INVESTMENTS
  (identified cost $11,905,595)(b).......................................                $  12,082,270
                                                                                         -------------
                                                                                         -------------

            ------------------------
            (a) The   repurchase  agreement  is  fully  collateralized  by  U.S.
                government and/or agency obligations based on market prices at the date of the portfolio. The investments in the repurchase agreement is through participation in a joint account with other Federated funds.

            (b) The cost  of investments  for federal  tax purposes  amounts  to
                $11,905,595. The net unrealized appreciation of investments on a federal tax cost basis amounts to $176,675, and is comprised of $176,675 appreciation and $0 depreciation at December 31, 1995.

            Note: The categories of investments are shown as a percentage of net assets ($12,264,229) at December 31, 1995.

            The following acronym is used throughout this portfolio:

            PC--Participation Certificate

            See Notes which are an integral part of the Financial Statements.

                                                                ----------------

----------------

FEDERATED INVESTORS
U.S. GOVERNMENT BOND FUND
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1995

-----------------------------------------------------------------------------------------------------
ASSETS
  Investments in repurchase agreements...................................................  $1,500,000
  Investments in securities..............................................................  10,582,270
                                                                                           ----------
    Total investments in securities, at value (identified and tax cost $11,905,595)......  $12,082,270
  Cash...................................................................................       7,398
  Income receivable......................................................................      65,114
  Receivable for shares sold.............................................................     124,058
                                                                                           ----------
    Total assets.........................................................................  12,278,840

LIABILITIES
  Payable for shares redeemed............................................................       1,038
  Income distribution payable                                                                     327
  Accrued expenses.......................................................................      13,246
                                                                                           ----------
    Total liabilities....................................................................      14,611
                                                                                           ----------
NET ASSETS for 1,191,893 shares outstanding..............................................  $12,264,229
                                                                                           ----------
NET ASSETS consist of:
  Paid-in capital........................................................................  $12,016,048
  Net unrealized appreciation on investments.............................................     176,675
  Accumulated net realized gain on investments...........................................      68,239
  Undistributed net investment income....................................................       3,267
                                                                                           ----------
    Total net assets.....................................................................  $12,264,229
                                                                                           ----------
                                                                                           ----------
NET ASSET VALUE, Offering Price and Redemption Proceeds Per Share:
  $12,264,229  DIVIDED BY 1,191,893 shares outstanding...................................      $10.29
                                                                                           ----------
                                                                                           ----------

------------
See Notes which are an integral part of the Financial Statements.

                                                                ----------------

----------------

FEDERATED INVESTORS
U.S. GOVERNMENT BOND FUND
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995

------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
  Interest.................................................................................  $ 345,164

EXPENSES
  Investment advisory fee..................................................................  $  30,456
  Administrative personnel and services fee................................................    125,000
  Custodian fees...........................................................................     28,952
  Transfer and dividend disbursing agent fees and expenses.................................     18,763
  Directors'/Trustees' fees................................................................      1,543
  Auditing fees............................................................................      4,800
  Legal fees...............................................................................      2,056
  Portfolio accounting fees................................................................     32,688
  Share registration costs.................................................................      4,726
  Printing and postage.....................................................................     24,263
  Insurance premiums.......................................................................      3,455
  Miscellaneous............................................................................      8,112
                                                                                             ---------
    Total expenses.........................................................................    284,814

Waiver and reimbursements:
  Waiver of investment advisory fee........................................................  $ (30,456)
  Reimbursement of other operating expenses................................................   (213,565)
                                                                                             ---------
    Total waiver and reimbursements........................................................   (244,021)
  Net expenses.............................................................................     40,793
                                                                                             ---------
  Net investment income....................................................................    304,371
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
  Net realized gain on investments.........................................................     68,245
  Net change in unrealized appreciation of investments.....................................    176,675
                                                                                             ---------
  Net realized and unrealized gain on investments..........................................    244,920
                                                                                             ---------
      Change in net assets resulting from operations.......................................  $ 549,291
                                                                                             ---------
                                                                                             ---------

------------
See Notes which are an integral part of the Financial Statements.

                                                                ----------------

----------------

FEDERATED INVESTORS
U.S. GOVERNMENT BOND FUND
STATEMENT OF CHANGES IN NET ASSETS

                                                                                     YEAR ENDED
                                                                                    DECEMBER 31,
-----------------------------------------------------------------------------------------------------
                                                                                   1995      1994(A)
                                                                                ----------  ---------
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS
  Net investment income.......................................................  $  304,371  $  18,762
  Net realized gain (loss) on investments ($68,245 net gain and, $6 net loss),
    respectively, as computed for federal tax purposes).......................      68,245         (6)
  Net change in unrealized appreciation (depreciation)........................     176,675     --
                                                                                ----------  ---------
    Change in net assets resulting from operations............................     549,291     18,756
                                                                                ----------  ---------
DISTRIBUTIONS TO SHAREHOLDERS
  Distributions from net investment income....................................    (301,104)   (18,762)
                                                                                ----------  ---------
SHARE TRANSACTIONS
  Proceeds from sale of shares................................................  13,444,158  1,519,262
  Net asset value of shares issued to shareholders in payment of distributions
    declared..................................................................     292,129     11,969
  Cost of shares redeemed.....................................................  (2,964,009)  (387,461)
                                                                                ----------  ---------
    Change in net assets resulting from share transactions....................  10,772,278  1,143,770
                                                                                ----------  ---------
      Change in net assets....................................................  11,020,465  1,143,764

NET ASSETS
  Beginning of period.........................................................   1,243,764    100,000
                                                                                ----------  ---------
  End of period (including undistributed net investment income of $3,267 and
    $0, respectively).........................................................  $12,264,229 $1,243,764
                                                                                ----------  ---------
                                                                                ----------  ---------

------------
(a) For  the period from  December 8, 1993  (start of business)  to December 31,
    1994.

See Notes which are an integral part of the Financial Statements.

                                                                ----------------

----------------

FEDERATED INVESTORS
U.S. GOVERNMENT BOND FUND
FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

                                                                                             YEAR ENDED
                                                                                            DECEMBER 31,
-------------------------------------------------------------------------------------------------------------
                                                                                         1995       1994(A)
                                                                                       ---------  -----------
Net asset value, beginning of period.................................................  $    9.99   $    9.99

INCOME FROM INVESTMENT OPERATIONS
  Net investment income..............................................................       0.54        0.27
  Net realized and unrealized gain (loss) on investments.............................       0.30      --
                                                                                       ---------  -----------
  Total from investment operations...................................................       0.84        0.27

LESS DISTRIBUTIONS
  Distributions from net investment income...........................................      (0.54)      (0.27)
Net asset value, end of period.......................................................  $   10.29   $    9.99
                                                                                       ---------  -----------
                                                                                       ---------  -----------
Total return (b).....................................................................      8.77%       2.62%
                                                                                       ---------  -----------
                                                                                       ---------  -----------
Ratios to average net assets
  Expenses...........................................................................       0.80%       0.48%*
  Net investment income..............................................................       6.00%       3.99%*
  Expense waiver/reimbursement (c)...................................................       4.81%      32.83%*

SUPPLEMENTAL DATA
  Net assets, end of period (000 omitted)............................................  $  12,264   $   1,244
  Portfolio turnover.................................................................         65%          0%

------------
 * Computed on an annualized basis.

(a)Reflects operations for the period from March 29, 1994 (date of initial public investment), to December 31, 1994. For the period from December 8, 1993 (start of business), to March 28, 1994, net investment income was distributed to the Fund's adviser.

(b)Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge, if applicable.

(c)This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.

See Notes which are an integral part of the Financial Statements.

                                                                ----------------

----------------

FEDERATED INVESTORS
U. S. GOVERNMENT BOND FUND
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995

1. ORGANIZATION

  Insurance Management Series (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end, management investment company. The Trust consists of seven portfolios. The financial statements included herein are only those of U.S. Government Bond Fund (the "Fund"), a diversified portfolio. The financial statements of the other portfolios are presented separately. The assets of each portfolio are segregated and a shareholder's interest is limited to the portfolio in which shares are held.

2. SIGNIFICANT ACCOUNTING POLICIES

  The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. These policies are in conformity with generally accepted accounting principles.

  INVESTMENT VALUATIONS: Short-term securities with remaining maturities of sixty days or less at the time of purchase may be valued at amortized cost, which approximates fair market value. All other securities are valued at prices provided by an independent pricing service.

  REPURCHASE AGREEMENTS: It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System, or to have segregated within the custodian bank's vault, all securities held as collateral under repurchase agreement transactions. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's collateral to ensure that the value of collateral at least equals the repurchase price to be paid under the repurchase agreement transaction.

  The Fund will only enter into repurchase agreements with banks and other recognized financial institutions, such as broker/ dealers, which are deemed by the Fund's adviser to be creditworthy pursuant to the guidelines and/or standards reviewed or established by the Board of Trustees (the "Trustees"). Risks may arise from the potential inability of counterparties to honor the terms of the repurchase agreement. Accordingly, the Fund could receive less than the repurchase price on the sale of collateral securities.

  INVESTMENT INCOME, EXPENSES AND DISTRIBUTIONS: Interest income and expenses are accrued daily. Bond premium and discount, if applicable, are amortized as required by the Internal Revenue Code, as amended (the "Code"). Distributions to shareholders are recorded on the ex-dividend date.

  FEDERAL TAXES: It is the Fund's policy to comply with the provisions of the Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its income. Accordingly, no provisions for federal tax are necessary.

  WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS: The Fund may engage in when-issued or delayed delivery transactions. The Fund records when-issued securities on the trade date and maintains security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked to market daily and begin earning interest on the settlement date.

  OTHER: Investment transactions are accounted for on the trade date.

3. SHARES OF BENEFICIAL INTEREST

  The Declaration of Trust permits the Trustees to issue an unlimited number  of
full   and  fractional  shares  of  beneficial  interest  (without  par  value).
Transaction in shares were as follows:

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                                    --------------------
                                                                                      1995      1994(A)
                                                                                    ---------  ---------
Shares sold.......................................................................  1,332,658    152,142
Shares issued to shareholders in payment of distributions declared................     28,952      1,200
Shares redeemed...................................................................   (294,269)   (38,790)
                                                                                    ---------  ---------
    Net change resulting from share transactions..................................  1,067,341    114,552
                                                                                    ---------  ---------
                                                                                    ---------  ---------

------------
(a) For the period  from December 8,  1993 (start of  business) to December  31,
    1994.

                                                                ----------------

----------------

FEDERATED INVESTORS
U.S. GOVERNMENT BOND FUND
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 1995

4. INVESTMENT ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES

  INVESTMENT ADVISORY FEE: Federated Advisers, the Fund's investment adviser, (the "Adviser"), receives for its services an annual investment advisory fee equal to .60 of 1% of the Fund's average daily net assets. The Adviser may voluntarily choose to waive any portion of its fee and/or reimburse certain operating expenses of the Fund. The Adviser can modify or terminate this voluntary waiver and/or reimbursement at any time at its sole discretion.

  ADMINISTRATIVE FEE: Federated Administrative Services, under the Administrative Services Agreement, provides the Fund with administrative personnel and services. This fee is based on the level of average aggregate daily net assets of all funds advised by subsidiaries of Federated Investors for the period. The administrative fee received during the period of the Administrative Services Agreement shall be at least $125,000 per portfolio and $30,000 per each additional class of shares.

  TRANSFER AND DIVIDEND DISBURSING AGENT FEES AND EXPENSES: Federated Services Company ("FServ") serves as transfer and dividend disbursing agent for the Fund. This fee is based on the size, type, and number of accounts and transactions made by shareholders.

  PORTFOLIO ACCOUNTING FEES: FServ maintains the Fund's accounting records for which it receives a fee. The fee is based on the level of the Fund's average daily net assets for the period, plus out-of-pocket expenses.

  ORGANIZATIONAL EXPENSES: Organizational expenses of ($20,065) and start-up administrative service expenses of ($31,057) were borne initially by Adviser. The Fund has agreed to reimburse Adviser for the organizational and start-up administrative expenses during the five year period following effective date. For the period ended December 31, 1995, the Fund paid $2,675 and $8,402 respectively to this agreement.

  GENERAL: Certain of the Officers and Trustees of the Trust are Officers and Directors or Trustees of the above companies.

5. INVESTMENT TRANSACTIONS

  Purchases and sales of investments, excluding short-term securities, for the period ended December 31, 1995, were as follows:

    Purchases............................................................................  $15,400,668
                                                                                           ----------
                                                                                           ----------
    Sales................................................................................  $5,065,042
                                                                                           ----------
                                                                                           ----------

                                                                ----------------

----------------

FEDERATED INVESTORS
U.S. GOVERNMENT BOND FUND

TRUSTEES                                            OFFICERS
------------------------------------------------------------------------------------------------------
John F. Donahue                                     John F. Donahue
Thomas G. Bigley                                    CHAIRMAN
John T. Conroy, Jr.                                 J. Christopher Donahue
William J. Copeland                                 PRESIDENT
J. Christopher Donahue                              Edward C. Gonzales
James E. Dowd                                       EXECUTIVE VICE PRESIDENT
Lawrence D. Ellis, M.D.                             John W. McGonigle
Edward L. Flaherty, Jr.                             EXECUTIVE VICE PRESIDENT AND SECRETARY
Peter E. Madden                                     Richard B. Fisher
Gregor F. Meyer                                     VICE PRESIDENT
John E. Murray, Jr.                                 David M. Taylor
Wesley W. Posvar                                    TREASURER
Marjorie P. Smuts                                   S. Elliott Cohan
                                                    ASSISTANT SECRETARY

MUTUAL FUNDS ARE NOT BANK DEPOSITS OR OBLIGATIONS, ARE NOT GUARANTEED BY ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER
GOVERNMENT AGENCY. INVESTMENT IN MUTUAL FUNDS INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

THIS REPORT IS AUTHORIZED FOR DISTRIBUTION TO PROSPECTIVE INVESTORS ONLY WHEN PRECEDED OR ACCOMPANIED BY THE FUND'S PROSPECTUS WHICH CONTAINS FACTS CONCERNING ITS OBJECTIVE AND POLICIES, MANAGEMENT FEES, EXPENSES AND OTHER INFORMATION.

                                                                ----------------

----------------

FEDERATED INVESTORS
U.S. GOVERNMENT BOND FUND
INDEPENDENT AUDITORS' REPORT

To the Board of Trustees of the Insurance Management Series and the Shareholders of U.S. GOVERNMENT BOND FUND:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of U.S. Government Bond Fund (a portfolio of the Insurance Management Series) as of December 31, 1995, the related statement of operations for the year then ended and the statement of changes in net assets and financial highlights for the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of U.S. Government Bond Fund as of December 31, 1995, the results of its operations, the changes in its net assets and its financial highlights for the respective stated periods ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
February 7, 1996

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
ECONOMIC OVERVIEW
JANUARY 1996

  1995 will long stand out as a banner year for U.S. investors. The S&P 500 achieved a total return of 37.46% for the 12 months ended 12/31/95, only the fourth time in fifteen years the broad market returned over 25%. By other measures, market results were even more exciting: The Dow Jones Industrial Average broke 5000 for the first time in history, and fixed-income markets followed suit, with the Lehman Government/Corporate Bond Index gaining 19.24%.(1)

  This spectacular performance was influenced by a number of positive economic factors. Inflation was low at a mere 2.8%, unemployment was down, and growth in Gross Domestic Product slowed to apparently sustainable levels. In addition, the Federal Reserve Board cut short-term interest rates by .25% in July and again on December 19, and there may well be more cuts in 1996.

  By year-end, however, the broad market expansion appeared to be slowing down, with the S&P growing just 1.94% in December.(1) And January brought choppy financial waters as the broad market whipsawed in the wake of stalled federal budget negotiations.

  Until a budget settlement is reached in Washington, it seems likely that the financial markets will remain volatile. However, we feel that budget approval will ultimately restore the stock market to moderate growth levels, heralding the beginning of a trend for both the U.S. stock and bond markets throughout 1996.

  This year, the markets should get some help from slow, steady economic growth, but earnings improvements almost certainly won't see the dramatic gains enjoyed in 1995. In addition, although business investment is expected to be lower in '96, U.S. companies should continue to enjoy expanded sales overseas. Therefore, although we may see corrections in some sectors, we expect advances in securities prices to be in the single-digit range for 1996.

R. Dalton Sim
Chairman and President
INVESCO Trust Company

INVESCO VARIABLE INVESTMENT FUNDS, INC.

  The line graphs in each of the following sections illustrate the value of a $10,000 investment in the individual INVESCO Variable Investment Funds, plus reinvested dividends and capital gain distributions, for the period from inception through 12/31/95.(2) (Of course, past performance is not a guarantee of future results.)

  The charts and other total return figures cited reflect each portfolio's operating expenses, but the indexes do not have expenses, which would, of course, have lowered their performance.

  Please note: The Annual Report of Invesco Variable Investment Funds, Inc. refers to a Utilities Portfolio which is  not  available  in  the  Schwab  Investment  Advantage-TM-  Variable
Annuity.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
ECONOMIC OVERVIEW (CONTINUED)
JANUARY 1996

VIF-INDUSTRIAL INCOME PORTFOLIO

  For the one-year period ended 12/31/95, VIF-Industrial Income Portfolio returned 29.25%.(2) (Of course past performance is not a guarantee of future results.) As the Fund is a blended portfolio containing approximately 60% stocks and 40% bonds at year-end, this return is significantly higher than the Lehman Government/Corporate Bond Index return of 19.24%, and is below the S&P 500 return of 37.46% for the same period.(1)

  The portfolio's combination of stock and bond investments allows the Fund to pursue its primary mission of providing high current income with the potential for capital appreciation, yet remain defensive against potential equity market downturns.

  Equities are selected from major companies with average market capitalizations of $10 to $20 billion dollars. As of 12/31/95 portfolio allocations were diversified across nine investment sectors, with specific companies such as General Electric and AT&T Corp chosen for their ability to benefit from global economic growth, superior competitive positions, and financially strong balance sheets and management.

  The fixed-income segment is managed to pursue a high total return through a unique "barbell" portfolio structure. Almost half of the bonds are in AAA-rated government securities, seeking to provide the portfolio with stability. The remainder is invested primarily in below-investment grade corporate bonds, generating higher current income with significant opportunities for capital appreciation. For example, following its acquisition by Time Warner, Cablevision Industries' rating was increased, enhancing the portfolio's performance.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                   VIF-INDUSTRIAL INCOME    S&P 500 INDEX
*                                                                                10000.00          10000.00
8/94                                                                              9990.00          10498.62
9/94                                                                              9990.00          10238.72
10/94                                                                             9990.00          10476.77
11/94                                                                            10020.00          10087.21
12/94                                                                            10123.00          10236.94
1/95                                                                             10233.36          10510.31
2/95                                                                             10464.11          10914.32
3/95                                                                             10704.90          11230.62
4/95                                                                             10985.82          11568.11
5/95                                                                             11326.93          12011.91
6/95                                                                             11507.51          12299.15
7/95                                                                             11688.10          12717.06
8/95                                                                             11768.36          12740.12
9/95                                                                             12069.35          13273.59
10/95                                                                            12280.03          13234.01
11/95                                                                            12771.63          13803.83
12/95                                                                            13084.13          14071.23
Monthly Periods from
August 1994 through December 1995
Average Annual Total Returns for the Periods Ended 12/31/95(2)
                                                                                    8/94*             12/94
VIF-Industrial Income                                                              20.89%            29.25%
S&P 500 Index                                                                      26.42%            37.46%
Lehman Gov't/Corp. Bond Index                                                      12.34%            19.24%
*Commencement of investment operations at 8/10/94.

                                                                    LEHMAN GOV'T/CORP. BOND INDEX
*                                                                                          10000.00
8/94                                                                                       10179.59
9/94                                                                                       10025.88
10/94                                                                                      10014.86
11/94                                                                                       9996.83
12/94                                                                                      10062.81
1/95                                                                                       10256.02
2/95                                                                                       10493.95
3/95                                                                                       10563.21
4/95                                                                                       10711.10
5/95                                                                                       11159.80
6/95                                                                                       11249.18
7/95                                                                                       11206.44
8/95                                                                                       11349.89
9/95                                                                                       11465.65
10/95                                                                                      11633.04
11/95                                                                                      11824.99
12/95                                                                                      11998.82
Monthly Periods from
August 1994 through December 1995
Average Annual Total Returns for the Periods Ended 12/31/95(2)
VIF-Industrial Income
S&P 500 Index
Lehman Gov't/Corp. Bond Index
*Commencement of investment operations at 8/10/94.

  FUND MANAGERS. VIF-Industrial Income Portfolio is co-managed by two INVESCO Trust Company senior vice presidents. Industry veteran Charles P. Mayer oversees the equity portion of the holdings. He began his investment career in 1969, and previously managed a sizable equity portfolio for Westinghouse Pension Investment Corporation. Mr. Mayer earned his MBA from St. John's University and BA from St. Peter's College.

  Donovan J. (Jerry) Paul manages the portfolio's fixed-income investments. He earned his MBA from the University of Northern Iowa, as well as a BBA from the University of Iowa. A Chartered Financial Analyst, Mr. Paul has more than 20 years of experience in the securities industry. He joined INVESCO in 1994; previously, he was director of fixed-income research for Stein, Roe & Farnham. Mr. Paul also manages VIF-High Yield Portfolio.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
ECONOMIC OVERVIEW (CONTINUED)
JANUARY 1996

VIF-TOTAL RETURN PORTFOLIO

  For the one-year period ended 12/31/95, VIF-Total Return Portfolio returned 22.79%.(2) (Of course past performance is not a guarantee of future results.) As the Fund is a "balanced" portfolio containing both stocks and bonds, this return is higher than the Lehman Government/Corporate Bond Index return of 19.24%, and is below the S&P 500 return of 37.46% for the same period.(1)

  Total Return Portfolio generally holds 30% in stocks and 30% in bonds, with the remaining 40% allocated according to market conditions. Our strategy involves gradually adjusting the Fund's holdings according to shifts in the stock and bond markets. This flexibility allows us to pursue consistent returns in all market cycles.

  VIF-Total Return's asset allocation has favored equities all year long. This has proven beneficial to our performance, since stocks have clearly outperformed bonds. The best performing sectors during the fourth quarter were consumer staples, capital goods, and energy, with top returns realized over the last quarter from Kimberly-Clark Corp and Eli Lilly Co. Stock selection is based upon a "bottom-up, value" process that evaluates a company's historical profitability relative to its current price. General characteristics of the resulting portfolio of stocks usually include a low price/earnings ratio and a higher-than-average yield.

  The Fund's fixed-income segment invests only in Treasury and investment grade corporate bonds. Our long maturity bond profile has benefited performance throughout the year. With low inflation and moderate economic activity, interest rates have not seen upward pressure. As a result, we continue to emphasize longer duration investments.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                   VIF-TOTAL RETURN    S&P 500 INDEX
*                                                                           10000.00          10000.00
6/94                                                                        10040.00
7/94                                                                        10050.00
8/94                                                                        10070.00          10400.82
9/94                                                                        10080.00          10143.32
10/94                                                                       10110.00          10579.14
11/94                                                                       10120.00           9993.20
12/94                                                                       10175.00          10141.55
1/95                                                                        10326.26          10412.37
2/95                                                                        10548.12          10812.65
3/95                                                                        10699.38          11126.03
4/95                                                                        10901.07          11460.38
5/95                                                                        11314.52          11900.06
6/94                                                                        11385.11          12184.64
7/95                                                                        11536.37          12598.69
8/96                                                                        11576.71          12621.57
9/95                                                                        11879.24          13150.04
10/95                                                                       11869.15          13110.79
11/95                                                                       12252.35          13675.31
12/95                                                                       12494.24          13940.22
Monthly Periods from
June 1994 through December 1995
*Commencement of investment operations at 6/2/94.
Average Annual Total Returns for the Periods Ended 12/31/95(2)
                                                                               6/94*             12/94
VIF-Total Return                                                              15.10%            22.79%
S&P 500 Index                                                                 40.71%            37.46%
Lehman Gov't/Corp. Bond Index                                                 12.20%            19.24%

                                                                    LEHMAN GOV'T/CORP. BOND INDEX
*                                                                                          10000.00
6/94
7/94
8/94                                                                                       10004.00
9/94                                                                                        9852.94
10/94                                                                                       9842.10
11/94                                                                                       9824.38
12/94                                                                                       9889.22
1/95                                                                                       10079.09
2/95                                                                                       10312.93
3/95                                                                                       10381.00
4/95                                                                                       10526.34
5/95                                                                                       10967.40
6/94                                                                                       11055.14
7/95                                                                                       11013.13
8/96                                                                                       11154.10
9/95                                                                                       11267.87
10/95                                                                                      11432.38
11/95                                                                                      11621.01
12/95                                                                                      11791.84
Monthly Periods from
June 1994 through December 1995
*Commencement of investment operations at 6/2/94.
Average Annual Total Returns for the Periods Ended 12/31/95(2)
VIF-Total Return
S&P 500 Index
Lehman Gov't/Corp. Bond Index

  FUND MANAGER. VIF-Total Return Portfolio is managed by Edward C. Mitchell, president of INVESCO Capital Management, Inc. He earned his MBA at the University of Colorado and a BA from the University of Virginia. A Chartered Financial Analyst, Mr. Mitchell began his investment career in 1969.

  He is assisted by David S. Griffin, who began his investment career in 1982. Mr. Griffin holds an MBA from the College of William and Mary, as well as a BA from Ohio Wesleyan University. He is a Chartered Financial Analyst.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
ECONOMIC OVERVIEW (CONTINUED)
JANUARY 1996

VIF-HIGH YIELD PORTFOLIO

  VIF-High Yield Portfolio had a total return of 19.76% for the one-year period ended 12/31/95, tracking with a total return of 19.90% for the Merrill Lynch High Yield Master Index(1) for the same period.(2) (Of course, past performance is not a guarantee of future results.)

  The Fund's strong total return during 1995 can be attributed to investing primarily in below-investment-grade corporate bonds, which have presented significant potential for both growth and income in recent months.

  We focus on a variety of opportunities for appreciation. One has been cyclical companies with "near-death experiences." Having survived bankruptcy and appearing to successfully restructure balance sheets and reduce debt, companies such as USG Corp have seen ratings improvement and subsequent price appreciation.

  Special situations provide another growth prospect. For example, CONVEX Computer held a CCC rating at year-end, despite its recent acquisition by AA-rated Hewlett-Packard Co. We anticipate that when the ratings catch up with the acquisition, appreciation in the price of this security may follow.

  In addition to growth potential in the broad fixed-income market, we have found that conditions within certain sectors present opportunities as well. Cable television, telecommunications and broadcasting are currently attractive, due to improving creditworthiness and heightened takeover activity.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                   VIF-HIGH YIELD   MERRILL LYNCH HIGH YIELD
*                                                                         10000.00                   10000.00
6/94                                                                       9990.00                   10052.06
7/94                                                                       9990.00                   10122.42
8/94                                                                       9980.00                   10192.26
9/94                                                                       9970.00                   10188.18
10/94                                                                      9980.00                   10213.65
11/94                                                                      9980.00                   10126.83
12/94                                                                     10060.00                   10055.94
1/95                                                                      10160.50                   10197.73
2/95                                                                      10421.78                   10515.90
3/95                                                                      10532.35                   10662.07
4/95                                                                      10763.50                   10911.56
5/95                                                                      11004.70                   11252.00
6/95                                                                      11065.00                   11337.52
7/95                                                                      11346.39                   11466.77
8/95                                                                      11386.59                   11536.72
9/95                                                                      11557.44                   11668.24
10/95                                                                     11667.99                   11751.08
11/95                                                                     11828.79                   11866.24
12/95                                                                     12047.79                   12057.29
Monthly Periods from
May 1994 through December 1995
Average Annual Total Returns for the Periods Ended 12/31/95(2)
                                                                             5/94*                      12/95
VIF-High Yield                                                              11.83%                     19.76%
Merrill Lynch High Yield                                                    11.88%                     19.90%
*Commencement of investment operations at 5/27/94.

  FUND MANAGER. Donovan J. (Jerry) Paul manages the VIF-High Yield Portfolio. He earned his MBA from the University of Northern Iowa, as well as a BBA from the University of Iowa. A Chartered Financial Analyst, Mr. Paul has more than 20 years of experience in the securities industry. He joined INVESCO in 1994; previously he was director of fixed-income research for Stein, Roe & Farnham. Mr. Paul is also co-manager of VIF-Industrial Income Portfolio.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
ECONOMIC OVERVIEW (CONTINUED)
JANUARY 1996

VIF-UTILITIES PORTFOLIO

  VIF-Utilities Portfolio had a total return of 9.08% for the one-year period ended 12/31/95, compared to a return of 24.17% by the Dow Jones Utilities Index for the same period.(2) (Of course, past performance is not a guarantee of future results.)

  Since becoming fully invested during the fourth quarter, however, Utilities Portfolio has outperformed the Index. For the three month period ended 12/31/95, we achieved a total return of 7.15%, significantly exceeding the Dow Jones Utilities Index return of 5.19% for the same period.(2)

  Our heaviest weighting is in electric utilities to capitalize on the rally in long-term bonds. However, should interest rates rise, utilities in general and electric utilities in particular would come under some pressure.

  With this in mind, the portfolio includes a broad cross-section of the various utility sectors. In particular, we are placing an emphasis on growth-oriented companies such as Southern New England Telecommunications.

  Over the long-term, we expect utilities to continue in their traditional role of providing a hedge against market downturns while distributing above-average dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                 VIF-UTILITIES           DOW JONES UTILITIES
*                                                                     10000.00                                10000.00
1/95                                                                  10040.00                                10639.04
2/95                                                                  10090.00                                10682.56
3/95                                                                  10090.00                                10337.69
4/95                                                                  10100.00                                10715.06
5/95                                                                  10120.00                                11372.29
6/95                                                                  10110.00                                11132.64
7/95                                                                  10110.00                                11237.87
8/95                                                                  10130.00                                11209.22
9/95                                                                  10130.00                                11804.75
10/95                                                                 10240.00                                11819.07
11/95                                                                 10240.00                                11887.94
12/95                                                                 10908.00                                12417.35
                                                                                                  Monthly Periods from
                                                                                    January 1995 through December 1995
*Commencement of investment operations at 1/1/95.
Average Annual Total Returns for the Period Ended 12/31/95(2)
                                                                                                                 1/95*
VIF-Utilities                                                                                                    9.08%
Dow Jones Utilities                                                                                             24.17%

  FUND MANAGER. VIF-Utilities Portfolio is managed by INVESCO Vice President Brian F. Kelly. A Certified Public Accountant, he holds an MBA and JD from the University of Iowa, as well as a BA from the University of Notre Dame. Before joining INVESCO in 1993, Mr. Kelly was senior equity investment analyst with Sears Investment Management Company.

------------
(1)
  The S&P 500 and Dow Jones Industrial Average are unmanaged indexes considered representative of the performance of the broad U.S. stock market. The Lehman Government/Corporate Bond Index is an unmanaged index illustrating the broad fixed-income market. The Merrill Lynch High Yield Master Index is an unmanaged index illustrating the below-investment-grade fixed-income market. The Dow Jones Utility Index is an unmanaged index representing the broad utility stock market.
(2)
  Total return assumes reinvestment of dividends and capital gain distributions for the periods indicated. Investment return and principal value will fluctuate so that, when redeemed, an investor's shares may be worth more or less than when purchased.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
HIGH YIELD PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES
DECEMBER 31, 1995

                                                     COUNTRY    SHARES, UNITS
                                                     CODE IF    OR PRINCIPAL
FIXED-INCOME SECURITIES--83.91%                      NON US        AMOUNT          VALUE
-------------------------------------------------------------------------------------------

CORPORATE BONDS--83.91%

ADVERTISING--1.91%
Outdoor Systems, Sr Notes, 10.750%, 8/15/2003.....               $  100,000     $    97,000
                                                                                -----------

AEROSPACE & DEFENSE--2.07%
Howmet Corp, Sr Sub Notes@, 10.000%, 12/1/2003....                  100,000         105,000
                                                                                -----------

AUTOMOBILE RELATED--0.82%
Venture Holdings Trust, Sr Sub Notes, 9.750%,
  4/1/2004........................................                   50,000          41,500
                                                                                -----------

BROADCASTING--13.23%
Act III Broadcasting, Sr Sub Notes, 10.250%,
  12/15/2005......................................                  100,000         102,125
Allbritton Communications, Sr Sub Deb, 11.500%,
  8/15/2004.......................................                  100,000         105,125
Argyle Television, Sr Sub Notes, 9.750%,
  11/1/2005.......................................                  100,000          99,000
Benedek Broadcasting, Sr Secured Notes, 11.875%,
  3/1/2005........................................                  100,000         106,000
EZ Communications, Sr Sub Notes, 9.750%,
  12/1/2005.......................................                  100,000         100,500
Granite Broadcasting, Sr Sub Notes, Series A,
  10.375%, 5/15/2005..............................                  100,000         102,500
Outlet Broadcasting, Sr Sub Notes, 10.875%,
  7/15/2003.......................................                   50,000          55,500
                                                                                -----------
                                                                                    670,750
                                                                                -----------

CABLE TELEVISION--13.51%
Cablevision Industries, Sr Deb, Series B, 9.250%,
  4/1/2008........................................                  152,000         164,160
Continental Cablevision, Sr Notes@, 8.300%,
  5/15/2006.......................................                  100,000         100,000
Diamond Cable Communications PLC, Sr Discount
  Step-Up Notes Zero Coupon@@, 12/15/2005.........       UK         200,000         118,000
Galaxy Telecom LP/Galaxy Telecom Capital, Sr Sub
  Notes 12.375%, 10/1/2005........................                  100,000          99,000
Marcus Cable LP/Marcus Cable Capital III, Sr
  Discount Step-Up Notes Zero Coupon@@,
  12/15/2005......................................                  150,000         102,000
Viacom Inc, Sub Deb, 8.000%, 7/7/2006.............                  100,000         102,008
                                                                                -----------
                                                                                    685,168
                                                                                -----------

CHEMICALS--2.83%
NL Industries, Sr Secured Discount Step-Up Notes
  Zero Coupon@@, 10/15/2005.......................                   50,000          38,375
Rexene Corp, Sr Notes, 11.750%, 12/1/2004.........                  100,000         105,250
                                                                                -----------
                                                                                    143,625
                                                                                -----------

COMPUTER RELATED--2.66%
CONVEX Computer, Conv Sub Deb, 6.000%, 3/1/2012...                  150,000         134,625
                                                                                -----------

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
HIGH YIELD PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                     COUNTRY    SHARES, UNITS
                                                     CODE IF    OR PRINCIPAL
FIXED-INCOME SECURITIES (CONTINUED)                  NON US        AMOUNT          VALUE
-------------------------------------------------------------------------------------------
ELECTRONICS--1.74%
Zenith Electronics, Conv Sub Deb, 6.250%,
  4/1/2011........................................               $  125,000     $    88,125
                                                                                -----------

HEALTH CARE RELATED--2.19%
Tenet Healthcare, Sr Sub Notes, 10.125%,
  3/1/2005........................................                  100,000         110,750
                                                                                -----------

MANUFACTURING--1.77%
Plastic Specialties & Technologies, Sr Secured
  Notes 11.250%, 12/1/2003........................                  100,000          90,000
                                                                                -----------

OFFICE EQUIPMENT--1.92%
Dictaphone Corp, Sr Sub Notes, 11.750%,
  8/1/2005........................................                  100,000          97,500
                                                                                -----------

OIL & GAS RELATED--4.08%
Gulf Canada Resources Ltd, Sr Sub Deb, 9.250%
  1/15/2004.......................................       CA         100,000         103,566
TransTexas Gas, Sr Secured Notes, 11.500%,
  6/15/2002.......................................                  100,000         103,250
                                                                                -----------
                                                                                    206,816
                                                                                -----------

PAPER & PAPER PRODUCTS--8.61%
Crown Paper, Sr Sub Notes, 11.000%, 9/1/2005......                  100,000          87,500
Gaylord Container, Sr Sub Discount Step-Up Deb
  Zero Coupon@@, 5/15/2005........................                  100,000          98,000
Repap New Brunswick, 2nd Priority Sr Secured Notes
  10.625%, 4/15/2005..............................       CA          50,000          48,750
Tembec Finance, Gtd Sr Notes, 9.875%, 9/30/2005...       CA         100,000          98,500
Williamhouse-Regency of Delaware, Sr Sub Notes@
  13.000%, 11/15/2005.............................                  100,000         103,750
                                                                                -----------
                                                                                    436,500
                                                                                -----------

PRINTING & PUBLISHING--1.98%
American Media Operations, Sr Sub Notes, 11.625%
  11/15/2004......................................                  100,000         100,500
                                                                                -----------

RECREATION PRODUCTS & SERVICES--7.27%
Aztar Corp, Sr Sub Notes, 13.750%, 10/1/2004......                   50,000          55,375
Empress River Casino Finance, Gtd Sr Notes,
  10.750% 4/1/2002................................                  100,000         102,000
Grand Casinos, Gtd 1st Mortgage Notes, 10.125%
  12/1/2003.......................................                  100,000         104,250
Trump Hotels & Casino Resorts Holdings LP/Trump
  Hotels & Casino Resorts Funding, Sr Secured
  Notes 15.500%, 6/15/2005........................                  100,000         107,000
                                                                                -----------
                                                                                    368,625
                                                                                -----------

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
HIGH YIELD PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                     COUNTRY    SHARES, UNITS
                                                     CODE IF    OR PRINCIPAL
FIXED-INCOME SECURITIES (CONTINUED)                  NON US        AMOUNT          VALUE
-------------------------------------------------------------------------------------------
RETAIL--6.51%
Penn Traffic, Sr Notes, 8.625%, 12/15/2003........               $  100,000     $    88,625
Samsonite Corp, Sr Sub Notes, Series B, 11.125%
  7/15/2005.......................................                   50,000          49,000
TLC Beatrice International Holdings, Sr Secured
  Notes 11.500%, 10/1/2005........................                  100,000          98,750
TPI Enterprises, Gtd Conv Sub Deb, 8.250%,
  7/15/2002.......................................                  100,000          93,500
                                                                                -----------
                                                                                    329,875
                                                                                -----------

TELECOMMUNICATIONS--8.80%

Centennial Cellular, Sr Notes, 8.875%,
  11/1/2001.......................................                  100,000          98,250
Comcast Cellular, Sr Participating Redeemable
  Notes
  Series B, Zero Coupon@@, 3/5/2000...............                  100,000          76,750
IntelCom Group, Sr Discount Step-Up Notes@
  Zero Coupon@@, 9/15/2005........................                  100,000          57,250
Mobile Telecommunication Technologies, Sr Sub
  Discount Notes 13.500%, 12/15/2002..............                  100,000         111,000
MobileMedia Corp, Sr Sub Notes, 9.375%,
  11/1/2007.......................................                  100,000         103,000
                                                                                -----------
                                                                                    446,250
                                                                                -----------

TRANSPORTATION--2.01%
Stena AB, Sr Notes, 10.500%, 12/15/2005...........       SW         100,000         102,000
                                                                                -----------

TOTAL FIXED INCOME SECURITIES
  (Cost $4,209,981)...............................                                4,254,609
                                                                                -----------

PREFERRED STOCKS--1.11%
-------------------------------------------------------------------------------------------
ELECTRICAL EQUIPMENT--1.11%
BCP/Essex Holdings, Series B, Jr Sub Deb, 15.000%
  (Cost $52,580)..................................                    2,234          56,397
                                                                                -----------

OTHER SECURITIES--6.11%
-------------------------------------------------------------------------------------------
CABLE TELEVISION--2.05%
Wireless One, Units (Each unit consists of one
  $1,000 face amount Sr Note, 13.000%, 10/15/2003
  and 3 wrnts to buy equal number of shrs of cmn
  stock)..........................................                      100         104,000
                                                                                -----------

RECREATION PRODUCTS & SERVICES--0.46%
Casino America, Units (Each unit consists of one
  $1,000 face amount 1st Mortgage Note, 11.500%,
  11/15/2001 and 3.263 wrnts to buy 1.5 shrs of
  cmn stock)......................................                       25          23,375
                                                                                -----------

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
HIGH YIELD PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                     COUNTRY    SHARES, UNITS
                                                     CODE IF    OR PRINCIPAL
OTHER SECURITIES (CONTINUED)                         NON US        AMOUNT          VALUE
-------------------------------------------------------------------------------------------
TELECOMMUNICATIONS--3.60%
American Communications Services, Units@ (Each
  unit consists of one $1,000 face amount Sr
  Discount Step-Up Note, Zero Coupon@@ 11/1/2005
  and 1 wrnt to buy 12.8 shrs of cmn stock).......                      100     $    55,250
Comunicacion Cellular SA, Units@ (Each unit
  consists of one $1,000 face amount Sr Deferred
  Step-Up, Zero Coupon@@, 11/15/2003 and one wrnt
  to buy 12,860 shrs of cmn stock)................       CO             100          56,500
GST Telecommunications, Units@ (Each unit consists
  of eight $1,000 face amount Sr Discount Step-Up
  Notes, Zero Coupon@@, 12/15/2005 and one $1,000
  face amount Conv Sr Sub Discount Step-Up Notes
  Zero Coupon@@, 12/15/2005)......................                       15          70,500
                                                                                -----------
                                                                                    182,250
                                                                                -----------

TOTAL OTHER SECURITIES (Cost $302,398)............                                  309,625
                                                                                -----------

SHORT-TERM INVESTMENTS--8.87%
-------------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATIONS--8.87%
Federal Farm Credit Bank, 5.670%, 1/2/1996........               $  350,000         349,945
Federal Home Loan Mortgage, 5.580%, 1/4/1996......                  100,000          99,953
                                                                                -----------
TOTAL SHORT-TERM INVESTMENTS
  (Cost $449,898).................................                                  449,898
                                                                                -----------
TOTAL INVESTMENT SECURITIES AT VALUE 100.00% (Cost
  $5,014,857#)....................................                              $ 5,070,529
                                                                                -----------
                                                                                -----------

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
INDUSTRIAL INCOME PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES
DECEMBER 31, 1995

                                                              SHARES, UNITS
                                                              OR PRINCIPAL
COMMON STOCKS--61.30%                                            AMOUNT          VALUE
-----------------------------------------------------------------------------------------

AEROSPACE & DEFENSE--1.80%
Boeing Co...................................................        1,000     $    78,375
Lockheed Martin.............................................          900          71,100
                                                                              -----------
                                                                                  149,475
                                                                              -----------

AUTOMOBILE RELATED--1.12%
Chrysler Corp...............................................        1,000          55,375
Eaton Corp..................................................          700          37,537
                                                                              -----------
                                                                                   92,912
                                                                              -----------

BANKING--3.91%
BankAmerica Corp............................................        1,000          64,750
Chase Manhattan.............................................        1,400          84,875
Citicorp....................................................          500          33,625
First Chicago NBD...........................................        1,267          50,047
Mellon Bank.................................................        1,700          91,375
                                                                              -----------
                                                                                  324,672
                                                                              -----------

BUILDING & CONSTRUCTION PRODUCTS--0.76%
Masco Corp..................................................        2,000          62,750
                                                                              -----------

CABLE TELEVISION--0.44%
Comcast Corp Special Class A................................        2,000          36,375
                                                                              -----------

CHEMICALS--6.97%
Agrium Inc..................................................        5,000         225,000
ARCO Chemical...............................................        2,000          97,250
Lawter International........................................        5,000          58,125
Olin Corp...................................................        1,000          74,250
Vigoro Corp.................................................        2,000         123,500
                                                                              -----------
                                                                                  578,125
                                                                              -----------

COMPUTER RELATED--1.71%
Hewlett-Packard Co..........................................          600          50,250
International Business Machines.............................        1,000          91,750
                                                                              -----------
                                                                                  142,000
                                                                              -----------

DIVERSIFIED COMPANIES--3.11%
AlliedSignal Inc............................................        1,000          47,500
General Electric............................................        1,000          72,000
Kansas City Southern Industries.............................        1,500          68,625
Whitman Corp................................................        3,000          69,750
                                                                              -----------
                                                                                  257,875
                                                                              -----------

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
INDUSTRIAL INCOME PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                              SHARES, UNITS
                                                              OR PRINCIPAL
COMMON STOCKS (CONTINUED)                                        AMOUNT          VALUE
-----------------------------------------------------------------------------------------
ELECTRICAL EQUIPMENT--0.88%
Honeywell Inc...............................................        1,500     $    72,937
                                                                              -----------

ELECTRONICS--1.35%
Intel Corp..................................................          600          34,050
Nokia Corp Sponsored ADR Representing Ord A Shrs............        2,000          77,750
                                                                              -----------
                                                                                  111,800
                                                                              -----------

ENGINEERING--1.02%
Foster Wheeler..............................................        2,000          85,000
                                                                              -----------

FINANCE RELATED--4.32%
Allmerica Financial*........................................        8,000         216,000
American Express............................................        1,000          41,375
Block (H & R) Inc...........................................        2,500         101,250
                                                                              -----------
                                                                                  358,625
                                                                              -----------

FOOD PRODUCTS & BEVERAGES--3.01%
CPC International...........................................          700          48,037
General Mills...............................................        1,000          57,750
Heinz (H J) Co..............................................        1,725          57,141
Quaker Oats.................................................        1,000          34,500
Seagram Co Ltd..............................................        1,500          51,937
                                                                              -----------
                                                                                  249,365
                                                                              -----------

HOTELS--0.74%
Hilton Hotels...............................................        1,000          61,500
                                                                              -----------

INSURANCE--2.24%
Allmerica Property & Casualty...............................        4,000         108,000
Ohio Casualty...............................................        2,000          77,500
                                                                              -----------
                                                                                  185,500
                                                                              -----------

MEDICAL EQUIPMENT & SUPPLIES--0.90%
Becton Dickinson............................................        1,000          75,000
                                                                              -----------

MEDICAL RELATED--DRUGS--1.75%
American Home Products......................................          800          77,600
Pharmacia & Upjohn*.........................................        1,740          67,425
                                                                              -----------
                                                                                  145,025
                                                                              -----------

MINING--0.93%
ASARCO Inc..................................................        1,000          32,000

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
INDUSTRIAL INCOME PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                              SHARES, UNITS
                                                              OR PRINCIPAL
COMMON STOCKS (CONTINUED)                                        AMOUNT          VALUE
-----------------------------------------------------------------------------------------
MINING (CONTINUED)
Newmont Mining..............................................        1,000     $    45,250
                                                                              -----------
                                                                                   77,250
                                                                              -----------

OIL & GAS RELATED--7.20%
Amoco Corp..................................................          500          35,938
Atlantic Richfield..........................................          500          55,375
Dresser Industries..........................................        4,000          97,500
Exxon Corp..................................................          600          48,075
Halliburton Co..............................................        1,000          50,625
Mobil Corp..................................................          600          67,200
Schlumberger Ltd............................................          500          34,625
Sonat Inc...................................................        3,000         106,875
Union Pacific Resources Group...............................        4,000         101,500
                                                                              -----------
                                                                                  597,713
                                                                              -----------

PAPER & PAPER PRODUCTS--0.51%
Champion International......................................        1,000          42,000
                                                                              -----------

PHOTO EQUIPMENT--0.57%
Eastman Kodak...............................................          700          46,900
                                                                              -----------

PRINTING & PUBLISHING--0.91%
Donnelley (R R) & Sons......................................        1,000          39,375
Time Warner.................................................          950          35,981
                                                                              -----------
                                                                                   75,356
                                                                              -----------

REAL ESTATE RELATED--1.55%
Patriot American Hospitality*...............................        5,000         128,750
                                                                              -----------

RECREATION PRODUCTS & SERVICES--0.71%
Disney (Walt) Co............................................        1,000          59,000
                                                                              -----------

RETAIL--1.85%
Jostens Inc.................................................        2,000          48,500
Limited Inc.................................................        3,000          52,125
Melville Corp...............................................        1,200          36,900
Sears Roebuck & Co..........................................          400          15,600
                                                                              -----------
                                                                                  153,125
                                                                              -----------

TELECOMMUNICATIONS--1.56%
AT&T Corp...................................................        2,000         129,500
                                                                              -----------

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
INDUSTRIAL INCOME PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                              SHARES, UNITS
                                                              OR PRINCIPAL
COMMON STOCKS (CONTINUED)                                        AMOUNT          VALUE
-----------------------------------------------------------------------------------------
TOBACCO--0.65%
Philip Morris...............................................          600     $    54,300
                                                                              -----------

TRANSPORTATION--4.84%
Canadian National Railway Represented by Installment
  Receipts*.................................................       19,300         289,500
Illinois Central Series A...................................        2,000          76,750
KLM Royal Dutch Airlines New York Registered Shrs...........        1,000          35,250
                                                                              -----------
                                                                                  401,500
                                                                              -----------

UTILITIES--3.99%
Bell Atlantic...............................................        1,000          66,875
GTE Corp....................................................        1,000          44,000
Rochester Gas & Electric....................................        1,500          33,938
U S WEST Communications Group...............................        3,400         121,550
U S WEST Media Group*.......................................        3,400          64,600
                                                                              -----------
                                                                                  330,963
                                                                              -----------

TOTAL COMMON STOCKS (Cost $4,467,785).......................                    5,085,293
                                                                              -----------

PREFERRED STOCKS--0.66%
-----------------------------------------------------------------------------------------
MINING--0.66%
Amax Gold, $3.75, Conv Pfd, Series B (Cost $48,795).........        1,000          54,500
                                                                              -----------

FIXED INCOME SECURITIES--26.24%
-----------------------------------------------------------------------------------------
U.S. GOVERNMENT OBLIGATIONS--10.10%
U.S. Treasury Bonds, 7.625%, 2/15/2025......................   $  250,000         305,469
U.S. Treasury Notes, 6.500%, 5/15/2005+.....................      500,000         532,813
                                                                              -----------

TOTAL U.S. GOVERNMENT OBLIGATIONS
  (Cost $819,015)...........................................                      838,282
                                                                              -----------

U.S. GOVERNMENT AGENCY OBLIGATIONS--2.96%
Federal Home Loan Mortgage Gold Participation
  Certificates, 6.500%, 11/1/2010 (Cost $241,782)...........      244,224         245,594
                                                                              -----------

CORPORATE BONDS--13.18%

BROADCASTING--0.67%
Outlet Broadcasting, Sr Sub Notes, 10.875%, 7/15/2003.......       50,000          55,500
                                                                              -----------

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
INDUSTRIAL INCOME PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                              SHARES, UNITS
                                                              OR PRINCIPAL
FIXED INCOME SECURITIES (CONTINUED)                              AMOUNT          VALUE
-----------------------------------------------------------------------------------------
CABLE TELEVISION--3.24%
Cablevision Industries, Sr Deb, Series B, 9.250%,
  4/1/2008..................................................   $  100,000     $   108,000
Diamond Cable Communications PLC, Sr Discount Step-Up Notes
  Zero Coupon@@, 12/15/2005.................................      100,000          59,000
Viacom Inc, Sub Deb, 8.000%, 7/7/2006.......................      100,000         102,008
                                                                              -----------
                                                                                  269,008
                                                                              -----------

CHEMICALS--0.63%
Rexene Corp, Sr Notes, 11.750%, 12/1/2004...................       50,000          52,625
                                                                              -----------

FOOD PRODUCTS & BEVERAGES--1.13%
Dr Pepper/Seven-Up Cos, Sr Sub Discount Step-Up Notes
  Zero Coupon@@, 11/1/2002..................................      100,000          93,750
                                                                              -----------

HEALTH CARE RELATED--0.64%
Tenet Healthcare, Sr Notes, 8.625%, 12/1/2003...............       50,000          52,750
                                                                              -----------

PRINTING & PUBLISHING--1.71%
News America Holdings
  Deb, 8.500%, 2/23/2025....................................       25,000          28,935
  Sr Notes, 8.500%, 2/15/2005...............................      100,000         112,693
                                                                              -----------
                                                                                  141,628
                                                                              -----------

RECREATION PRODUCTS & SERVICES--0.64%
United Artists Theatre Circuit, Sr Secured Notes,
  Series B@, 11.500%, 5/1/2002..............................       50,000          53,250
                                                                              -----------

RETAIL--1.30%
Revco (D S) Inc, Sr Notes, 9.125%, 1/15/2000................      100,000         108,000
                                                                              -----------

TELECOMMUNICATIONS--1.21%
Lenfest Communications, Sr Secured Notes, 8.375%,
  11/1/2005.................................................      100,000         100,000
                                                                              -----------

TRANSPORTATION--0.62%
Overseas Shipholding Group, Notes, 8.000%, 12/1/2003........       50,000          51,586
                                                                              -----------

UTILITIES--1.39%
Commonwealth Edison 1st Mortgage, 8.375%, 10/15/2006........      100,000         114,859
                                                                              -----------

TOTAL CORPORATE BONDS (Cost $1,075,013).....................                    1,092,956
                                                                              -----------

TOTAL FIXED INCOME SECURITIES
  (Cost $2,135,810).........................................                    2,176,832
                                                                              -----------

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
INDUSTRIAL INCOME PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES (CONTINUED)
DECEMBER 31, 1995

SHORT-TERM INVESTMENTS--11.80%
-----------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATIONS--11.80%
Federal Farm Credit Bank, 5.650%, 1/8/1996..................   $  130,000     $   129,898
Federal Home Loan Bank, 5.550%, 1/2/1996....................      300,000         299,723
Federal Home Loan Mortgage
  5.600%, 1/8/1996..........................................      100,000          99,922
  5.580%, 1/4/1996..........................................      450,000         449,930
                                                                              -----------
TOTAL SHORT-TERM INVESTMENTS
  (Cost $979,473)...........................................                      979,473
                                                                              -----------
TOTAL INVESTMENT SECURITIES AT VALUE 100.00%
  (Cost $7,631,863#)........................................                  $ 8,296,098
                                                                              -----------
                                                                              -----------

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
TOTAL RETURN PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES
DECEMBER 31, 1995

                                                              SHARES, UNITS
                                                              OR PRINCIPAL
COMMON STOCKS--65.00%                                            AMOUNT          VALUE
-----------------------------------------------------------------------------------------

AEROSPACE & DEFENSE--3.24%
Boeing Co...................................................          900     $    70,537
Lockheed Martin.............................................          900          71,100
Raytheon Co.................................................        1,600          75,600
                                                                              -----------
                                                                                  217,237
                                                                              -----------

AGRICULTURAL--1.10%
Archer-Daniels-Midland Co...................................        4,100          73,800
                                                                              -----------

AUTOMOBILE RELATED--1.08%
Ford Motor..................................................        2,500          72,500
                                                                              -----------

BANKING--6.16%
Comerica Inc................................................        1,900          76,237
First Chicago NBD...........................................        1,700          67,150
First of America Bank.......................................        1,600          71,000
First Union.................................................        1,200          66,750
State Street Boston.........................................        1,500          67,500
Wachovia Corp...............................................        1,400          64,050
                                                                              -----------
                                                                                  412,687
                                                                              -----------

BUILDING & CONSTRUCTION PRODUCTS--1.09%
Sherwin-Williams Co.........................................        1,800          73,350
                                                                              -----------

CHEMICALS--1.82%
AKZO NV ADR.................................................        1,300          75,400
Imperial Chemical Industries PLC ADR........................        1,000          46,750
                                                                              -----------
                                                                                  122,150
                                                                              -----------

COMPUTER RELATED--2.33%
Compaq Computer*............................................        1,500          72,000
Hewlett-Packard Co..........................................        1,000          83,750
                                                                              -----------
                                                                                  155,750
                                                                              -----------

DIVERSIFIED COMPANIES--5.26%
du Pont (E I) de Nemours....................................        1,000          69,875
General Electric............................................        1,000          72,000
Hanson PLC Sponsored ADR....................................        4,600          70,150
Minnesota Mining & Manufacturing............................        1,100          72,875
Textron Inc.................................................        1,000          67,500
                                                                              -----------
                                                                                  352,400
                                                                              -----------

FINANCE RELATED--0.97%
Dun & Bradstreet............................................        1,000          64,750
                                                                              -----------

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
TOTAL RETURN PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                              SHARES, UNITS
                                                              OR PRINCIPAL
COMMON STOCKS (CONTINUED)                                        AMOUNT          VALUE
-----------------------------------------------------------------------------------------
FOOD PRODUCTS & BEVERAGES--7.43%
Anheuser-Busch Cos..........................................        1,300     $    86,937
General Mills...............................................        1,400          80,850
Heinz (H J) Co..............................................        2,350          77,844
Kellogg Co..................................................          900          69,525
PepsiCo Inc.................................................        1,500          83,812
Unilever NV New York Shrs...................................          700          98,525
                                                                              -----------
                                                                                  497,493
                                                                              -----------

HOUSEHOLD APPLIANCES--1.19%
Whirlpool Corp..............................................        1,500          79,875
                                                                              -----------

INSURANCE--1.96%
Marsh & McLennan............................................          700          62,125
SAFECO Corp.................................................        2,000          69,000
                                                                              -----------
                                                                                  131,125
                                                                              -----------

INVESTMENT BROKERS--1.08%
Morgan Stanley Group........................................          900          72,563
                                                                              -----------

MEDICAL RELATED--DRUGS--3.45%
American Home Products......................................          800          77,600
Bristol-Myers Squibb........................................        1,000          85,875
Lilly (Eli) & Co............................................        1,200          67,500
                                                                              -----------
                                                                                  230,975
                                                                              -----------

OFFICE SUPPLIES--1.00%
Deluxe Corp.................................................        2,300          66,700
                                                                              -----------

OIL & GAS RELATED--4.56%
Amoco Corp..................................................        1,300          93,437
Exxon Corp..................................................          900          72,112
Repsol SA Sponsored ADR.....................................        2,100          69,038
Royal Dutch Petroleum 5 Gldr Shrs...........................          500          70,563
                                                                              -----------
                                                                                  305,150
                                                                              -----------

PAPER & PAPER PRODUCTS--0.99%
Kimberly-Clark Corp.........................................          800          66,200
                                                                              -----------

POLLUTION CONTROL SERVICES--0.98%
WMX Technologies............................................        2,200          65,725
                                                                              -----------

PRINTING & PUBLISHING--0.92%
Gannett Co..................................................        1,000          61,375
                                                                              -----------

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
TOTAL RETURN PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                              SHARES, UNITS
                                                              OR PRINCIPAL
COMMON STOCKS (CONTINUED)                                        AMOUNT          VALUE
-----------------------------------------------------------------------------------------
RETAIL--5.71%
Circuit City Stores.........................................        2,500     $    69,062
Genuine Parts...............................................        1,600          65,600
Giant Food Class A..........................................        2,200          69,300
K mart Corp.................................................        6,500          47,125
Melville Corp...............................................        2,100          64,575
Penney (J C) Co.............................................        1,400          66,675
                                                                              -----------
                                                                                  382,337
                                                                              -----------

TEXTILES & APPAREL MANUFACTURERS--1.73%
Liz Claiborne...............................................        2,000          55,500
Shaw Industries.............................................        4,100          60,475
                                                                              -----------
                                                                                  115,975
                                                                              -----------

TOBACCO--2.45%
American Brands.............................................        1,600          71,400
Philip Morris...............................................        1,000          90,500
Schweitzer-Mauduit International*...........................           80           1,850
                                                                              -----------
                                                                                  163,750
                                                                              -----------

TRANSPORTATION--1.98%
Illinois Central Series A...................................        1,800          69,075
Roadway Services............................................        1,300          63,538
                                                                              -----------
                                                                                  132,613
                                                                              -----------

UTILITIES--6.52%
CINergy Corp................................................        2,300          70,437
NYNEX Corp..................................................        1,300          70,200
SCEcorp.....................................................        4,000          71,000
Telefonica de Espana SA Sponsored ADR.......................        1,700          71,188
Telefonos de Mexico SA de CV Sponsored ADR
  Representing Ord Series L Shrs............................        2,500          79,688
Texas Utilities.............................................        1,800          74,025
                                                                              -----------
                                                                                  436,538
                                                                              -----------
TOTAL COMMON STOCKS (Cost $3,956,474).......................                    4,353,018
                                                                              -----------

FIXED INCOME SECURITIES--25.88%
-----------------------------------------------------------------------------------------
U.S. GOVERNMENT OBLIGATIONS--25.88%
U.S. Treasury Bonds
  9.375%, 2/15/2006.........................................   $  250,000         321,640
  9.250%, 2/15/2016.........................................      150,000         206,297
  8.125%, 8/15/2019.........................................      100,000         125,750
  7.250%, 8/15/2022.........................................      225,000         260,508

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
TOTAL RETURN PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                              SHARES, UNITS
                                                              OR PRINCIPAL
FIXED INCOME SECURITIES (CONTINUED)                              AMOUNT          VALUE
-----------------------------------------------------------------------------------------
U.S. GOVERNMENT OBLIGATIONS (CONTINUED)
U.S. Treasury Notes
  8.000%, 1/15/1997.........................................   $  150,000     $   154,078
  7.250%, 8/15/2004.........................................      200,000         222,437
  6.375%, 7/15/1999.........................................      225,000         232,523
  6.375%, 8/15/2002.........................................      200,000         210,125
                                                                              -----------

TOTAL FIXED INCOME SECURITIES
  (Cost $1,601,362).........................................                    1,733,358
                                                                              -----------

SHORT-TERM INVESTMENTS--9.12%
-----------------------------------------------------------------------------------------
COMMERCIAL PAPER--6.88%

FINANCE RELATED--6.88%
Progress Capital Holdings, 5.620%, 1/30/1996
  (Cost $460,904)...........................................      463,000         460,904
                                                                              -----------

REPURCHASE AGREEMENTS--2.24%
Repurchase Agreement with State Street Bank & Trust Co dated
  12/29/1995 due 1/2/1996 at 5.000%, repurchased at $150,083
  (Collateralized by US Treasury Bonds due 5/15/2016 at
  7.250%, value $154,646) (Cost $150,000)...................      150,000         150,000
                                                                              -----------

TOTAL SHORT-TERM INVESTMENTS
  (Cost $610,904)...........................................                      610,904
                                                                              -----------
TOTAL INVESTMENT SECURITIES AT VALUE--100.00%
  (Cost $6,168,740#)........................................                  $ 6,697,280
                                                                              -----------
                                                                              -----------

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
UTILITIES PORTFOLIO
STATEMENT OF INVESTMENT SECURITIES
DECEMBER 31, 1995

                                                              SHARES, UNITS
                                                              OR PRINCIPAL
COMMON STOCKS--91.87%                                            AMOUNT          VALUE
-----------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT--2.53%
TII Industries*.............................................          700     $     6,213
                                                                              -----------

ELECTRONICS--1.58%
Nokia Corp Sponsored ADR Representing Ord A Shrs............          100           3,887
                                                                              -----------

OIL & GAS RELATED--23.60%
Essex County Gas............................................          450          11,587
Key Production*.............................................          800           4,400
Louis Dreyfus Natural Gas*..................................          550           8,319
Panaco Inc*.................................................        1,400           6,213
Petro-Canada Represented by Installment Receipts*...........        1,900          10,925
Sonat Inc...................................................          250           8,906
Union Pacific Resources Group...............................          300           7,612
                                                                              -----------
                                                                                   57,962
                                                                              -----------

TELECOMMUNICATIONS--6.86%
Frontier Corp...............................................          350          10,500
Lincoln Telecommunications..................................          300           6,338
                                                                              -----------
                                                                                   16,838
                                                                              -----------

UTILITIES--57.30%

ELECTRIC--25.72%
Central Louisiana Electric..................................          100           2,687
CILCORP Inc.................................................          100           4,238
Commonwealth Energy Systems SBI.............................          150           6,713
Empire District Electric....................................          300           5,362
Florida Public Utilities....................................          200           3,775
IES Industries..............................................          300           7,950
Interstate Power............................................          100           3,325
MidAmerican Energy..........................................          200           3,350
Montana Power...............................................          100           2,263
Nevada Power................................................          200           4,450
Northwestern Public Service.................................          300           8,400
Orange & Rockland Utilities.................................          100           3,575
Public Service of Colorado..................................          100           3,538
Public Service of New Mexico*...............................          200           3,525
                                                                              -----------
                                                                                   63,151
                                                                              -----------

GAS--10.13%
Chesapeake Utilities........................................          550           8,044
Columbia Gas System*........................................          100           4,387
Connecticut Energy..........................................          200           4,450
ONEOK Inc...................................................          350           8,006
                                                                              -----------
                                                                                   24,887
                                                                              -----------

                                                                ----------------

                                                              SHARES, UNITS
                                                              OR PRINCIPAL
COMMON STOCKS (CONTINUED)                                        AMOUNT          VALUE
-----------------------------------------------------------------------------------------
TELEPHONE--21.45%
ALLTEL Corp.................................................          200     $     5,900
Ameritech Corp..............................................          100           5,900
BellSouth Corp..............................................          100           4,350
Century Telephone Enterprises...............................          200           6,350
Cincinnati Bell.............................................          100           3,475
GTE Corp....................................................          100           4,400
NYNEX Corp..................................................          100           5,400
Southern New England Telecommunications.....................          200           7,950
U S WEST Communications Group...............................          250           8,937
                                                                              -----------
                                                                                   52,662
                                                                              -----------
TOTAL UTILITIES.............................................                      140,700
                                                                              -----------

TOTAL COMMON STOCKS (Cost $211,125).........................                      225,600
                                                                              -----------

SHORT-TERM INVESTMENTS--8.13%
-----------------------------------------------------------------------------------------
U.S. GOVERNMENT AGENCY OBLIGATIONS--8.13%
Federal National Mortgage Association, 5.600%, 1/10/1996+
  (Cost $19,972)............................................   $   20,000          19,972
                                                                              -----------
TOTAL INVESTMENT SECURITIES AT VALUE 100.00%
  (Cost $231,097#)..........................................                  $   245,572
                                                                              -----------
                                                                              -----------

            ------------------------
            @@ Step up bonds are obligations which increase the interest payment rate at a specific point in time. Rate shown reflects current rate which may step up at a future date.

            #   Also represents cost for income tax purposes.

            *   Security is non-income producing.

            + Security has been designated as collateral for installment receipts.

            @   The following are restricted securities at December 31, 1995:

                                                                                   VALUE AS
                                                      ACQUISITION   ACQUISITION      % OF
            DESCRIPTION                                 DATE(S)        COST       NET ASSETS
            --------------------------------------------------------------------------------
            HIGH YIELD PORTFOLIO
            American Communications Services,
              Units.................................      11/9/95    $   53,515      1.06%
            Comunicacion Cellular SA, Units.........     11/17/95        53,204      1.08
            Continental Cablevision, Sr Notes
              8.300%, 5/15/2006.....................      12/8/95        99,679      1.91
            GST Telecommunications, Units...........     12/14/95        62,554      1.35
            Howmet Corp, Sr Sub Notes 10.000%,
              12/1/2003.............................     11/22/95       100,000      2.01
            IntelCom Group, Sr Discount Step-Up
              Notes
              Zero Coupon, 9/15/2005................       8/3/95        51,344      1.09
            Williamhouse-Regency of Delaware, Sr Sub
              Notes, 13.000%, 11/15/2005............     11/17/95       100,000      1.98
                                                                                  ----------
                                                                                    10.48%
                                                                                  ----------
                                                                                  ----------
            INDUSTRIAL INCOME PORTFOLIO
            United Artists Theatre Circuit, Sr
              Secured Notes
              Series B, 11.500%, 5/1/2002...........    10/19/94-    $   54,213      0.64%
                                                                                  ----------
                                                                                  ----------
                                                          5/11/95

                                                                ----------------

            SUMMARY OF INVESTMENTS BY COUNTRY

                                                                                                 % OF
                                                                                   COUNTRY    INVESTMENT
                    COUNTRY                                                          CODE     SECURITIES     VALUE
                    --------------------------------------------------------------------------------------------------
                    HIGH YIELD PORTFOLIO
                    Canada......................................................      CA           4.95%  $    250,816
                    Columbia....................................................      CO           1.11         56,500
                    Switzerland.................................................      SW           2.01        102,000
                    United Kingdom..............................................      UK           2.33        118,000
                    United States...............................................      US          89.60      4,543,213
                                                                                              ------------------------
                                                                                                 100.00%  $  5,070,529
                                                                                              ------------------------
                                                                                              ------------------------

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1995

                                                                                         INDUSTRIAL
                                                                           HIGH YIELD      INCOME     TOTAL RETURN  UTILITIES
                                                                           PORTFOLIO     PORTFOLIO     PORTFOLIO    PORTFOLIO
------------------------------------------------------------------------------------------------------------------------------
ASSETS
  Investment Securities:
    At Cost.............................................................  $  5,014,857  $  7,631,863  $  6,168,740  $  231,097
                                                                          ------------  ------------  ------------  ----------
                                                                          ------------  ------------  ------------  ----------
    At Value............................................................  $  5,070,529  $  8,296,098  $  6,697,280  $  245,572
  Cash..................................................................        40,188       149,293         4,462      86,807
  Receivables:
    Investment Securities Sold..........................................         1,567             0             0           0
    Fund Shares Sold....................................................        41,193        22,500       240,431           0
    Dividends and Interest..............................................        85,235        45,532        54,649         695
  Organization Costs....................................................        11,046        11,046        11,046      11,046
  Prepaid Expenses and Other Assets.....................................           503           472           414          72
                                                                          ------------  ------------  ------------  ----------
      TOTAL ASSETS......................................................     5,250,261     8,524,941     7,008,282     344,192
                                                                          ------------  ------------  ------------  ----------

LIABILITIES
  Payables:
    Investment Securities Purchased.....................................             0        93,500       438,089      37,571
    Fund Shares Repurchased.............................................            20        51,954             0           0
  Accrued Expenses and Other Payables...................................        17,194        17,189        17,196      16,829
                                                                          ------------  ------------  ------------  ----------
      TOTAL LIABILITIES.................................................        17,214       162,643       455,285      54,400
                                                                          ------------  ------------  ------------  ----------
NET ASSETS AT VALUE.....................................................  $  5,233,047  $  8,362,298  $  6,552,997  $  289,792
                                                                          ------------  ------------  ------------  ----------
                                                                          ------------  ------------  ------------  ----------
NET ASSETS
  Paid-in Capital*......................................................  $  5,177,436  $  7,698,263  $  6,020,008  $  275,375
  Accumulated Undistributed (Overdistributed) Net Investment Income.....          (143)         (200)        4,449         117
  Accumulated Undistributed Net Realized Gain (Loss) on Investment
    Securities and Foreign Currency Transactions........................            82             0             0        (175)
  Net Appreciation of Investment Securities and Foreign Currency
    Transactions........................................................        55,672       664,235       528,540      14,475
                                                                          ------------  ------------  ------------  ----------
NET ASSETS AT VALUE.....................................................  $  5,233,047  $  8,362,298  $  6,552,997  $  289,792
                                                                          ------------  ------------  ------------  ----------
                                                                          ------------  ------------  ------------  ----------
Shares Outstanding......................................................       473,935       664,722       539,662      26,744
NET ASSET VALUE, Offering and Redemption Price per Share................  $      11.04  $      12.58  $      12.14  $    10.84
                                                                          ------------  ------------  ------------  ----------
                                                                          ------------  ------------  ------------  ----------

------------
* The Fund has 500 million authorized shares of common stock, par value of $0.01 per share. Of such shares, 100 million have been allocated to each individual Portfolio.

See Notes to Financial Statements.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995

                                            HIGH    INDUSTRIAL  TOTAL
                                           YIELD     INCOME    RETURN   UTILITIES
                                          PORTFOLIO PORTFOLIO PORTFOLIO PORTFOLIO
--------------------------------------------------------------------------------
INVESTMENT INCOME
  Dividends.............................  $    469  $ 61,377  $ 52,476  $  1,547
  Interest..............................   259,999    97,682   106,486     1,046
  Foreign Taxes Withheld................         0      (225)   (1,031)        0
                                          --------  --------  --------  --------
    TOTAL INCOME........................   260,468   158,834   157,931     2,593
                                          --------  --------  --------  --------

EXPENSES
  Investment Advisory Fees..............    16,298    27,073    24,649       467
  Transfer Agent Fees...................     5,000     5,000     5,000     5,000
  Administrative Fees...................    10,407    10,541    10,493    10,011
  Custodian Fees and Expenses...........     4,670     5,615     6,076       734
  Directors' Fees and Expenses..........     7,597     7,610     7,608     7,502
  Organization Expenses.................     3,682     3,682     3,682     3,682
  Professional Fees and Expenses........    17,451    18,537    17,952    14,890
  Registration Fees and Expenses........       268       240       385       106
  Reports to Shareholders...............     3,565     2,395     4,704     1,194
  Other Expenses........................     4,740     2,559     2,033       951
                                          --------  --------  --------  --------
    TOTAL EXPENSES......................    73,678    83,252    82,582    44,537
  Fees and Expenses Absorbed by
    Investment Adviser..................   (47,278)  (46,031)  (49,223)  (43,134)
  Fees and Expenses Paid Indirectly.....    (4,670)   (4,733)   (3,780)     (734)
                                          --------  --------  --------  --------
    NET EXPENSES........................    21,730    32,488    29,579       669
                                          --------  --------  --------  --------
NET INVESTMENT INCOME...................   238,738   126,346   128,352     1,924
                                          --------  --------  --------  --------
REALIZED AND UNREALIZED GAIN (LOSS) ON
  INVESTMENT SECURITIES
  Net Realized Gain (Loss) on Investment
    Securities and Foreign Currency
    Transactions........................   171,439   170,187     2,985      (175)
  Change in Net Appreciation on
    Investment Securities and Foreign
    Currency Transactions...............    55,093   660,022   529,556    14,475
                                          --------  --------  --------  --------
NET GAIN ON INVESTMENT SECURITIES.......   226,532   830,209   532,541    14,300
                                          --------  --------  --------  --------
NET INCREASE IN NET ASSETS FROM
  OPERATIONS............................  $465,270  $956,555  $660,893  $ 16,224
                                          --------  --------  --------  --------
                                          --------  --------  --------  --------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
STATEMENT OF CHANGES IN NET ASSETS

                                             HIGH YIELD PORTFOLIO        INDUSTRIAL INCOME PORTFOLIO
                                          ---------------------------   -----------------------------
                                           YEAR ENDED    PERIOD ENDED    YEAR ENDED     PERIOD ENDED
                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                              1995           1994           1995            1994
                                          ------------   ------------   ------------   --------------
                                                           (NOTE 1)                       (NOTE 1)
-----------------------------------------------------------------------------------------------------
OPERATIONS
  Net Investment Income.................   $  238,738     $    3,332     $  126,346      $    1,915
  Net Realized Gain on Investment
    Securities and Foreign Currency
    Transactions........................      171,439             82        170,187               0
  Change in Net Appreciation on
    Investment Securities and Foreign
    Currency Transactions...............       55,093            579        660,022           4,213
                                          ------------   ------------   ------------   --------------
    NET INCREASE IN NET ASSETS FROM
      OPERATIONS........................      465,270          3,993        956,555           6,128
                                          ------------   ------------   ------------   --------------
DISTRIBUTIONS TO SHAREHOLDERS
  Net Investment Income.................     (239,112)        (3,101)      (126,762)         (1,707)
  Net Realized Gain on Investment
    Securities..........................     (171,439)             0       (170,179)              0
                                          ------------   ------------   ------------   --------------
    TOTAL DISTRIBUTIONS.................     (410,551)        (3,101)      (296,941)         (1,707)
                                          ------------   ------------   ------------   --------------
FUND SHARE TRANSACTIONS
  Proceeds from Sales of Shares.........    7,336,473        653,782      8,978,068         554,351
  Reinvestment of Distributions.........      410,551          3,101        296,941           1,707
                                          ------------   ------------   ------------   --------------
                                            7,747,024        656,883      9,275,009         556,058
  Amounts Paid for Repurchases of
    Shares..............................   (3,192,335)       (59,136)    (2,096,909)        (60,895)
                                          ------------   ------------   ------------   --------------
    NET INCREASE IN NET ASSETS FROM FUND
      SHARE TRANSACTIONS................    4,554,689        597,747      7,178,100         495,163
                                          ------------   ------------   ------------   --------------
TOTAL INCREASE IN NET ASSETS............    4,609,408        598,639      7,837,714         499,584
NET ASSETS
  Initial Subscription (Note 1).........            0         25,000              0          25,000
  Beginning of Period...................      623,639              0        524,584               0
                                          ------------   ------------   ------------   --------------
  End of Period.........................   $5,233,047     $  623,639     $8,362,298      $  524,584
                                          ------------   ------------   ------------   --------------
                                          ------------   ------------   ------------   --------------
Accumulated Undistributed
  (Overdistributed) Net Investment
  Income Included in Net Assets at End
  of Period.............................   $     (143)    $      231     $     (200)     $      208
              ------------------------------------------------------------------------
FUND SHARE TRANSACTIONS
  Initial Subscription (Note 1).........            0          2,500              0           2,500
  Shares Sold...........................      657,306         65,433        764,485          55,410
  Shares Issued from Reinvestment of
    Distributions.......................       37,188            310         23,604             169
                                          ------------   ------------   ------------   --------------
                                              694,494         68,243        788,089          58,079
  Shares Repurchased....................     (282,878)        (5,924)      (175,375)         (6,071)
                                          ------------   ------------   ------------   --------------
    NET INCREASE IN FUND SHARES.........      411,616         62,319        612,714          52,008
                                          ------------   ------------   ------------   --------------
                                          ------------   ------------   ------------   --------------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
STATEMENT OF CHANGES IN NET ASSETS (CONTINUED)

                                            TOTAL RETURN PORTFOLIO           UTILITIES PORTFOLIO
                                          ---------------------------   -----------------------------
                                           YEAR ENDED    PERIOD ENDED    YEAR ENDED     PERIOD ENDED
                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                              1995           1994           1995            1994
                                          ------------   ------------   ------------   --------------
                                                           (NOTE 1)                       (NOTE 1)
-----------------------------------------------------------------------------------------------------
OPERATIONS
  Net Investment Income.................   $  128,352     $    9,035     $    1,924      $        0
  Net Realized Gain (Loss) on Investment
    Securities and Foreign Currency
    Transactions........................        2,985              0           (175)              0
  Change in Net Appreciation
    (Depreciation) of Investment
    Securities and Foreign Currency
    Transactions........................      529,556         (1,016)        14,475               0
                                          ------------   ------------   ------------        -------
    NET INCREASE IN NET ASSETS FROM
      OPERATIONS........................      660,893          8,019         16,224               0
                                          ------------   ------------   ------------        -------
DISTRIBUTIONS TO SHAREHOLDERS
  Net Investment Income.................     (124,147)        (8,791)        (1,807)              0
  Net Realized Gain on Investment
    Securities..........................       (2,985)             0              0               0
                                          ------------   ------------   ------------        -------
    TOTAL DISTRIBUTIONS.................     (127,132)        (8,791)        (1,807)              0
                                          ------------   ------------   ------------        -------
FUND SHARE TRANSACTIONS
  Proceeds from Sales of Shares.........    7,764,103      1,138,563        282,916               0
  Reinvestment of Distributions.........      127,132          8,791          1,807               0
                                          ------------   ------------   ------------        -------
                                            7,891,235      1,147,354        284,723               0
  Amounts Paid for Repurchases of
    Shares..............................   (2,926,643)      (116,938)       (34,348)              0
                                          ------------   ------------   ------------        -------
    NET INCREASE IN NET ASSETS FROM FUND
      SHARE TRANSACTIONS................    4,964,592      1,030,416        250,375               0
                                          ------------   ------------   ------------        -------
TOTAL INCREASE IN NET ASSETS............    5,498,353      1,029,644        264,792               0
NET ASSETS
  Initial Subscription (Note 1).........            0         25,000              0          25,000
  Beginning of Period...................    1,054,644              0         25,000               0
                                          ------------   ------------   ------------        -------
  End of Period.........................   $6,552,997     $1,054,644     $  289,792      $   25,000
                                          ------------   ------------   ------------        -------
                                          ------------   ------------   ------------        -------
  Accumulated Undistributed Net
    Investment Income Included in Net
    Assets at End of Period.............   $    4,449     $      244     $      117      $        0
FUND SHARE TRANSACTIONS
  Initial Subscription (Note 1).........            0          2,500              0           2,500
  Shares Sold...........................      684,722        112,706         27,466               0
  Shares Issued from Reinvestment of
    Distributions.......................       10,470            871            167               0
                                          ------------   ------------   ------------        -------
                                              695,192        116,077         27,633           2,500
  Shares Repurchased....................     (260,017)       (11,590)        (3,389)              0
                                          ------------   ------------   ------------        -------
    NET INCREASE IN FUND SHARES.........      435,175        104,487         24,244           2,500
                                          ------------   ------------   ------------        -------
                                          ------------   ------------   ------------        -------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  INVESCO Variable Investment Funds, Inc. (the "Fund"), a Maryland Corporation, was incorporated on August 19, 1993, and consists of four separate portfolios:
High Yield Portfolio, Industrial Income Portfolio, Total Return Portfolio and Utilities Portfolio (the "Portfolios"). The investment objectives of the respective Portfolios are: to seek the best possible current income for the Industrial Income Portfolio; to seek a high total return on investment through capital appreciation and current income for the Total Return Portfolio; to seek a high level of current income by investing principally in lower rated bonds and other debt securities and in preferred stock for the High Yield Portfolio; and to seek capital appreciation and income on securities of companies principally engaged in public utilities for the Utilities Portfolio. The Fund is registered under the Investment Company Act of 1940 (the "Act") as a diversified, open-end management investment company. On December 16, 1993, the Fund issued and sold 2,500 shares of each Portfolio at $10.00 per share to INVESCO Funds Group, Inc. ("IFG"). Investment operations of the High Yield Portfolio commenced on May 27, 1994, the Industrial Income Portfolio on August 10, 1994, the Total Return Portfolio on June 2, 1994 and the Utilities Portfolio on January 1, 1995. The Fund's shares are not offered directly to the public but are sold exclusively to life insurance companies ("Participating Insurance Companies") as a pooled funding vehicle for variable annuity and variable life insurance contracts issued by separate accounts of the Participating Insurance Companies.

  The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  A. SECURITY VALUATION: Equity securities traded on national securities exchanges or in the over-the-counter market are valued at the last sales price in the market where such securities are primarily traded. If last sales prices are not available, securities are valued at the highest closing bid price obtained from one or more dealers making a market for such securities or by a pricing service approved by the Fund's board of directors.

  Debt securities are valued at evaluated bid prices as determined by a pricing service approved by the Fund's board of directors. If evaluated bid prices are not available, debt securities are valued by averaging the bid prices obtained from dealers making a market for such securities.

  Foreign securities are valued at the closing price on the principal stock exchange on which they are traded. In the event that closing prices are not available for foreign securities, prices will be obtained from the principal stock exchange at or prior to the close of the New York Stock Exchange. Foreign currency exchange rates are determined daily prior to the close of the New York Stock Exchange.

  If market quotations or pricing service valuations are not readily available, securities are valued at fair value as determined in good faith by the Fund's board of directors. Restricted securities are valued in accordance with procedures established by the Fund's board of directors.

  Short-term securities are stated at amortized cost (which approximates market value) if maturity is 60 days or less at the time of purchase, or market value if maturity is greater than 60 days.

  B. REPURCHASE AGREEMENTS: Repurchase agreements held by the Fund are fully collateralized by U.S. Government securities and such collateral is in the possession of the Fund's custodian. The collateral is evaluated daily to ensure its market value exceeds the current market value of the repurchase agreements including accrued interest.

  C. SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME: Security transactions are accounted for on the trade date and dividend income is recorded on the ex dividend date. Certain dividends from foreign securities will be recorded as soon as the Fund is informed of the dividend if such information is obtained subsequent to the ex dividend date. Interest income, which may be comprised of stated coupon rate, market discount and original issue discount, is recorded on the accrual basis. Discounts on debt securities purchased are amortized over the life of the respective security as adjustments to interest income. Cost is determined on the specific identification basis.

  The Fund may have elements of risk due to concentrated investments in foreign issuers located in a specific country. Such concentrations may subject the Fund to additional risks resulting from future political or economic conditions and/or possible impositions of adverse foreign governmental laws or currency exchange restrictions. Net realized and unrealized gain or loss from investments includes fluctuations from currency exchange rates and fluctuations in market value.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

  The High Yield Portfolio invests primarily in high yield bonds, some of which may be rated below investment grade. These high yield bonds may be more susceptible than higher grade bonds to real or perceived adverse economic or industry conditions. The secondary market, on which high yield bonds are traded, may also be less liquid than the market for higher grade bonds.

  Restricted securities held by the Fund may not be sold except in exempt transactions or in a public offering registered under the Securities Act of 1933. The risk of investing in such securities is generally greater than the risk of investing in the securities of widely held, publicly traded companies. Lack of a secondary market and resale restrictions may result in the inability of the Fund to sell a security at a fair price and may substantially delay the sale of the security which the Fund seeks to sell. In addition, these securities may exhibit greater price volatility than securities for which secondary markets exist.

  Investments in securities of governmental agencies may only be guaranteed by the respective agency's limited authority to borrow from the U.S. Government and may not be guaranteed by the full faith and credit of the United States.

  D. FEDERAL AND STATE TAXES: The Fund has complied and continues to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and, accordingly, has made or intends to make sufficient distributions of net investment income and net realized capital gains, if any, to relieve it from all federal and state income taxes and federal excise taxes. At December 31, 1995, the Utilities Portfolio had $175 in net capital loss carryovers which expire in the year 2003. Therefore, no federal income tax provision is required.

  Dividends paid by the Fund from net investment income and distributions of net realized short-term capital gains are, for federal income tax purposes, taxable as ordinary income to shareholders. Of the ordinary income distributions declared for the year ended December 31, 1995, amounts qualifying for the dividends received deduction available to the Fund's corporate shareholders were as follows:

                                                                                            QUALIFYING
PORTFOLIO                                                                                   PERCENTAGES
-------------------------------------------------------------------------------------------------------
High Yield Portfolio......................................................................       0.11%
Industrial Income Portfolio...............................................................      20.12%
Total Return Portfolio....................................................................      33.22%
Utilities Portfolio.......................................................................      78.90%

  Investment income received from foreign sources may be subject to foreign withholding taxes. Dividend and interest income is shown gross of foreign withholding taxes in the accompanying financial statements.

  E. DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS: Dividends and distributions to shareholders are recorded by the Fund on the ex dividend/distribution date. The Fund distributes net realized capital gains, if any, to its shareholders at least annually, if not offset by capital loss carryovers. Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments for mortgage-backed securities, market discounts, foreign currency transactions, nontaxable dividends, net operating losses and expired capital loss carryforwards. As of December 31, 1995, there were no such differences.

  F. ORGANIZATION COSTS: Organization costs of $73,640 advanced by IFG are amortized and are payable on a straight-line basis over a sixty-month period from the date the Fund commenced operations. IFG has agreed that if it redeems any of its initially acquired shares of the Fund during the five years from the date the Fund commenced operations, the proceeds payable to it in respect of such shares will be reduced by a pro rata share of the Fund's unamortized organization costs.

  G. EXPENSES: Each of the Portfolios bears expenses incurred specifically on its behalf and, in addition, each Portfolio bears a portion of general expenses, based on the relative net assets of each Portfolio.

  Under an agreement between each Portfolio and the Fund's Custodian, agreed upon Custodian Fees and Expenses are reduced by credits granted by the Custodian from any temporarily uninvested cash. Such credits are included in Fees and Expenses Paid Indirectly in the Statement of Operations.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. INVESTMENT ADVISORY AND OTHER AGREEMENTS

  IFG serves as the Fund's investment adviser. As compensation for its services to the Fund, IFG receives an investment advisory fee which is accrued daily at the application rate and paid monthly. The fee is based on the annual rate of each Portfolio's average net assets as follows:

                                                                                AVERAGE NET ASSETS
                                                                        -----------------------------------
                                                                          $0 TO    $500 MILLION     OVER
                                                                          $500          TO           $1
PORTFOLIO                                                                MILLION    $1 BILLION     BILLION
-----------------------------------------------------------------------------------------------------------
High Yield Portfolio..................................................      0.60%        0.55%        0.45%
Industrial Income Portfolio...........................................      0.75%        0.65%        0.55%
Total Return Portfolio................................................      0.75%        0.65%        0.55%
Utilities Portfolio...................................................      0.60%        0.55%        0.45%

  In accordance with a Sub-Advisory Agreement between IFG and INVESCO Trust Company ("ITC"), a wholly owned subsidiary of IFG, investment decisions of the High Yield, Industrial Income and Utilities Portfolios are made by ITC. A separate Sub-Advisory Agreement between IFG and INVESCO Capital Management, Inc. ("ICM"), an affiliate of IFG, provides that investment decisions of the Total Return Portfolio are made by ICM. Fees for such sub-advisory services are paid by IFG.

  In accordance with an Administrative Agreement, each Portfolio pays IFG an annual fee of $10,000, plus an additional amount computed at an annual rate of 0.015% of average net assets to provide administrative, accounting and clerical services. The fee is accrued daily and paid monthly.

  IFG receives a transfer agent fee of $5,000 per Portfolio per year. The fee is paid monthly at one-twelfth of the annual fee.

  IFG has voluntarily agreed, in some instances, to absorb certain fees and expenses incurred by each Portfolio.

3. PURCHASES AND SALES OF INVESTMENT SECURITIES

  For the year ended December 31, 1995, the aggregate cost of purchases and proceeds from sales of investment securities (excluding all U.S. Government securities and short-term securities) were as follows:

PORTFOLIO                                                                    PURCHASES       SALES
------------------------------------------------------------------------------------------------------
High Yield Portfolio.....................................................  $  11,507,443  $  7,511,919
Industrial Income Portfolio..............................................      7,707,366     2,679,944
Total Return Portfolio...................................................      3,625,772           715
Utilities Portfolio......................................................        220,739         9,439

  The aggregate cost of purchases and proceeds from sales of U.S. Government securities were as follows:

PORTFOLIO                                                                    PURCHASES       SALES
------------------------------------------------------------------------------------------------------
Industrial Income Portfolio..............................................  $   1,364,472  $    368,112
Total Return Portfolio...................................................      1,370,992       128,418

4. APPRECIATION AND DEPRECIATION

  At December 31, 1995, the gross appreciation of securities in which there was an excess of value over tax cost, the gross depreciation of securities in which there was an excess of tax cost over value and the resulting net appreciation by Portfolio were as follows:

                                                                  GROSS        GROSS         NET
PORTFOLIO                                                      APPRECIATION DEPRECIATION APPRECIATION
----------------------------------------------------------------------------------------------------
High Yield Portfolio.........................................   $  95,696    $  40,024    $  55,672
Industrial Income Portfolio..................................     726,130       61,895      664,235
Total Return Portfolio.......................................     571,016       42,476      528,540
Utilities Portfolio..........................................      15,150          675       14,475

5. TRANSACTIONS WITH AFFILIATES

  Certain of the Fund's officers and directors are also officers and directors of IFG, ITC or ICM. At December 31, 1995. 9.41% of outstanding shares of Utilities Portfolio was held by IFG.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

  The Fund has adopted an unfunded noncontributory defined benefit pension plan covering all independent directors of the Fund who will have served as an independent director for at least five years at the time of retirement. Benefits under this plan are based on an annual rate equal to 25% of the retainer fee at the time of retirement.

  Pension expenses for the year ended December 31, 1995, included in Directors' Fees and Expenses in the Statement of Operations, and unfunded accrued pension costs and pension liability included in Prepaid Expenses and Accrued Expenses, respectively, in the Statement of Assets and Liabilities were as follows:

                                                                                      UNFUNDED
                                                                                      ACCRUED
                                                                     PENSION          PENSION      PENSION
PORTFOLIO                                                            EXPENSES          COSTS      LIABILITY
------------------------------------------------------------------------------------------------------------
High Yield Portfolio...............................................    $       7       $    (31)   $    (24)
Industrial Income Portfolio........................................            9            (38)        (29)
Total Return Portfolio.............................................            9            (38)        (29)
Utilities Portfolio................................................            0             (1)         (1)

6. LINE OF CREDIT

  The Fund has available a Redemption Line of Credit Facility ("LOC"), from a consortium of national banks, to be used for temporary or emergency purposes to redeem investor shares. The LOC permits borrowings to a maximum of 10% of the Net Assets at Value of each respective Portfolio. Each Portfolio agrees to pay annual fees and interest on the unpaid principal balance based on prevailing market rates as defined in the agreement. During the fiscal year ended December 31, 1995, there were no such borrowings.

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
FINANCIAL HIGHLIGHTS
(FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                             HIGH YIELD PORTFOLIO       INDUSTRIAL INCOME PORTFOLIO
                                          ---------------------------   ---------------------------
                                           YEAR ENDED    PERIOD ENDED    YEAR ENDED    PERIOD ENDED
                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                              1995           1994           1995           1994
                                          ------------   ------------   ------------   ------------
                                                           (NOTE 1)                      (NOTE 1)
---------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value--Beginning of Period....    $10.01         $10.00         $10.09         $10.00
                                            ------         ------         ------         ------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income.................      0.55           0.05           0.19           0.03
  Net Gains on Securities (Both Realized
    and Unrealized).....................      1.43           0.01           2.76           0.09
                                            ------         ------         ------         ------
    TOTAL FROM INVESTMENT OPERATIONS....      1.98           0.06           2.95           0.12
                                            ------         ------         ------         ------
LESS DISTRIBUTIONS
  Dividends from Net Investment
    Income..............................      0.55           0.05           0.20           0.03
  Distributions from Capital Gains......      0.40           0.00           0.26           0.00
                                            ------         ------         ------         ------
    TOTAL DISTRIBUTIONS.................      0.95           0.05           0.46           0.03
                                            ------         ------         ------         ------
Net Asset Value--End of Period..........    $11.04         $10.01         $12.58         $10.09
                                            ------         ------         ------         ------
                                            ------         ------         ------         ------
TOTAL RETURN>...........................     19.76%          0.60%*        29.25%          1.23%*
RATIOS
  Net Assets--End of Period ($000
    Omitted)............................    $5,233           $624         $8,362           $525
  Ratio of Expenses to Average Net
    Assets#.............................      0.97%@         0.74%**        1.03%@         0.79%**
  Ratio of Net Investment Income to
    Average Net Assets#.................      8.79%          2.72%**        3.50%          1.69%**
  Portfolio Turnover Rate...............       310%            23%*           97%             0%*

------------
> Total return does not reflect expenses that apply to the related insurance policies, and inclusion of these charges would reduce the total return for the period shown.

* These amounts are based on operations for the period shown and, accordingly, are not representative of a full year.

# Various expenses of the High Yield and Industrial Income Portfolios were voluntarily absorbed by IFG for the year ended December 31, 1995 and the period ended December 31, 1994. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 2.71% and 30.38% for High Yield and 2.31% and 32.55% for Industrial Income, respectively, and ratio of net investment income to average net assets would have been 7.05% and (26.92%) for High Yield and 2.22% and (30.07%) for Industrial Income, respectively.

@    Ratio reflects  Total Expenses,  less absorbed  expenses by  the investment adviser.

**  Annualized

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
FINANCIAL HIGHLIGHTS (CONTINUED)
(FOR A FUND SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                            TOTAL RETURN PORTFOLIO           UTILITIES PORTFOLIO
                                          ---------------------------   -----------------------------
                                           YEAR ENDED    PERIOD ENDED    YEAR ENDED     PERIOD ENDED
                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,+
                                              1995           1994           1995            1994
                                          ------------   ------------   ------------   --------------
                                                           (NOTE 1)                       (NOTE 1)
-----------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value--Beginning of Period....    $10.09         $10.00         $10.00          $ 10.00
                                            ------         ------         ------           ------
INCOME FROM INVESTMENT OPERATIONS
  Net Investment Income.................      0.25           0.09           0.07             0.00
  Net Gains on Securities (Both Realized
    and Unrealized).....................      2.05           0.09           0.84             0.00
                                            ------         ------         ------           ------
    TOTAL FROM INVESTMENT OPERATIONS....      2.30           0.18           0.91             0.00
                                            ------         ------         ------           ------
LESS DISTRIBUTIONS
  Dividends from Net Investment
    Income..............................      0.24           0.09           0.07             0.00
  Distributions from Capital Gains......      0.01           0.00           0.00             0.00
                                            ------         ------         ------           ------
    TOTAL DISTRIBUTIONS.................      0.25           0.09           0.07             0.00
                                            ------         ------         ------           ------
Net Asset Value--End of Period..........    $12.14         $10.09         $10.84          $ 10.00
                                            ------         ------         ------           ------
                                            ------         ------         ------           ------
TOTAL RETURN>...........................     22.79%          1.75%*         9.08%            0.00%
RATIOS
  Net Assets--End of Period ($000
    Omitted)............................    $6,553         $1,055           $290              $25
  Ratio of Expenses to Average Net
    Assets#.............................      1.01%@         0.86%**        1.80%@           0.00%
  Ratio of Net Investment Income to
    Average Net Assets#.................      3.91%          3.86%**        2.47%            0.00%
  Portfolio Turnover Rate...............         5%             0%*           24%               0%

------------
+ All of the expenses for the Utilities Portfolio were voluntarily absorbed by IFG for the period ended December 31, 1994, since investment operations did not commence during 1994.

> Total return does not reflect expenses that apply to the related insurance policies, and inclusion of these charges would reduce the total return for the period shown.

* These amounts are based on operations for the period shown and, accordingly, are not representative of a full year.

#    Various  expenses  of  the  Total  Return  and  Utilities  Portfolios  were voluntarily absorbed by IFG for the year ended December 31, 1995 and the period ended December 31, 1994. If such expenses had not been voluntarily absorbed, ratio of expenses to average net assets would have been 2.51% and 16.44% for Total Return and 57.13% for Utilities, respectively, and ratio of net investment income to average net assets would have been 2.41% and (11.72%) for Total Return and (52.86%) for Utilities, respectively.

@    Ratio reflects  Total Expenses,  less absorbed  expenses by  the investment adviser.

**  Annualized

                                                                ----------------

----------------

INVESCO VARIABLE INVESTMENT FUNDS, INC.
REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of INVESCO Variable Investment Funds, Inc.

In our opinion, the accompanying statement of assets and liabilities, including the statement of investment securities, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of each of the portfolios constituting the INVESCO Variable Investment Funds, Inc. (the "Fund") at December 31, 1995, the results of each of their operations for the year then ended and the changes in each of their net assets and the financial highlights for each of the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1995 by correspondence with the custodian and the application of alternative auditing procedures for unsettled security transactions, provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Denver, Colorado
January 31, 1996

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
MANAGEMENT DISCUSSION YEAR-END 1995
DECEMBER 31, 1995

PERFORMANCE REVIEW

  In 1995 the financial markets achieved one of the strongest performances on record, fueled by moderate economic growth, low inflation, and a dramatic decline in interest rates. Corporate earnings also continued to set records.

  The Janus Aspen Growth Portfolio produced a total return of 30.17% for the year ended December 31, 1995, while the broader market, as measured by the S&P 500 Index, gained 37.58%. Both returns include reinvested dividends.

  Although we did not catch the S&P 500 Index, the Portfolio produced significant gains, and results were achieved with less risk than if the Portfolio had contained a more volatile selection of stocks. We were cautious earlier this year when rapid growth in the economy could have caused interest rates to rise, and held only a moderate position in the volatile technology sector, which lead the market until the fourth quarter. This year most European markets did not keep pace with gains in the U.S., and this impacted our foreign holdings. Lastly, paper stocks declined when the economy slowed and paper prices weakened.

  The Portfolio's returns were helped by Citicorp, and by our early recognition of the boom in outsourcing and its effect on EDS (General Motors E) and First Data. We were also quick to see the potential of German software provider SAP.

THE PORTFOLIO

  Equity holdings increased from 54% when the fiscal year began to 81% at year end, reflecting a more positive outlook for growth stocks, which tend to perform best in a moderate economy. The Portfolio's ten largest holdings were 28% of assets at year end, up from 18% at the end of 1994. Approximately 13% of the Portfolio was invested abroad, compared to 6% at year end 1994.

PORTFOLIO THEMES

  PHARMACEUTICALS. Pfizer in the U.S. and Astra and Roche in Europe have exciting products in their pipelines. We expect these companies to increase revenues by 15% annually for the next three years, while earnings should grow by 20%.

  OUTSOURCING. More and more, companies farm out functions such as data processing and computer operations to outside specialists like EDS. EDS should sign $10 billion in new business this year. First Data processes credit card transactions for banks and recently acquired First Financial, the largest credit card processor for merchants. First Data now dominates a market growing at better than 20%.

  SHARE REPURCHASE. Many companies have excess cash flow, more money than they can prudently reinvest in their business. Some companies are employing the extra cash to buy back and retire their own stock, which adds value for shareholders. Citicorp (banking) and Hercules (chemicals) have significant stock repurchase programs.

  INSURANCE. Many insurance companies have restructured operations, increased efficiency, and grown market share. This group includes disability provider UNUM, reinsurer General Re, and property-casualty giant AIG.

  BANKING. Increased efficiency and disciplined asset growth are the keys to earnings momentum at Citicorp, which also has very successful operations in emerging markets. At Bank of New York emphasis on securities processing is lifting profits.

GOING FORWARD

  Current economic conditions are very positive for growth stocks. Even if the economy slows and earnings momentum is less robust, companies with consistent earnings growth, which make up the core holdings of the Portfolio, should be in greater demand.

  Thank you for your investment in Janus Aspen Growth Portfolio.

James P. Craig
Portfolio Manager

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
COMPARISON OF CHANGE IN VALUE

            COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN
                          JANUS ASPEN GROWTH PORTFOLIO
                             AND THE S&P 500 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             JANUS ASPEN GROWTH     S&P 500 INDEX
9/13/93                $10,000.00        $10,000.00
12/31/93               $10,349.91        $10,193.09
3/31/94                $10,470.26         $9,807.23
6/30/94                $10,314.78         $9,848.21
9/30/94                $10,615.80        $10,328.73
12/31/94               $10,635.84        $10,326.99
3/31/95                $11,440.82        $11,331.38
6/30/95                $12,115.12        $12,411.58
9/30/95                $13,196.28        $13,397.20
12/31/95               $13,844.67        $14,203.10

The returns do not reflect deductions at the separate account or contract level for any charges that may be incurred under a contract. The Portfolio's securities may differ significantly from the securities in the Index. The Index is unmanaged. The Adviser voluntarily waives a portion of the Portfolio's expenses. Without such waiver, the Portfolio's total return would have been lower.

  PAST PERFORMANCE IS NOT PREDICTIVE OF FUTURE PERFORMANCE. INVESTMENT RETURN AND PRINCIPAL VALUE MAY FLUCTUATE SO THAT SHARES, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
SCHEDULE OF INVESTMENTS
DECEMBER 31, 1995

                                                  SHARES OR
                                                  PRINCIPAL    MARKET
COMMON STOCK--78.4%                                AMOUNT      VALUE
------------------------------------------------------------------------------------------------------

AEROSPACE AND DEFENSE--3.2%
Boeing Co...............................................................        17,725  $    1,389,197
McDonnell Douglas Corp..................................................        11,150       1,025,800
United Technologies Corp................................................        18,000       1,707,750
                                                                                        --------------
                                                                                             4,122,747
                                                                                        --------------

AUTO AND TRUCK--0.8%
General Motors Corp.....................................................        14,025         741,572
Honda Motor Co.**.......................................................        13,000         268,002
                                                                                        --------------
                                                                                             1,009,574
                                                                                        --------------

BIOPHARMACEUTICALS--1.4%
Amgen, Inc.*............................................................        29,450       1,748,594
                                                                                        --------------

BROADCASTING, RADIO AND TELEVISION--0.7%
Grupo Televisa S.A. de C.V. (GDR).......................................        15,000         337,500
Heritage Media Corp.--Class A*..........................................        20,000         512,500
                                                                                        --------------
                                                                                               850,000
                                                                                        --------------

CHEMICALS--2.4%
Cytec Industries, Inc.*.................................................        13,275         828,028
Hercules, Inc...........................................................        16,550         933,006
W.R. Grace & Co.........................................................         8,425         498,128
Witco Corp..............................................................        25,825         755,381
                                                                                        --------------
                                                                                             3,014,543
                                                                                        --------------

COMMERCIAL SERVICES--2.4%
Manpower, Inc...........................................................        19,775         556,172
Robert Half International, Inc.*........................................        58,925       2,467,484
                                                                                        --------------
                                                                                             3,023,656
                                                                                        --------------

COMPUTER SOFTWARE AND SERVICES--11.7%
Cisco Systems, Inc.*....................................................        26,500       1,977,563
Computer Associates International, Inc..................................        26,950       1,532,781
First Data Corp.........................................................        67,400       4,507,375
Fiserv, Inc.*...........................................................        42,775       1,283,250
General Motors Corp.--Class E...........................................        93,675       4,871,100
Informix Corp.*.........................................................         4,225         126,750
NTT Data Communications Systems Corp.**.................................            17         570,945
                                                                                        --------------
                                                                                            14,869,764
                                                                                        --------------

COMPUTERS--1.6%
Sun Microsystems, Inc.*.................................................        40,850       1,863,781

            ------------------------
            See Notes to Schedule of Investments.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

                                                                           SHARES OR
                                                                           PRINCIPAL
COMMON STOCK (CONTINUED)                                                     AMOUNT      MARKET VALUE
------------------------------------------------------------------------------------------------------
COMPUTERS (CONTINUED)
Telxon Corp.............................................................         5,000  $      113,125
                                                                                        --------------
                                                                                             1,976,906
                                                                                        --------------

ELECTRONICS--2.2%
Altera Corp.*...........................................................         5,000         248,750
Hewlett-Packard Co......................................................         5,000         418,750
Pittway Corp.--Class A..................................................        30,450       2,062,988
                                                                                        --------------
                                                                                             2,730,488
                                                                                        --------------

ELECTRONICS--SEMICONDUCTORS--0.5%
Analog Devices, Inc.*...................................................         9,100         321,913
Rohm Co.**..............................................................         6,000         338,559
                                                                                        --------------
                                                                                               660,472
                                                                                        --------------

ENTERTAINMENT--0.6%
Circus Circus Enterprises, Inc.*........................................        28,650         798,619
                                                                                        --------------

FINANCIAL--BANK COMMERICAL--2.0%
First Bank System, Inc..................................................        11,375         564,484
First Interstate Bancorp................................................        14,775       2,016,787
                                                                                        --------------
                                                                                             2,581,271
                                                                                        --------------

FINANCIAL--BANK MONEY CENTER--7.9%
Bank of New York Co., Inc...............................................        82,850       4,038,938
Barclays PLC**..........................................................        88,447       1,013,116
Citicorp................................................................        57,475       3,865,194
First Chicago NBD Corp..................................................        28,075       1,108,962
                                                                                        --------------
                                                                                            10,026,210
                                                                                        --------------

FINANCIAL--SAVINGS/LOAN/THRIFT--0.2%
HFNC Financial Corp.*...................................................        19,475         255,609
                                                                                        --------------

FINANCIAL--SECURITY BROKER--0.7%
Merrill Lynch and Co., Inc..............................................        11,125         567,375
Morgan Stanley Group, Inc...............................................         4,650         374,906
                                                                                        --------------
                                                                                               942,281
                                                                                        --------------

FINANCIAL SERVICES--2.2%
Federal National Mortgage Association...................................        22,750       2,823,844
                                                                                        --------------

FOOD PROCESSING--1.4%
Kellogg Co..............................................................        23,150       1,788,338
                                                                                        --------------

            ------------------------
            See Notes to Schedule of Investments.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

                                                                           SHARES OR
                                                                           PRINCIPAL
COMMON STOCK (CONTINUED)                                                     AMOUNT      MARKET VALUE
------------------------------------------------------------------------------------------------------
HOUSEHOLD PRODUCTS--1.1%
First Brands Corp.......................................................         8,775  $      417,909
Newell Co...............................................................        40,000       1,035,000
                                                                                        --------------
                                                                                             1,452,909
                                                                                        --------------

INSURANCE--LIFE--1.8%
UNUM Corp...............................................................        41,600       2,288,000
                                                                                        --------------

INSURANCE--MULTILINE--4.0%
American International Group, Inc.......................................         7,000         647,500
ITT Hartford Group, Inc.*...............................................         6,000         290,250
Prudential Reinsurance Holdings, Inc....................................       175,275       4,097,053
                                                                                        --------------
                                                                                             5,034,803
                                                                                        --------------

INSURANCE--PROPERTY AND CASUALTY--1.1%
General Re Corp.........................................................         4,250         658,750
PartnerRe, Ltd..........................................................        12,000         330,000
Risk Capital Holdings, Inc.*............................................        20,000         467,500
                                                                                        --------------
                                                                                             1,456,250
                                                                                        --------------

LEISURE TIME--0.7%
Coleman Co., Inc.*......................................................        24,955         876,544
                                                                                        --------------

MACHINE--CONSTRUCTION AND MINING--0.3%
Caterpillar, Inc........................................................         5,750         337,813
                                                                                        --------------

MACHINE--DIVERSIFIED--1.9%
AGCO Corp...............................................................        23,950       1,221,450
American Standard Companies, Inc.*......................................        17,675         494,900
Deere & Co..............................................................        20,000         705,000
                                                                                        --------------
                                                                                             2,421,350
                                                                                        --------------

MEDICAL--HOSPITAL MANAGEMENT SERVICES--0.1%
HEALTHSOUTH Corp.*......................................................         6,175         179,847
                                                                                        --------------

MEDICAL SUPPLIES--0.3%
Luxottica Group S.p.A. (ADR)............................................         5,600         327,600
                                                                                        --------------

MINING--2.8%
Freeport McMoRan, Inc...................................................        27,391       1,013,467
Minerals Technologies, Inc..............................................        35,975       1,313,088
Potash Corporation of Saskatchewan, Inc.................................        16,811       1,191,480
                                                                                        --------------
                                                                                             3,518,035
                                                                                        --------------

            ------------------------
            See Notes to Schedule of Investments.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

                                                                           SHARES OR
                                                                           PRINCIPAL
COMMON STOCK (CONTINUED)                                                     AMOUNT      MARKET VALUE
------------------------------------------------------------------------------------------------------
MISCELLANEOUS--DISTRIBUTION AND WHOLESALE--1.1%
Cardinal Health, Inc....................................................        25,000  $    1,368,750
                                                                                        --------------

MISCELLANEOUS--MANUFACTURING--0.7%
AlliedSignal, Inc.......................................................        18,075         858,563
                                                                                        --------------

OFFICE AND BUSINESS EQUIPMENT--0.7%
Oce-Van Der Grinten N.V.**..............................................        15,000         911,014
                                                                                        --------------

OIL AND GAS--EXPLORATION--0.5%
Triton Energy Corp.*....................................................        12,000         688,500
                                                                                        --------------

PACKAGING AND CONTAINERS--0.5%
Sealed Air Corp.*.......................................................        20,850         586,406
                                                                                        --------------

PERSONAL CREDIT--1.2%
Travelers Group, Inc....................................................        25,000       1,571,875
                                                                                        --------------

PHARMACEUTICALS--7.9%
Astra A.B.--Class A.....................................................        20,236         809,995
Centocor, Inc.*.........................................................         2,600          80,275
Lilly (Eli) & Co........................................................        51,750       2,910,938
Pfizer, Inc.............................................................        33,200       2,091,600
Roche Holding A.G.**....................................................           297       2,349,480
SmithKline Beecham PLC (ADR)--Class A...................................        31,700       1,759,350
                                                                                        --------------
                                                                                            10,001,638
                                                                                        --------------

PUBLISHING--NEWSPAPER--0.1%
Reuters Holdings PLC (ADS)..............................................         2,925         161,241
                                                                                        --------------

PUBLISHING AND PRINTING--1.9%
Wolters Kluwer N.V.**...................................................        26,169       2,472,009
                                                                                        --------------

RETAIL--DEPARTMENT STORES--0.1%
Credit Saison Co., Ltd..................................................         3,900          92,857
                                                                                        --------------

RETAIL--SPECIAL LINE--0.5%
AutoZone, Inc.*.........................................................        20,000         577,500
                                                                                        --------------

TELECOMMUNICATIONS--1.2%
MFS Communications Co., Inc.*...........................................        12,050         641,663
Paging Network, Inc.*...................................................        35,000         853,125
                                                                                        --------------
                                                                                             1,494,788
                                                                                        --------------

            ------------------------
            See Notes to Schedule of Investments.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

                                                                           SHARES OR
                                                                           PRINCIPAL
COMMON STOCK (CONTINUED)                                                     AMOUNT      MARKET VALUE
------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS EQUIPMENT--0.7%
Newbridge Networks Corp.*...............................................        22,334  $      924,069
                                                                                        --------------

TOYS--0.9%
Mattel, Inc.............................................................        38,900       1,196,175
                                                                                        --------------

TRANSPORTATION--AIR--1.6%
AMR Corp.*..............................................................        26,550       1,971,338
                                                                                        --------------

TRANSPORTATION--RAILROAD--1.2%
Burlington Northern Santa Fe Corp.......................................        19,343       1,508,754
                                                                                        --------------

UTILITIES--TELECOMMUNICATIONS--1.0%
DDI Corp.**.............................................................           100         774,294
Telefonos de Mexico S.A. de C.V. (ADR)--Class L.........................        15,000         478,125
                                                                                        --------------
                                                                                             1,252,419
                                                                                        --------------

WHOLESALE--SPECIAL LINE--0.6%
Alco Standard Corp......................................................        16,450         750,531
                                                                                        --------------

TOTAL COMMON STOCK (cost $86,114,843)...................................                    99,504,494
                                                                                        --------------

PREFERRED STOCK--2.5%
------------------------------------------------------------------------------------------------------
COMPUTER SOFTWARE AND SERVICES--2.5%
SAP A.G.** (cost $2,253,224)............................................        21,250       3,207,826
                                                                                        --------------

U.S. GOVERNMENT AGENCIES--8.1%
------------------------------------------------------------------------------------------------------
Federal Farm Credit Bank 5.65%, 1/10/96.................................  $  5,000,000       4,992,937
Federal Home Loan Bank System 5.40%, 1/4/96.............................       350,000         349,843
Federal Home Loan Mortgage Corp. 5.64%, 1/19/96.........................     2,000,000       1,994,360
5.50%, 1/22/96..........................................................     3,000,000       2,990,375
                                                                                        --------------

TOTAL U.S. GOVERNMENT AGENCIES (amortized cost $10,327,515).............                    10,327,515
                                                                                        --------------

SHORT-TERM CORPORATE NOTES--10.0%
------------------------------------------------------------------------------------------------------
Ford Motor Credit Corp. 5.75%, 1/2/96...................................     3,700,000       3,699,408
General Electric Capital Corp. 5.63%, 1/2/96............................     6,000,000       5,999,062
Household Finance Corp. 5.80%, 1/5/96...................................     3,000,000       2,998,067
                                                                                        --------------
TOTAL SHORT-TERM CORPORATE NOTES (amortized cost $12,696,537)...........                    12,696,537
                                                                                        --------------

            ------------------------
            See Notes to Schedule of Investments.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

                                                                           SHARES OR
                                                                           PRINCIPAL
REPURCHASE AGREEMENT--0.2%                                                   AMOUNT      MARKET VALUE
------------------------------------------------------------------------------------------------------
State Street Bank & Trust Co., 5.00%, dated 12/29/95, maturing 1/2/96, to be repurchased at $194,107, collateralized by $195,000 in U.S.
 Treasury Notes, 5.625%, due 1/31/98, value $200,993 (cost $194,000)....  $    194,000  $      194,000
                                                                                        --------------
TOTAL INVESTMENTS--99.2% (total cost $111,586,119)......................                   125,930,372
Cash, Receivables and Other Assets, net of Liabilities--0.8%............                       980,413
                                                                                        --------------
NET ASSETS--100%........................................................                $  126,910,785
                                                                                        --------------
                                                                                        --------------

            ------------------------
            See Notes to Financial Statements.

            NOTES TO SCHEDULES OF INVESTMENTS

            (ADR)--American Depository Receipt

            (ADS)--American Depository Shares

            (CAD)--Canadian Dollars

            (DEM)--German Deutschemarks

            (GDR)--Global Depository Receipt

            (GDS)--Global Depository Shares

            Adjustable Rate Preferred Stock dividend rates are as of 12/31/95

             *Non-income producing security

            **A portion of this security has been segregated by the custodian to cover margin or segregation requirements on open futures contracts and/or foreign currency contracts.

             +Securities  are registered pursuant to Rule 144A and may be deemed to be restricted for resale.

           FORWARD FOREIGN CURRENCY CONTRACTS          OPEN AT DECEMBER 31, 1995

-----------------------------------------------------------------------------------------
                                                                  CURRENCY
                                                      CURRENCY   VALUE IN $   UNREALIZED
CURRENCY SOLD AND SETTLEMENT DATE                    UNITS SOLD     U.S.      GAIN/(LOSS)

-----------------------------------------------------------------------------------------
JANUS ASPEN GROWTH PORTFOLIO
British Pound 3/14/96..............................     750,000   $1,160,325   $ (11,213)
Dutch Guilder 6/13/96..............................   1,000,000     628,022       (4,756)
German Deutschemark 6/13/96........................   3,975,000   2,787,518      (16,227)
Japanese Yen 1/11/96...............................   9,000,000      87,084        3,696
Japanese Yen 2/8/96................................  15,500,000     149,985        5,079
Japanese Yen 3/14/96...............................  154,000,000  1,490,251       83,045
Swedish Krona 2/8/96...............................   4,565,000     684,921       (3,028)
-----------------------------------------------------------------------------------------
                                                                  $6,988,106   $  56,596
-----------------------------------------------------------------------------------------

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
STATEMENTS OF ASSETS AND LIABILITIES

AS OF DECEMBER 31, 1995
(ALL NUMBER IN THOUSANDS EXCEPT NET ASSET VALUE PER SHARE)

------------------------------------------------------------------------------------------------------------------------------
ASSETS
  Investments at cost........................................................................................    $   111,586
                                                                                                               ---------------
                                                                                                               ---------------
  Investments at value.......................................................................................    $   125,930
  Cash.......................................................................................................              1
  Receivables:
    Investments sold.........................................................................................          1,695
    Fund shares sold.........................................................................................            617
    Interest.................................................................................................             --
    Dividends................................................................................................             76
    From adviser.............................................................................................             --
    Foreign currency contracts...............................................................................             57
                                                                                                               ---------------
      Total Assets...........................................................................................        128,376
                                                                                                               ---------------
LIABILITIES
  Payables:
    Investments purchased....................................................................................            725
    Fund shares repurchased..................................................................................            627
    Advisory fee.............................................................................................             67
  Accrued expenses...........................................................................................             46
                                                                                                               ---------------
      Total Liabilities......................................................................................          1,465
                                                                                                               ---------------
NET ASSETS...................................................................................................    $   126,911
                                                                                                               ---------------
Shares Outstanding, $.001 Par Value (unlimited shares authorized)............................................          9,436
                                                                                                               ---------------
                                                                                                               ---------------
NET ASSET VALUE Per Share....................................................................................         $13.45
                                                                                                               ---------------
                                                                                                               ---------------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
STATEMENTS OF OPERATIONS

FOR THE YEAR OR PERIOD ENDED DECEMBER 31, 1995
(ALL NUMBERS IN THOUSANDS)

------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
  Interest...................................................................................................     $     813
  Dividends..................................................................................................           747
  Foreign tax withheld.......................................................................................           (16)
                                                                                                                    -------
    Total investment income..................................................................................         1,544
EXPENSES
  Advisory fees..............................................................................................           505
  Transfer agent expenses....................................................................................             5
  Registration fees..........................................................................................            20
  System fees................................................................................................            10
  Custodian fees.............................................................................................            42
  Insurance expenses.........................................................................................             2
  Audit fees.................................................................................................            16
  Other expenses.............................................................................................             6
                                                                                                                    -------
    Total expenses...........................................................................................           606
                                                                                                                    -------
Less: Expense offset.........................................................................................           (19)
                                                                                                                    -------
Net expenses.................................................................................................           587
                                                                                                                    -------
Less: Excess expense reimbursement...........................................................................            --
                                                                                                                    -------
Net expenses after reimbursement.............................................................................           587
                                                                                                                    -------
Net investment income/(loss).................................................................................           957
                                                                                                                    -------
NET REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS
  Net realized gain/(loss) from securities transactions......................................................         5,785
  Net realized gain/(loss) from foreign currency.............................................................          (330)
  Net realized gain from futures contracts...................................................................            --
  Change in net unrealized appreciation or (depreciation) of investments.....................................        13,625
                                                                                                                    -------
Net gain/(loss) on investments...............................................................................        19,080
                                                                                                                    -------
Net increase/(decrease) in net assets resulting from operations..............................................     $  20,037
                                                                                                                    -------
                                                                                                                    -------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEAR OR PERIOD ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994 (ALL NUMBERS IN THOUSANDS)

                                                                                                             1995       1994
-------------------------------------------------------------------------------------------------------------------------------
OPERATIONS
  Net investment income/(loss)..........................................................................  $      957  $     383
  Net realized gain/(loss) from investment transactions.................................................       5,455       (749)
  Change in unrealized net appreciation or (depreciation) of investments................................      13,625        702
                                                                                                          ----------  ---------
    Net increase/(decrease) in net assets resulting from operations.....................................      20,037        336
                                                                                                          ----------  ---------
DIVIDENDS AND DISTRIBUTIONS
  Net investment income.................................................................................      (2,611)      (135)
  Net realized gain from investment transactions........................................................          --         --
                                                                                                          ----------  ---------
    Net decrease in net assets from dividends and distributions.........................................      (2,611)      (135)
                                                                                                          ----------  ---------
CAPITAL SHARE TRANSACTIONS
  Shares sold...........................................................................................      70,676     38,467
  Reinvested dividends and distributions................................................................       2,611        135
  Shares repurchased....................................................................................      (7,351)    (2,736)
                                                                                                          ----------  ---------
    Net increase/(decrease) in net assets from capital share transactions...............................      65,936     35,866
                                                                                                          ----------  ---------
Net increase/(decrease) in net assets...................................................................      83,362     36,067
NET ASSETS
  Beginning of period...................................................................................      43,549      7,482
                                                                                                          ----------  ---------
  End of Period.........................................................................................  $  126,911  $  43,549
                                                                                                          ----------  ---------
                                                                                                          ----------  ---------
NET ASSETS CONSIST OF
  Capital (par value and paid-in surplus)*..............................................................  $  109,269  $  43,334
  Undistributed net investment income/(distribution in excess)*.........................................          --         87
  Undistributed net realized gain/(loss) from investments*..............................................       3,241       (648)
  Unrealized appreciation/(depreciation) of investments.................................................      14,401        776
                                                                                                          ----------  ---------
                                                                                                          $  126,911  $  43,549
                                                                                                          ----------  ---------
                                                                                                          ----------  ---------
TRANSACTIONS IN FUND SHARES
  Shares sold...........................................................................................       5,726      3,640
  Reinvested distributions..............................................................................         198         13
                                                                                                          ----------  ---------
    Total...............................................................................................       5,924      3,653
  Shares repurchased....................................................................................        (608)      (258)
                                                                                                          ----------  ---------
    Net increase/(decrease).............................................................................       5,316      3,395
                                                                                                          ----------  ---------
  Shares outstanding beginning of period................................................................       4,120        725
  Shares outstanding end of period......................................................................       9,436      4,120
                                                                                                          ----------  ---------
                                                                                                          ----------  ---------
PURCHASES AND SALES OF INVESTMENT SECURITIES (excluding short-term securities)
  Purchases of securities...............................................................................  $  178,852  $  48,240
  Proceeds from sales of securities.....................................................................     119,370     30,973
  Purchases of long-term U.S. Government obligations....................................................          --         --
  Proceeds from sales of long-term U.S. Government obligations..........................................          --         --

------------
*See Note 3 in Notes to Financial Statements.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH FISCAL YEAR OR PERIOD ENDED DECEMBER 31

                                                                                        1995           1994          19931
------------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of period.............................................  $     10.57     $    10.32     $   10.00
                                                                                   --------------  -------------     ------
Income from investment operations
  Net investment income/(loss)...................................................          .28            .09           .03
  Net gains or (losses) on securities (both realized and unrealized).............         2.90            .20           .32
                                                                                   --------------  -------------     ------
    Total from investment operations.............................................         3.18            .29           .35
                                                                                   --------------  -------------     ------
Less distributions
  Dividends (from net investment income).........................................         (.30)          (.04)         (.03)
  Dividends (in excess of net investment income).................................           --             --            --
                                                                                   --------------  -------------     ------
    Total distributions..........................................................         (.30)          (.04)         (.03)
                                                                                   --------------  -------------     ------
Net asset value, end of period...................................................  $     13.45     $    10.57     $   10.32
                                                                                   --------------  -------------     ------
                                                                                   --------------  -------------     ------
Total return**...................................................................        30.17%          2.76%         3.50%
                                                                                   --------------  -------------     ------
                                                                                   --------------  -------------     ------
Net assets, end of period (in thousands).........................................  $   126,911     $   43,549     $   7,482
Average net assets for the period (in thousands).................................       77,344         26,464         3,191
Ratio of expenses to average net assets*.........................................         0.78   %4       0.88   %3      0.25   %2
Ratio of net investment income to average net assets*............................         1.24   %       1.45   %      2.54   %
Portfolio turnover rate*.........................................................          185   %        169   %       162   %

------------
 *  Annualized for periods of less than one full year.

**  Total return not annualized for periods of less than 1 full year.

1   Period September 13, 1993 (inception) to December 31, 1993

2 The ratio was 2.16% for the Growth Portfolio before waiver of certain fees and/or voluntary reduction of advisor's fee to the effective rate of the corresponding Janus Retail Fund.

3 The ratio was 1.23% for the Growth Portfolio before waiver of certain fees and/or voluntary reduction of advisor's fee to the effective rate of the corresponding Janus Retail Fund.

4 The ratio was 0.98% for the Growth Portfolio before waiver of certain fees and/or voluntary reduction of advisor's fee to the effective rate of the corresponding Janus Retail Fund.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1995

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Janus Aspen Series (the "Trust") was organized as a Delaware Trust on May 20, 1993 and is registered under the Investment Company Act of 1940 (the "1940 Act") as a no-load, open-end management investment company. The Trust offers eight portfolios or series of shares with differing investment objectives and policies. Five portfolios invest primarily in equity securities: Janus Aspen
Growth Portfolio, Janus Aspen Aggressive Growth Portfolio, Janus Aspen International Growth Portfolio, Janus Aspen Worldwide Growth Portfolio, and Janus Aspen Balanced Portfolio. Two Portfolios invest primarily in income producing securities: Janus Aspen Flexible Income Portfolio and Janus Aspen Short-Term Bond Portfolio. Janus Money Market Portfolio invests in short-term money market securities. Each Portfolio is diversified as defined in the 1940 Act, with the exception of the Aggressive Growth Portfolio which is non-diversified.

  Shares of the Trust are issued and redeemed only in connection with investment in and payments under variable annuity contracts and variable life insurance contracts (collectively "variable insurance contracts"), as well as certain qualified retirement plans.

  Effective May 1, 1995, the Trust issued a new series of shares, the Janus Aspen Money Market Portfolio, a diversified portfolio investing primarily in short-term money market securities. Janus Capital Corp. (the Trust's investment advisor "Janus Capital") invested $10,000 of initial seed capital. Organization costs for the Portfolio were borne by Janus Capital.

  The following accounting policies have been consistently followed by the Portfolios and are in conformity with accounting principles generally accepted in the investment company industry.

  INVESTMENT VALUATION: Securities are valued at the closing price for securities traded on a principal securities exchange (U.S. or foreign) and on the NASDAQ National Market. Securities traded on over-the-counter markets and listed securities for which no sales are reported are valued at the latest bid price (or yield equivalent thereof) obtained from one or more dealers making a market for such securities or by a pricing service approved by the Trustees. Short-term investments maturing within 60 days and all money market securities in the Money Market Portfolio are valued at amortized cost, which approximates market value. Foreign securities are converted to U.S. dollars using exchange rates at the close of the New York Stock Exchange. When market quotations are not readily available, securities are valued at fair value as determined in good faith under procedures established by the Trustees.

  INVESTMENT TRANSACTIONS AND INVESTMENT INCOME: Investment transactions are accounted for as of the date purchased or sold. Dividend income is recorded on the ex-dividend date. Interest income is recorded on the accrual basis and includes amortization of discounts and premiums. Gains and losses are determined on the identified cost basis, which is the same basis used for federal income tax purposes.

  FORWARD FOREIGN CURRENCY TRANSACTIONS AND FUTURES CONTRACTS: The Portfolios enter into forward foreign currency contracts in order to hedge their exposure to changes in foreign currency exchange rates on their foreign portfolio holdings and to hedge certain firm purchase and sale commitments denominated in foreign currencies. A forward currency contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. The gain or loss arising from the difference between the original contract and the closing of such contract is included in net realized gain or loss on foreign currency transactions. Currency gain and loss is also calculated on payables and receivables that are denominated in foreign currencies. The payables and receivables are generally related to security transactions and income.

  Futures contracts are marked to market daily and the variation margin is recorded as an unrealized gain or loss. When a contract is closed, a realized gain or loss is recorded equal to the difference between the opening and closing value of the contract. Generally, open forward and futures contracts are marked to market for federal income tax purposes at fiscal year-end.

  Foreign denominated assets and forward currency contracts may involve more risks than domestic transactions, including: currency risk, political and economic risk, regulatory risk, and market risk. Risks may arise from the potential inability of a counterparty to meet the terms of a contract and from unanticipated movements in the value of foreign currencies relative to the U.S. dollar.

  The Portfolios may enter into futures contracts and options on securities, financial indices and foreign currencies; forward contracts; and interest rate swaps and swap-related products. The Portfolios intend to use such derivative instruments primarily to hedge or protect from adverse movements in securities prices, currency rates or interest rates. The use of futures contracts and options may involve risks such as the possibility of illiquid markets or imperfect correlation between the value of the contracts and the underlying securities, or that the counterparty will fail to perform its obligations.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 1995

  ADDITIONAL INVESTMENT RISK: A portion of the Flexible Income Portfolio may be invested in lower rated debt securities that have a higher risk of default or loss of value due to changes in the economy or in their respective industry.

  ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

  DIVIDEND DISTRIBUTIONS AND EXPENSES: Each Portfolio, except the Money Market Portfolio, makes semiannual distributions of substantially all of its investment income and an annual distribution of its net realized capital gains, if any. The Money Market Portfolio makes daily distributions of its income. All dividends and capital gains distributions from a Portfolio will be automatically reinvested into additional shares of that Portfolio.

  Each Portfolio bears expenses incurred specifically on its behalf as well as a portion of general expenses based generally on the relative net assets of each Portfolio.

  FEDERAL INCOME TAXES: No provision for income taxes is included in the accompanying financial statements as the Portfolios intend to distribute to shareholders all taxable investment income and realized gains and otherwise comply with the Internal Revenue Code applicable to regulated investment companies.

2. INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

  Investment advisory fees for each of the five equity Portfolios are payable to Janus Capital based upon annual rates of 1% of the first $30 million of average net assets, .75% of the next $270 million of average net assets, .70% of the next $200 million of average net assets and .65% of the average net assets in excess of $500 million. However, Janus Capital has voluntarily agreed to reduce each equity Portfolio's advisory fee to the extent that such fee exceeds the effective rate of the Janus retail fund corresponding to such Portfolio. The effective rate is the advisory fee calculated by the corresponding retail fund as of the last day of each calendar quarter (expressed as an annual rate). Janus Aspen Growth Portfolio, Janus Aspen Aggressive Growth Portfolio, Janus Aspen International Growth Portfolio, Janus Aspen Worldwide Growth Portfolio and Janus Aspen Balanced Portfolio advisory fees are reduced to the effective rates of Janus Fund, Janus Enterprise Fund, Janus Overseas Fund, Janus Worldwide Fund and Janus Balanced Fund, respectively. The effective rate for each Portfolio for the period ended December 31, 1995 was .65%, .75%, .82%, .68% and .81%, respectively. The income Portfolios are each subject to advisory fees payable to Janus Capital based upon annual rates of .65% of the first $300 million of average net assets plus .55% of average net assets in excess of $300 million. The Money Market Portfolio's advisory fee rate is .25% of average net assets.

  As discussed in the prospectus, Janus Capital will reduce its fee to a Portfolio to the extent that the Portfolio's normal operating expenses (exclusive of brokerage commissions, interest and taxes) exceed 2 1/2% of the first $30 million, 2% of the next $70 million and 1 1/2% of the balance of a Portfolio's average net assets for a fiscal year. Janus Capital has also agreed to reduce its fee to the extent that normal operating expenses exceed 1% of the average net assets of the Flexible Income Portfolio, .65% of the average net assets of the Short-Term Bond Portfolio and .50% of the average net assets of the Money Market Portfolio for a fiscal year.

  Officers and certain trustees of the Trust are also officers and/or directors of Janus Capital; however, they receive no compensation from the Trust.

  DST Systems Inc. (DST), an affiliate of Janus Capital through a degree of common ownership, provides accounting systems to the Portfolios. DST Securities Inc., a wholly owned subsidiary of DST, provides brokerage services on certain portfolio transactions. Brokerage commissions paid to DST Securities Inc. serve to reduce custody and other fees and expenses. Brokerage commissions paid, fees reduced, and the net fees paid to DST for the period ended December 31, 1995 are noted below:

                                                                                                    DST SECURITIES,
                                                                             DST SECURITIES INC.     INC. EXPENSE      DST SYSTEMS
                                                                              COMMISSIONS PAID*       REDUCTION*          COSTS
----------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Growth Portfolio...............................................       $   9,498            $   7,123        $  11,305

------------
*The difference between commissions paid to DST Securities, Inc. and expenses reduced constituted commissions paid to an unaffiliated clearing broker.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 1995

3. FEDERAL INCOME TAX

  Gains and losses on forward currency contracts and foreign currency gains and losses on debt instruments are treated as ordinary income for federal income tax purposes pursuant to Section 988 of the Internal Revenue Code. Listed below are such gains or losses for the period ended December 31, 1995. There were no net capital loss carryovers as of December 31, 1995. The aggregate cost of investments and the composition of unrealized appreciation and depreciation of investments for federal income tax purposes as of December 31, 1995 are also noted below.

                                                                             AT DECEMBER 31, 1995
                                             CURRENCY    -------------------------------------------------------------
                                              GAINS/       NET CAPITAL     FEDERAL TAX     UNREALIZED     UNREALIZED
                                             (LOSSES)    LOSS CARRYOVERS       COST       APPRECIATION   (DEPRECIATION)
----------------------------------------------------------------------------------------------------------------------
Janus Aspen Growth Portfolio..............  $  (243,276)            --    $  111,589,037  $  15,112,571   $  (771,236)


                                            APPRECIATION/
                                            (DEPRECIATION)
------------------------------------------
Janus Aspen Growth Portfolio..............   $14,341,335

  Net investment income distributions and capital gains distributions are determined in acordance with income tax regulations which may differ from generally accepted accounting principles. These differences are due to differing treatments for items such as deferral of wash sales, foreign currency transactions, net operating losses and capital loss carryforwards. Permanent items identified in the period ended December 31, 1995 have been reclassified among the components of net assets as follows:

                                                                                               UNDISTRIBUTED NET
                                                                          UNDISTRIBUTED NET        REALIZED          PAID-IN
                                                                          INVESTMENT INCOME     GAINS/(LOSSES)       CAPITAL
------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Growth Portfolio............................................    $   1,566,936        $  (1,566,936)             --

4. EXPENSES

  The Portfolios' expenses may be reduced through expense reduction arrangements. Those arrangements include the use of broker commissions paid to DST Securities, Inc. and uninvested cash balances earning interest with the Portfolios' custodian. The Statements of Operations reflect the total expenses before any offset, the amount of the offset and the net expenses. The expense ratios listed in the Financial Highlights reflect total expenses prior to any expense offset.

  These changes are part of new disclosure requirements beginning this fiscal year. Prior years do not reflect these changes. Listed in the table are the expense ratios before and after offsets.

                                                                                                     DST SECURITIES,
EXPENSE RATIO COMPARISONS                                        EXPENSE RATIO    ACTUAL EXPENSE      INC. EXPENSE      CUSTODY FEE
FOR FISCAL YEAR DECEMBER 31, 1995                              PRIOR TO OFFSETS        RATIO           REDUCTION*       REDUCTION**
-----------------------------------------------------------------------------------------------------------------------------------
Janus Aspen Growth Portfolio.................................          0.78%             0.76%          $   7,123        $  12,092

------------
 *The difference between commissions paid  to DST Securities, Inc. and  expenses reduced constituted commissions paid to an unaffiliated clearing broker. **Interest earned on uninvested cash balances which serves to reduce the custodian fee.

                                                                ----------------

----------------

JANUS ASPEN GROWTH PORTFOLIO
REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees and Shareholders of Janus Aspen Series

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Janus Aspen Growth Portfolio, Janus Aspen Aggressive Growth Portfolio, Janus Aspen International Growth Portfolio, Janus Aspen Worldwide Growth Portfolio, Janus Aspen Balanced Portfolio, Janus Aspen Flexible Income Portfolio, Janus Aspen Short-Term Bond Portfolio, and Janus Aspen Money Market Portfolio (constituting the Janus Aspen Series, hereafter referred to as the "Funds"), at December 31, 1995, the results of each of their operations for the year then ended, the changes in each of their net assets and the financial highlights for each of the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1995 by correspondence with the custodian and the application of alternative auditing procedures for unsettled security transactions, provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Denver, Colorado
January 30, 1996

                                                                ----------------

----------------

LEXINGTON EMERGING MARKETS FUND, INC.
MANAGEMENT DISCUSSION

Dear Fellow Shareholders:

  It was another difficult year for emerging market funds. The Lexington Emerging Markets Fund declined 3.93%* during 1995. The unmanaged Morgan Stanley Capital International Emerging Markets Index fell an even greater 10.8%. The average emerging markets fund fell 4.5% during 1995 according to Lipper Analytical Services, Inc. Returns remained in negative territory for the fourth quarter as the unmanaged Morgan Stanley Capital International Emerging Markets Index fell 2.4%. The Lexington Emerging Markets Fund declined 3.05%* while the average emerging market fund suffered declines of 3.3% during the fourth quarter.

  There were only a few bright spots in the emerging market arena in 1995. Israeli stocks rose an average 21.8% as falling interest rates and further signs of peace propelled equities. South African equities also saw strong returns, appreciating 17.3%, while Greek equities posted gains of 10.2%. The best strategy for 1995 would have been to hold large cash positions with heavy investments in the few smaller yet strong performing markets. The major regions in which most emerging market funds invest declined sharply. The unmanaged Morgan Stanley Far East Index fell 10.5% during 1995, while the unmanaged Morgan Stanley Latin America Index declined 15.8% for the year. The Lexington Emerging Markets Fund did relatively well due to a large holding of Israeli stocks and high cash levels at the beginning of the year.

  Emerging markets performed poorly for several reasons in 1995. Latin American markets were more severely damaged due to the collapse of the Mexican peso at the end of 1994. Mexico fell into a severe recession as GDP fell by almost 10%. Capital fled the Latin American region, resulting in a sharp economic contraction in Mexico as well as in Argentina and Brazil. The economic contraction not only damaged corporate profits but also led to a crisis in the Mexican and Argentine banking systems. Far Eastern markets suffered from the typical cyclical effects of economic overheating. Central banks responded to rising current account deficits, which became more difficult to fund as foreign capital inflows diminished, by raising interest rates. As usual, rising interest rates had a negative impact on equity prices. Finally, with returns so strong in the U.S. market, investors stayed at home in 1995 instead of searching abroad for higher returns.

  The outlook for 1996 is exciting. Given two years of consolidation after a spectacular 1993, valuation levels are far more attractive today than they have been for some time. Signs of economic slowing in Asia should begin to appear, improving the interest rate outlook and propelling stocks higher. Mexico and Latin America face a difficult recovery but there are also many opportunities. Mexico is rebuilding its economy on a sounder footing. Exports are now 30% of Mexican GDP and growing rapidly and the Mexican current account deficit has moved into surplus.

  We see tremendous opportunities in Eastern Europe, especially Poland. Western European countries, due to high labor costs, are increasingly moving production capacity to low wage countries with Poland becoming a favorite target. This is in many ways similar to Japanese investment earmarked for Asia in the '80s and '90s. Israel also continues to offer attractive investments due to its highly skilled and cheap labor force, and better macroeconomic management from the government and the Bank of Israel.

  The Lexington Emerging Markets Fund has redeployed most of its high cash position back into equities due to our positive stance on emerging markets. The largest weighting remains in Asia as these dynamic, fast growing economies offer the prospect of strong long-term earnings growth. Latin America now constitutes over 20% of the Fund's assets as we expect confidence to return to the region. If capital flows increase into Latin America those economies will reap the benefits of falling interest rates and healthier currencies. Also, due to the sharp contraction in the Latin American markets, several outstanding companies have become very cheap and should provide excellent returns over the long term from these depressed levels. We believe the Fund's weighting in Eastern Europe will differentiate the Lexington Emerging Markets Fund from other emerging markets funds in 1996. It is in this region where we believe the best value exists. This is still a relatively undiscovered area in the emerging markets community. The Polish economy is growing 6%, inflation although high at 24%, continues to decline, and there are several rapidly growing companies with world class strategic partners trading at low single digit price to earnings ratios.

                                                                ----------------

  Investing in emerging markets is certainly not without risks. Besides those risks usually associated with emerging markets investments we will be watching out for signs of rising inflation and economic pick-up in the developed world. Such a scenario would put pressure on interest rates and thus have a negative effect on the emerging markets. We believe that U.S. investors will begin to look abroad again in 1996. U.S. returns are likely to be much more pedestrian in 1996 than they were in 1995. Barings Securities estimates $50 billion will flow into emerging markets in 1996 which would be triple the 1995 level.

  We appreciate your continued support and would welcome the opportunity to discuss any questions you may have about your investment.

Sincerely,
                                                       [SIGNATURE]
         [SIGNATURE]
Richard T. Saler
                                            Robert M. DeMichele
PORTFOLIO MANAGER
                                            PRESIDENT
January, 1996
                                            January, 1996
------------
* -3.93% and -1.85% are the one year and since commencement (3/30/94) average annual standard total returns, respectively, for the period ended December 31, 1995. Investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than at their original cost. Total return represents past performance.

            COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN
                     LEXINGTON EMERGING MARKETS FUND, INC.,
       AND THE UNMANAGED MORGAN STANLEY CAPITAL INTERNATIONAL (EAFE) INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                             MORGAN STANLEY CAPITAL INTERNATIONAL (EAFE)
           LEXINGTON EMERGING MARKETS FUND                      INDEX
3/30/94                           $ 10,000                                        $ 10,000
12/31/94                          $ 10,076                                        $ 10,414
12/31/95                           $ 9,679                                        $ 11,581

This graph, prepared in accordance with SEC regulations, compares a $10,000 investment in the Fund with a similar investment in the Morgan Stanley Capital International (EAFE) Index. Results for the Fund and the Morgan Stanley Capital International (EAFE) Index include the reinvestment of all dividend and capital gain distributions. The Fund's Inception Date was 3/30/94. Investment return and principal value of an investment will fluctuate so that an investor's shares when redeemed may be worth more or less than at their original cost. Total return represents past performance and it is not predictive of future results.

                                                                ----------------

----------------

LEXINGTON EMERGING MARKETS FUND, INC.
STATEMENT OF NET ASSETS
(INCLUDING THE PORTFOLIO OF INVESTMENTS)
DECEMBER 31, 1995

                                                                                VALUE
COMMON STOCKS--95.8%                                             SHARES       (NOTE 1)
----------------------------------------------------------------------------------------
BRAZIL--7.3%
Coteminas...................................................        310,000  $   103,685
Cia Acos Especiais Itabir (Preferred shares)................     13,894,500       80,790
Compania Vale Do Rio Doce (ADR) (Preferred shares)..........          3,100      127,100
Telecomunicacoes Brasileiras S.A............................      1,787,000       86,067
Telecomunicacoes de Sao Paulo S.A...........................        500,000       73,582
Usinas Siderurgicas de Minas Gerais S.A.....................    120,365,000       97,858
                                                                             -----------
                                                                                 569,082
                                                                             -----------

CHILE--5.0%
Banco O'Higgins (ADR).......................................          5,000      115,000
Banco Osorno y La Union (ADR)...............................          7,500      104,063
Chile Fund, Inc.............................................          2,000       52,000
Madeco, S.A. (ADR)..........................................          4,550      122,850
                                                                             -----------
                                                                                 393,913
                                                                             -----------

GREECE--3.8%
AEGEK.......................................................          3,400       29,225
Delta Dairy S.A. (Preferred shares).........................          4,950       73,000
Michaniki S.A...............................................          5,300       68,112
Titan Cement Company........................................          3,100      129,967
                                                                             -----------
                                                                                 300,304
                                                                             -----------

HONG KONG--4.6%
Dao Heng Bank Group, Ltd....................................         33,000      118,650
Henderson Land Development Company, Ltd.....................         13,000       78,350
HSBC Holdings Plc...........................................         10,800      163,425
                                                                             -----------
                                                                                 360,425
                                                                             -----------

HUNGARY--1.1%
Pick Szeged.................................................          2,220       84,522
                                                                             -----------

INDIA--3.3%
India Fund, Inc.............................................         14,000      124,250
Bajaj Auto, Ltd.(2).........................................          2,500       65,300
Hindalco Industries, Ltd.(2)................................          2,100       71,400
                                                                             -----------
                                                                                 260,950
                                                                             -----------

INDONESIA--7.0%
PT Bank Bali................................................            500          985
PT Hanjaya Mandala Sampoerna................................          9,500       98,993
PT Hero Supermarket.........................................         28,000       60,070
PT Indah Kiat Pulp & Paper Corporation......................         56,234       41,240
PT Indosat (ADR)............................................          1,000       36,500
PT Modern Photo Film Company................................         12,000       69,615
PT Semen Cibinong...........................................         53,000      132,268

                                                                ----------------

----------------

LEXINGTON EMERGING MARKETS FUND, INC.
STATEMENT OF NET ASSETS (CONTINUED)
(INCLUDING THE PORTFOLIO OF INVESTMENTS)
DECEMBER 31, 1995

                                                                                VALUE
COMMON STOCKS (CONTINUED)                                        SHARES       (NOTE 1)
----------------------------------------------------------------------------------------
INDONESIA (CONTINUED)
PT Semen Gresik.............................................         27,000  $    75,657
PT Sinar Mas Agro Resources Agricultural Production and
  Technology Corporation....................................         54,000       30,144
                                                                             -----------
                                                                                 545,472
                                                                             -----------

ISRAEL--6.3%
Africa-Israel Investments, Ltd.(2)..........................             10       12,058
Bank Hapoalim, Ltd..........................................         54,936       90,682
First International Bank of Israel..........................            400       46,782
First Israel Fund, Inc......................................          8,200       95,325
Koor Industries, Ltd........................................          1,060      105,244
Osem Investment, Ltd........................................          8,832       52,816
Teva Pharmaceutical Industries, Ltd. (ADR)..................          1,300       60,206
The Israel Land Developement Company........................          9,000       26,036
                                                                             -----------
                                                                                 489,149
                                                                             -----------

MALAYSIA--8.4%
Arab Malaysian Merchant Bank Holdings Bhd...................          6,000       68,544
Berjaya Singer Bhd..........................................         16,000       19,917
Cement Industries of Malaysia Bhd...........................         25,000       81,003
Genting Bhd.................................................          5,000       41,757
IOI Properties Bhd..........................................         20,000       50,030
Malayan Banking Bhd.........................................          8,000       67,441
New Straits Times Press Bhd.................................         32,000      107,150
Sime Darby Bhd..............................................         25,000       66,476
Sungei Way Holdings Bhd.....................................         31,000      111,739
Tanjong Plc.................................................          9,000       26,236
Tenaga Nasional Bhd.........................................          3,000       11,818
                                                                             -----------
                                                                                 652,111
                                                                             -----------

MEXICO--8.2%
Corporacion Industrial San Luis S.A.........................         22,020      113,254
Grupo Casa Autrey, S.A. de C.V. (ADR).......................          6,000       80,250
Grupo Industrial Maseco S.A. de C.V.........................        171,000      104,648
Grupo Televisa S.A. (ADR)...................................          6,700      150,750
Transportacion Maritima Mexicana S.A. de C.V. "L" (ADR).....          9,000       75,375
Tubos De Acero De Mexico S.A. (ADR)(2)......................         16,800      117,600
                                                                             -----------
                                                                                 641,877
                                                                             -----------

PAKISTAN--0.5%
Pakistan Investment Fund, Inc...............................          7,700       40,425
                                                                             -----------

PHILIPPINES--6.4%
Ayala Land, Inc. "B"........................................        120,750      147,425
Filinvest Land Inc.(2)......................................        444,250      142,377
International Container Terminal Service, Inc...............         92,750       48,657

                                                                ----------------

----------------

LEXINGTON EMERGING MARKETS FUND, INC.
STATEMENT OF NET ASSETS (CONTINUED)
(INCLUDING THE PORTFOLIO OF INVESTMENTS)
DECEMBER 31, 1995

                                                                                VALUE
COMMON STOCKS (CONTINUED)                                        SHARES       (NOTE 1)
----------------------------------------------------------------------------------------
PHILIPPINES (CONTINUED)
Manila Electric Company.....................................          3,000  $    24,495
Philippine Commercial International Bank(1).................          4,800       44,319
San Miguel Corporation "B"..................................          6,500       22,196
Universal Robina Corporation................................        140,200       69,538
                                                                             -----------
                                                                                 499,007
                                                                             -----------

POLAND--6.7%
Bank Rozwoju Eksportu S.A...................................          7,400      112,622
Bank Slaski S.A.............................................            500       29,119
Debica S.A..................................................          2,900       43,782
Elektrim Towarzystwo Handlowe S.A...........................         32,300      109,458
Polifarb Cieszyn Wroclaw S.A................................         14,400       54,643
Stomil Olsztyn S.A..........................................          8,900       83,076
Universal S.A...............................................          2,500        7,102
Wedel S.A...................................................            520       17,200
Zaklady Piwowarski W Zylocu S.A.............................            920       63,475
                                                                             -----------
                                                                                 520,477
                                                                             -----------

PORTUGAL--1.9%
Portugal Telecom S.A. (ADR)(2)..............................          7,464      140,261
Unicer - Uniao Cervejeira S.A...............................            600       10,013
                                                                             -----------
                                                                                 150,274
                                                                             -----------

SINGAPORE--7.0%
Development Bank of Singapore, Ltd..........................          9,000      112,038
Fraser & Neave, Ltd.........................................          6,000       76,390
Jurong Engineering, Ltd.....................................          5,000       29,177
Keppel Corporation, Ltd.....................................          9,000       80,209
Oversea-Chinese Banking Corporation, Ltd....................         11,000      137,714
Overseas Union Bank, Ltd....................................         16,000      110,341
                                                                             -----------
                                                                                 545,869
                                                                             -----------

SOUTH AFRICA--7.4%
Anglo American Corporation of South Africa, Ltd. (ADR)......            300       18,169
Anglo American Platinum (ADR)(2)............................          4,442       25,284
Barlow, Ltd. (ADR)..........................................          7,500      106,415
Liberty Life Association of Africa, Ltd.....................          1,500       46,508
Liberty Life Association of Africa, Ltd. (ADR)..............          3,100       95,499
Malbak, Ltd.(1).............................................          5,300       36,720
Malbak, Ltd.................................................          5,400       37,413
Rustenburg Platinum Holdings, Ltd. (ADR)....................          6,710      110,439
South African Breweries, Ltd................................          1,400       51,283
South African Breweries, Ltd. (ADR).........................          1,422       52,081
                                                                             -----------
                                                                                 579,811
                                                                             -----------

                                                                ----------------

----------------

LEXINGTON EMERGING MARKETS FUND, INC.
STATEMENT OF NET ASSETS (CONTINUED)
(INCLUDING THE PORTFOLIO OF INVESTMENTS)
DECEMBER 31, 1995

                                                                                VALUE
COMMON STOCKS (CONTINUED)                                        SHARES       (NOTE 1)
----------------------------------------------------------------------------------------
SOUTH KOREA--1.1%
Pohang Iron & Steel Company, Ltd............................          1,200  $    78,432
Pohang Iron & Steel Company, Ltd. (ADR).....................            400        8,750
                                                                             -----------
                                                                                  87,182
                                                                             -----------

TAIWAN--1.2%
Taiwan Fund, Inc............................................          4,537       93,009
                                                                             -----------

THAILAND--6.7%
Advanced Information Service Plc............................          4,600       81,478
Bangkok Bank, Ltd...........................................          8,000       97,220
Matichon Public Company, Ltd................................          6,000       35,980
Phatra Thanakit Company, Ltd................................          5,500       47,180
Saha Pathanapibul Company, Ltd..............................          1,900        3,545
Siam City Cement Company, Ltd...............................          4,600       71,978
Thai Farmers Bank Public Company, Ltd.......................          8,000       80,699
The Siam Cement Company, Ltd................................          1,300       72,072
Total Access Communication Plc(1)...........................          5,400       35,100
                                                                             -----------
                                                                                 525,252
                                                                             -----------

UNITED KINGDOM--1.2%
Antofagasta Holdings Plc....................................         21,300       96,569
                                                                             -----------

UNITED STATES--0.1%
Freeport McMoran Copper & Gold (Preferred shares)...........            300        8,400
                                                                             -----------

VENEZUELA--0.6%
Ceramanic Carobobo ADR......................................          3,240        3,467
Mantex S.A.C.A. (ADR)(2)....................................          5,520       26,220
Mavesa S.A. (ADR)(1,2)......................................          1,845        6,919
Mavesa, S.A. (ADR)(2).......................................          2,050        7,688
                                                                             -----------
                                                                                  44,294
                                                                             -----------

TOTAL COMMON STOCKS (cost $7,554,923).......................                   7,488,374
                                                                             -----------

                                                                PRINCIPAL
SHORT-TERM INVESTMENTS                                           AMOUNT         VALUE
----------------------------------------------------------------------------------------
U.S. GOVERNMENT OBLIGATIONS: 11.4%
U.S. Treasury Bill 4.92%, due 03/14/96......................  $     400,000      396,009
U.S. Treasury Bill 5.30%, due 01/04/96......................        100,000       99,956
U.S. Treasury Bill 5.25%, due 01/18/96......................        300,000      299,256
U.S. Treasury Bill 5.295%, due 05/09/96.....................        100,000       98,103
                                                                             -----------

TOTAL SHORT-TERM INVESTMENTS (cost $893,324)................                     893,324
                                                                             -----------

                                                                ----------------

----------------

LEXINGTON EMERGING MARKETS FUND, INC.
STATEMENT OF NET ASSETS (CONTINUED)
(INCLUDING THE PORTFOLIO OF INVESTMENTS)
DECEMBER 31, 1995

                                                                PRINCIPAL
SHORT-TERM INVESTMENTS (CONTINUED)                               AMOUNT         VALUE
----------------------------------------------------------------------------------------

U.S. GOVERNMENT OBLIGATIONS: 11.4% (CONTINUED)
TOTAL INVESTMENTS--
  (cost $8,448,247+)(Note 1)                                         107.2%    8,381,698
Liabilities in excess of other assets--                               (7.2%)    (567,037)
                                                              -------------  -----------
TOTAL NET ASSETS--(equivalent to $9.38 per share on 832,893
  shares outstanding)                                                100.0%  $ 7,814,661
                                                              -------------  -----------
                                                              -------------  -----------

            ------------------------
            NOTES TO STATEMENT OF NET ASSETS

            (1)The following securities were purchased under Rule 144A of the
               Securities Act of 1933 and, unless registered under the Act or exempted from registration, may be sold only to qualified institutional investors.

                                               ACQUISITION  AVERAGE COST                 PERCENT OF
                   ISSUER                         DATE        PER SHARE    MARKET VALUE  NET ASSETS
---------------------------------------------  -----------  -------------  ------------  -----------
Malbak, Ltd..................................    07/25/95     $    5.75     $   36,720          .47%
Mavesa S.A. (ADR)............................    03/30/95          8.86          6,919          .09%
Philippine Commercial International Bank.....    08/04/95          8.47         44,319          .57%
Total Access Communication Plc...............    09/19/95          6.31         35,100          .45%
                                                                           ------------  -----------
                                                                            $  123,058         1.58%
                                                                           ------------  -----------
                                                                           ------------  -----------

            Pursuant to guidelines adopted by the Fund's Board of Directors, these unregistered securities have been deemed to be illiquid. The Fund currently limits investment in illiquid securities to 15% of the Fund's net assets, at market value, at the time of purchase.
            ------------------------
            (2)Non-income producing securities.
            ADR--American Depository Receipt.
            +Aggregate cost for Federal income tax purposes is identical.

NET ASSETS BY INDUSTRY CONCENTRATION

            At December 31, 1995, the composition of the Fund's net assets by industry concentration was as follows:

Banking.....................................................      18.6%
Capital Equipment...........................................       4.1
Construction & Housing......................................       1.7
Consumer Durable............................................       3.7
Consumer NonDurable.........................................      11.1
Financial Services..........................................       3.3
Health Care.................................................       1.8
Materials...................................................      19.5
Merchandising...............................................       0.8
Multi-Industry..............................................      11.8
Real Estate.................................................       5.6
Services....................................................       7.7
Telecommunications..........................................       4.2
Trade.......................................................       1.6
U.S. Government obligations.................................      11.4
Utilities...................................................       0.3
Other liabilities...........................................      (7.2)
                                                                 ------
    Total Net Assets........................................     100.0%
                                                                 ------
                                                                 ------

            ------------------------
            The Notes to Financial Statements are an integral part of this statement.

                                                                ----------------

----------------

LEXINGTON EMERGING MARKETS FUND, INC.
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1995

-----------------------------------------------------------------------------------

ASSETS
  Investments, at value (cost $8,448,247) (Note 1)....................  $ 8,381,698
  Cash................................................................       70,001
  Receivable for shares sold..........................................       44,538
  Dividends and interest receivable...................................       12,289
  Foreign taxes recoverable...........................................           12
  Deferred organization expenses, net (Note 1)........................       14,502
  Due from Lexington Management Corporation (Note 2)..................        8,927
                                                                        -----------
      Total Assets....................................................    8,531,967
                                                                        -----------
LIABILITIES
  Payable for shares redeemed.........................................       45,410
  Payable for investment securities purchased.........................      596,373
  Accrued expenses....................................................       75,523
                                                                        -----------
      Total Liabilities...............................................      717,306
                                                                        -----------
NET ASSETS (equivalent to $9.38 per share on 832,893 shares
 outstanding) (Note 3)................................................  $ 7,814,661
                                                                        -----------
                                                                        -----------
NET ASSETS consist of:
  Capital stock--authorized 500,000,000 shares, $.001 par value per
  share...............................................................  $       833
  Additional paid-in capital..........................................    8,390,026
  Undistributed net investment income (Note 1)........................        1,876
  Accumulated net realized loss on investments and foreign currency
  holdings (Notes 1 and 6)............................................     (511,559)
  Net unrealized depreciation of investments and foreign currency
  holdings............................................................      (66,515)
                                                                        -----------
      NET ASSETS......................................................  $ 7,814,661
                                                                        -----------
                                                                        -----------

------------
The Notes to Financial Statements are an integral part of this statement.

                                                                ----------------

----------------

LEXINGTON EMERGING MARKETS FUND, INC.
STATEMENT OF OPERATIONS
DECEMBER 31, 1995

----------------------------------------------------------------------------------

INVESTMENT INCOME
  Interest Income.....................................................  $   57,145
  Dividend Income.....................................................     123,399
                                                                        ----------
                                                                           180,544
  Less: Foreign tax expense...........................................      15,380
                                                                        ----------
      Total investment income.........................................  $  165,164

EXPENSES
  Investment advisory fee (Note 2)....................................      53,143
  Accounting and shareholder services fees (Note 2)...................      13,314
  Custodian and transfer agent fees...................................      81,142
  Printing and mailing................................................      41,370
  Registration fees...................................................       7,088
  Directors' fees.....................................................      13,220
  Amortization of deferred organization expenses (Note 1).............       4,440
  Audit and legal fees................................................      22,100
  Computer processing fees............................................      14,165
  Other expenses......................................................       5,936
                                                                        ----------
    Total expenses....................................................     255,918
    Less: expenses recovered under contract with investment adviser
    (Note 2)..........................................................     173,670
                                                                        ----------
                                                                            82,248
                                                                        ----------
        Net investment income.........................................      82,916
REALIZED AND UNREALIZED LOSS ON INVESTMENTS (Note 4)
  Realized loss on:
    Investments.......................................................    (425,641)
    Foreign currency transactions.....................................      (4,821)
                                                                        ----------
      Net realized loss...............................................    (430,462)
  Net change in unrealized depreciation on:
    Investments.......................................................     161,277
    Foreign currency translations of other assets and liabilities.....          63
                                                                        ----------
      Net unrealized change in depreciation...........................     161,340
                                                                        ----------
      Net realized and unrealized loss................................    (269,122)
                                                                        ----------
DECREASE IN NET ASSETS RESULTING FROM OPERATIONS......................  $ (186,206)
                                                                        ----------
                                                                        ----------

STATEMENTS OF CHANGES IN NET ASSETS

                                                                         MARCH 30, 1994
                                                                        (COMMENCEMENT OF
                                                       YEAR ENDED        OPERATIONS) TO
                                                    DECEMBER 31, 1995   DECEMBER 31, 1994
-----------------------------------------------------------------------------------------
Net investment income.............................     $   82,916          $   14,482
Net realized loss from investment transactions....       (430,462)             (2,132)
Unrealized appreciation (depreciation) of
 investments......................................        161,340            (227,855)
                                                    -----------------   -----------------
  Net decrease in net assets resulting from
  operations......................................       (186,206)           (215,505)
Distributions to shareholders from net investment
 income...........................................        (76,219)            (10,100)
Distributions to shareholders in excess of net
 realized
 gain on investments (Note 1).....................       --                   (88,168)
Increase in net assets from capital share
 transactions (Note 3)............................      3,453,270           4,937,589
                                                    -----------------   -----------------
      Net increase in net assets..................      3,190,845           4,623,816
NET ASSETS
  Beginning of period.............................      4,623,816            --
                                                    -----------------   -----------------
  End of period (including undistributed net
  investment income of $1,876 and $346,
  respectively)...................................     $7,814,661          $4,623,816
                                                    -----------------   -----------------
                                                    -----------------   -----------------

------------
The Notes to Financial Statements are an integral part of these statements.

                                                                ----------------

----------------

LEXINGTON EMERGING MARKETS FUND, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995 AND 1994

1. SIGNIFICANT ACCOUNTING POLICIES

  Lexington Emerging Markets Fund, Inc. (the "Fund") is an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek long-term growth of capital primarily through investment in equity securities of companies domiciled in, or doing business in emerging countries and emerging markets. With the exception of shares held in connection with initial capital of the Fund, shares of the Fund are currently being offered to participating insurance companies for allocation to certain accounts for the purpose of funding variable annuity contracts issued by the participating insurance companies. The Fund commenced operations on March 30, 1994. The following is a summary of the significant accounting policies followed by the Fund in the preparation of its financial statements:

  SECURITIES: Security transactions are accounted for on a trade date basis. Realized gains and losses from investment transactions are reported on the identified cost basis. Investments are stated at market value based on closing prices reported by the exchange on which the securities are traded, on the last business day of the period or, for over-the-counter securities, at the average between bid and asked prices. Securities for which market quotations are not readily available and other assets are valued at fair value as determined by the management and approved in good faith by the Board of Directors. Short-term securities are stated at amortized cost, which approximates market value. All investments quoted in foreign currency are valued in U.S. dollars on the basis of the foreign currency exchange rate prevailing at the close of business. Dividends and distributions to shareholders are recorded on the ex-dividend date. Interest income is accrued as earned.

  FOREIGN CURRENCY TRANSACTIONS: Foreign currencies (and receivables and payables denominated in foreign currencies) are translated into U.S. dollar amounts at current exchange rates. Translation gains or losses resulting from changes in exchange rates and realized gains and losses on the settlement of foreign currency transactions are reported in the statement of operations. In addition, the Fund may enter into forward foreign exchange contracts in order to hedge against foreign currency risk. These contracts are marked to market daily, by recognizing the difference between the contract exchange rate and the current market rate as unrealized gains or losses. Realized gains or losses are recognized when contracts are closed.

  DISTRIBUTIONS: In accordance with Statement of Position 93-2: Determination, Disclosure and Financial Statement Presentation of Income, Capital Gain and Return of Capital Distributions by Investment Companies, as of December 31, 1995 and 1994, book and tax basis differences amounting to $5,167 and $4,036 respectively, have been reclassified from accumulated net realized loss on investments to undistributed net investment income. Accumulated net realized loss on investments reflects temporary book-tax differences arising from losses resulting from wash sales and Internal Revenue Code Excise Tax distribution requirements and associated post-October loss deferral provisions, which effectively allow the deferral of net realized capital losses to the next tax year.

  FEDERAL INCOME TAXES: It is the Fund's intention to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Therefore, no provision for Federal income taxes has been made.

  DEFERRED ORGANIZATION  EXPENSES:   Organization expenses  aggregating  $22,290
have been deferred and are being amortized on a straight-line basis over five years.

2. INVESTMENT ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATE

  The Fund pays an investment advisory fee to Lexington Management Corporation ("LMC") at the rate of .85% of average daily net assets. LMC has agreed to voluntarily limit the total expenses of the Fund (excluding interest, taxes, brokerage commissions and extraordinary expenses but including management fee and operating expenses) to an annual rate of 1.30% of the Fund's average net assets. For the year ended December 31, 1995 expense reimbursement amounted to $173,670 and is set forth in the statement of operations.

  The Fund also reimburses LMC for certain expenses, including accounting and shareholder servicing costs, which are incurred by the Fund, but paid by LMC.

                                                                ----------------

----------------

LEXINGTON EMERGING MARKETS FUND, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 1995 AND 1994

3. CAPITAL STOCK

  Transactions in capital stock were as follows:

                                                                                                          MARCH 30, 1994
                                                                                                         (COMMENCEMENT OF
                                                                                   YEAR ENDED         OPERATIONS) TO DECEMBER
                                                                                DECEMBER 31, 1995            31, 1994
                                                                             -----------------------  -----------------------
                                                                              SHARES       AMOUNT      SHARES       AMOUNT
                                                                             ---------  ------------  ---------  ------------
        Shares sold........................................................    845,934  $  7,996,657    497,613  $  5,246,882
        Shares issued on reinvestment of dividends.........................      8,108        76,218      9,946        98,265
                                                                             ---------  ------------  ---------  ------------
                                                                               854,042     8,072,875    507,559     5,345,147
        Shares redeemed....................................................   (490,164)   (4,619,605)   (38,544)     (407,558)
                                                                             ---------  ------------  ---------  ------------
          Net increase.....................................................    363,878  $  3,453,270    469,015  $  4,937,589
                                                                             ---------  ------------  ---------  ------------
                                                                             ---------  ------------  ---------  ------------

4. PURCHASES AND SALES OF INVESTMENT SECURITIES

  The cost of purchases and proceeds from sales of securities for the year ended December 31, 1995, excluding short-term securities, were $10,411,784 and $4,689,910, respectively.

  At December 31, 1995, aggregate gross unrealized appreciation for all securities and foreign currency holdings (including foreign currency receivables and payables) in which there is an excess of value over tax cost amounted to $474,489 and aggregate gross unrealized depreciation for which there is an excess of tax cost over value amounted to $541,004.

5. INVESTMENT AND CONCENTRATION RISKS

  The Fund's investment in foreign securities may involve risks not present in domestic investments. Since foreign securities may be denominated in a foreign currency and involve settlement and pay interest or dividends in foreign currencies, changes in the relationship of these foreign currencies to the U.S. dollar can significantly affect the value of the investments and earnings of the Fund. Foreign investments may also subject the Fund to foreign government exchange restrictions, expropriation, taxation or other political, social or economic developments, all of which could affect the market and/or credit risk of the investments.

  In addition to the risks described above, risks may arise from forward foreign currency contracts from the potential inability of counterparties to meet the terms of their contracts.

6. FEDERAL INCOME TAXES-CAPITAL LOSS CARRYFORWARDS

  Capital loss carryforwards available for federal income tax purposes as of December 31, 1995 are approximately $447,839 expiring in 2003.

  To the extent any future capital gains are offset by these losses, such gains would not be distributed to shareholders.

  Treasury regulations were issued in early 1990 which provide that capital losses incurred after October 31 of a Fund's taxable year can be deemed to have occurred on the first day of the following taxable year (i.e., January 1). The regulations indicate that a fund may elect to retroactively apply these rules for purposes of computing taxable income. Accordingly, the 1995 post-October losses of $63,720 has been deemed to have occurred in 1996 for federal income tax purposes.

                                                                ----------------

----------------

LEXINGTON EMERGING MARKETS FUND, INC.
FINANCIAL HIGHLIGHTS
Selected per share data for a share outstanding throughout the period:

                                                                                                              MARCH 30, 1994
                                                                                                             (COMMENCEMENT OF
                                                                                            YEAR ENDED        OPERATIONS) TO
                                                                                        DECEMBER 31, 1995   DECEMBER 31, 1994
                                                                                        ------------------  ------------------
Net asset value, beginning of period..................................................      $     9.86          $    10.00
                                                                                               -------             -------
Income (loss) from investment operations:
  Net investment income...............................................................            0.09                0.03
  Net realized and unrealized gain (loss) on investments..............................           (0.48)               0.04
                                                                                               -------             -------
      Total income (loss) from investment operations..................................           (0.39)               0.07
                                                                                               -------             -------
Less distributions:
  Dividend from net investment income.................................................           (0.09)              (0.02)
  Distributions in excess of net realized capital gains (temporary book-tax
    difference).......................................................................               --              (0.19)
                                                                                               -------             -------
      Total distributions.............................................................           (0.09)              (0.21)
                                                                                               -------             -------
Net asset value, end of period........................................................      $     9.38          $     9.86
                                                                                               -------             -------
                                                                                               -------             -------
      Total return....................................................................           (3.93%)              0.76%
Ratio to average net assets:
  Expenses, before reimbursement......................................................            4.09%               6.28%*
  Expenses, net of reimbursement......................................................            1.32%               1.30%*
  Net investment loss, before reimbursement...........................................           (1.45%)             (4.29%)*
  Net investment income...............................................................            1.33%               0.70%*
Portfolio turnover....................................................................           88.92%              71.21%*
Net assets at end of period (000's omitted)...........................................      $    7,815          $    4,624

------------
* Annualized

                                                                ----------------

----------------

LEXINGTON EMERGING MARKETS FUND, INC.
INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Lexington Emerging Markets Fund, Inc.:

  We have audited the accompanying statements of net assets (including the portfolio of investments) and assets and liabilities of Lexington Emerging Markets Fund, Inc. as of December 31, 1995, the related statements of operations for the year then ended, and the statement of changes in net assets, and the financial highlights for the year then ended and for the period from March 30, 1994 (commencement of operations) to December 31, 1994. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Lexington Emerging Markets Fund, Inc. as of December 31, 1995, the results of its operations for the year then ended and the changes in its net assets and the financial highlights for the year then ended and for the period from March 30, 1994 to December 31, 1994, in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

New York, New York
January 29, 1996

                                                                ----------------

----------------

SCHWABFUNDS-REGISTERED TRADEMARK-
SCHWAB MONEY MARKET PORTFOLIO
INVESTMENT REVIEW

1995 ECONOMIC REVIEW

  The economic expansion slowed in 1995 to an annual rate of 1.4% through the end of the third quarter, compared to the impressive 3.7% growth rate of the Real Gross Domestic Product (GDP) during 1994.(1) This slowing of the economy can largely be attributed to the series of increases in the federal funds rate implemented by the Federal Reserve Bank (known as the Fed) throughout 1994 and early 1995. The Fed raised its federal funds rate target from 3.0% at the beginning of 1994 to a high of 6.0% in February 1995. By increasing the target on the federal funds rate, the Fed hoped to head off the inflationary impact of a rapidly growing economy by slowing the rate of growth without putting the economy into a recession. Following three 0.25% reductions in July and December of 1995 and January of 1996, the federal funds rate target stood at 5.25% at the end of January 1996. The economic data currently suggests that the Fed's actions have achieved the desired effect, as inflation has stabilized and the U.S. has entered into a period of moderate economic growth.

  Several key economic indicators, such as industrial production, capacity utilization, new home sales, and retail sales have fallen from their high 1994 levels, indicating that economic activity in many sectors has slowed. Although the unemployment rate has remained low at 5.6% for 1995, non-farm payroll growth slowed quite dramatically throughout the year. In light of the economic data and the positive inflation outlook, the Fed lowered the federal funds rate or eased monetary policy, twice in 1995 and once in January 1996.

SHORT-TERM INTEREST RATE ENVIRONMENT

  One of the most significant news stories of 1995 was the uncertainty surrounding the federal budget and debt ceiling negotiations between Congress and the Clinton Administration and the resulting government shutdowns. While these events have taken center stage in the national spotlight, the issues relating to the deficit ceiling itself have had a relatively minor impact to date on the financial markets. As of this writing, short-term interest rates have declined largely as a result of weaker economic growth, lower inflation, and the market's expectations that a balanced budget deal may be achieved. The Fed already has lowered the federal funds rate a total of 0.50% in 1995 and 0.25% in January 1996; a balanced budget compromise could give the Fed incentive to lower interest rates even further, an action which is widely anticipated by market participants.

  As shown in the chart on the next page, short-term interest rates declined steadily throughout 1995. The primary reason for the decline has been the two reductions in the federal funds target rate and anticipation of further reductions in the future.

------------
(1) All Gross Domestic Product (GDP) statistics used in this report are based on the Commerce Department's new chain-weighted calculation methodology. As a result, these statistics may differ from those in previous shareholder reports, which used the prior fixed-weighted methodology. During 1996, the Commerce Department will revise all GDP growth rate reporting to a chain-weighted basis.

                                                                ----------------

----------------

SCHWABFUNDS-REGISTERED TRADEMARK-
SCHWAB MONEY MARKET PORTFOLIO
INVESTMENT REVIEW (CONTINUED)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 RATES FOR SCHWAB MONEY MARKET PORTFOLIO ANNUAL REPORTS
1995
All Rates are weekly averages
Source:Bloomberg, David Rosenberg has hard copy
                                                              Taxable 90-Day CP   90 Day T-Bill
01/06/95                                                                   6.27           5.907
01/13/95                                                                   6.07           5.687
01/20/95                                                                    6.2           5.896
01/27/95                                                                   6.24           5.907
02/03/95                                                                   6.19           5.948
02/10/95                                                                   6.14           5.969
02/17/95                                                                   6.13           5.854
02/24/95                                                                   6.12           5.867
03/03/95                                                                   6.14           5.892
03/10/95                                                                    6.2           5.933
03/17/95                                                                   6.14           5.902
03/24/95                                                                   6.13           5.839
03/31/95                                                                   6.19           5.871
04/07/95                                                                   6.12            5.85
04/14/95                                                                   6.12           5.745
04/21/95                                                                   6.07           5.777
04/28/95                                                                   6.11            5.86
05/05/95                                                                   6.08           5.756
05/12/95                                                                   6.09            5.86
05/19/95                                                                   6.06            5.86
05/26/95                                                                   6.02           5.828
06/02/95                                                                   5.87           5.568
06/09/95                                                                   5.98           5.756
06/16/95                                                                   5.97           5.641
06/23/95                                                                    5.9           5.511
06/30/95                                                                   5.97           5.573
07/07/95                                                                  5.860           5.589
07/14/95                                                                  5.730           5.548
07/21/95                                                                  5.770           5.584
07/28/95                                                                  5.800           5.589
08/04/95                                                                  5.800           5.578
08/11/95                                                                  5.810           5.555
08/18/95                                                                  5.790           5.584
08/25/95                                                                  5.820           5.558
09/01/95                                                                  5.790           5.458
09/08/95                                                                  5.760           5.487
09/15/95                                                                  5.720           5.451
09/22/95                                                                  5.700           5.366
09/29/95                                                                  5.760           5.421
10/06/95                                                                  5.810           5.452
10/13/95                                                                  5.820           5.450
10/20/95                                                                  5.800           5.424
10/27/95                                                                  5.820           5.398
11/03/95                                                                  5.790           5.473
11/10/95                                                                  5.750           5.530
11/17/95                                                                  5.740           5.537
11/24/95                                                                  5.720           5.508
12/01/95                                                                  5.720           5.492
12/08/95                                                                  5.670           5.484
12/15/95                                                                  5.650           5.417
12/22/95                                                                  5.610           5.156
12/29/95                                                                  5.610           5.022

PORTFOLIO COMPOSITION

  In response to the softer economic environment and expectations of federal funds rate reductions, the dollar-weighted average maturity of the Portfolio was lengthened during 1995. In general, in a declining interest rate environment, extending a fund's dollar-weighted average maturity helps minimize the impact of having to reinvest money at lower market rates as securities held in a fund's portfolio mature. For example, from December 31, 1994 to December 31, 1995, the average maturity of the Schwab Money Market Portfolio increased from 13 days to 30 days. Although the Portfolio's yield has decreased recently in response to the decline in market interest rates, this strategy of lengthening maturities was successful in delaying the decline in the Portfolio's yield.

                                                                ----------------

----------------

SCHWABFUNDS-REGISTERED TRADEMARK-
SCHWAB MONEY MARKET PORTFOLIO
PORTFOLIO SUMMARY
                                  ASSET GROWTH

    TOTAL          TOTAL        PERCENTAGE
 NET ASSETS     NET ASSETS      GROWTH OVER
    AS OF          AS OF         REPORTING
  12/31/95       12/31/94         PERIOD
---------------------------------------------
$  16,912,432  $   7,409,454          128%

             AVERAGE YIELDS FOR THE PERIODS ENDED DECEMBER 31, 1995

 LAST SEVEN      LAST THREE        LAST TWELVE
    DAYS           MONTHS            MONTHS
-------------------------------------------------
      5.14%           5.15%             5.14%

                               MATURITY SCHEDULE
                          PERCENT OF TOTAL INVESTMENTS

MATURITY RANGE                                                   3/31/95       6/30/95       9/30/95       12/31/95
---------------------------------------------------------------------------------------------------------------------
 0 - 15 Days.................................................        32.7%         21.5%         35.6%         25.0%
16 - 30 Days.................................................        56.0%         23.8%         17.7%         30.0%
31 - 60 Days.................................................        11.3%         29.0%         30.3%         41.0%
61 - 90 Days.................................................         0.0%         25.7%         16.4%          4.0%
91 - 120 Days................................................         0.0%          0.0%          0.0%          0.0%
Over 120 Days................................................         0.0%          0.0%          0.0%          0.0%
Weighted Average.............................................       19 Days       37 Days       32 Days       30 Days

                               PORTFOLIO QUALITY

                                                                                                            PERCENT OF
                                                                                                            NET ASSETS
                                             SEC TIER RATING                                                 12/31/95
-----------------------------------------------------------------------------------------------------------------------
Tier 1...................................................................................................       100.0%
Tier 2...................................................................................................         0.0%

                                                                ----------------

----------------

SCHWABFUNDS-REGISTERED TRADEMARK-
SCHWAB MONEY MARKET PORTFOLIO
SCHEDULE OF INVESTMENTS
DECEMBER 31, 1995

AGENCY OBLIGATIONS--78.8%                             PAR       VALUE
------------------------------------------------------------------------------------------------------

DISCOUNT NOTES
Federal Farm Credit Bank
  5.67%, 01/08/96........................................................  $    600,000  $     599,342
  5.66%, 01/12/96........................................................     1,450,000      1,447,506
  5.68%, 01/31/96........................................................       400,000        398,127
Federal Home Loan Bank
  5.68%, 01/25/96........................................................     1,325,000      1,320,027
  5.65%, 01/25/96........................................................       445,000        443,345
  5.62%, 02/02/96........................................................       565,000        562,223
Federal Home Loan Mortgage Corp.
  5.52%, 01/10/96........................................................     1,270,000      1,268,254
  5.68%, 01/16/96........................................................     1,520,000      1,516,428
  5.67%, 01/22/96........................................................       170,000        169,442
Federal National Mortgage Assoc.
  5.68%, 01/18/96........................................................       245,000        244,346
  5.52%, 01/18/96........................................................     1,625,000      1,620,780
  5.60%, 02/12/96........................................................       810,000        804,765
  5.60%, 02/22/96........................................................     1,350,000      1,339,197
Tennessee Valley Authority
  5.65%, 01/12/96........................................................     1,020,000      1,018,258
  5.59%, 02/13/96........................................................     1,220,000      1,211,927
                                                                                         -------------

TOTAL AGENCY OBLIGATIONS (Cost $13,963,967)..............................                   13,963,967
                                                                                         -------------

U.S. TREASURY OBLIGATIONS--21.2%
------------------------------------------------------------------------------------------------------
U.S. TREASURY BILLS
  5.37%, 01/11/96........................................................        95,000         94,860
  5.50%, 02/08/96........................................................       230,000        228,683
  5.40%, 02/08/96........................................................       385,000        382,830
  5.39%, 02/08/96........................................................       525,000        522,055
  5.43%, 02/15/96........................................................     1,635,000      1,624,035
  5.29%, 02/15/96........................................................        95,000         94,377
  5.39%, 02/22/96........................................................       105,000        104,193
  5.45%, 03/07/96........................................................        75,000         74,267
  5.02%, 03/07/96........................................................       265,000        262,585
  4.88%, 03/14/96........................................................       160,000        158,435
  5.02%, 03/28/96........................................................       220,000        217,360
                                                                                         -------------

TOTAL U.S. TREASURY OBLIGATIONS (Cost $3,763,680)........................                    3,763,680
                                                                                         -------------
TOTAL INVESTMENTS--100.0% (Cost $17,727,647).............................                $  17,727,647
                                                                                         -------------
                                                                                         -------------

            ------------------------
            NOTES TO SCHEDULE OF INVESTMENTS.

            Yields shown are effective yields at the time of purchase and are stated according to the market convention for the security type. For each security, cost (for financial reporting and federal income tax purposes) and carrying value are the same.

            See accompanying Notes to Financial Statements.

                                                                ----------------

----------------

SCHWABFUNDS-REGISTERED TRADEMARK-
SCHWAB MONEY MARKET PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1995

-----------------------------------------------------------------------------------------------------
ASSETS
  Investments, at value (Cost: $17,727,647)..............................................  $17,727,647
    Cash.................................................................................       3,850
    Receivable for fund shares sold......................................................     223,817
    Deferred organization costs..........................................................      25,732
    Prepaid expenses.....................................................................          98
                                                                                           ----------
      Total assets.......................................................................  17,981,144
                                                                                           ----------

LIABILITIES
  Payable for:
    Dividends............................................................................      80,464
    Fund shares redeemed.................................................................     970,101
    Investment advisory fee..............................................................         105
    Other................................................................................      18,042
                                                                                           ----------
      Total liabilities..................................................................   1,068,712
                                                                                           ----------
NET ASSETS applicable to outstanding shares..............................................  $16,912,432
                                                                                           ----------
                                                                                           ----------

NET ASSETS CONSIST OF:
  Capital paid in........................................................................  $16,912,496
  Accumulated net realized loss on investments sold......................................         (64)
                                                                                           ----------
                                                                                           $16,912,432
                                                                                           ----------
                                                                                           ----------
THE PRICING OF SHARES
  Outstanding shares, $0.00001 par value (unlimited shares authorized)...................  16,912,496
  NET ASSET VALUE, offering and redemption price per share...............................       $1.00

------------
See accompanying Notes to Financial Statements.

                                                                ----------------

----------------

SCHWABFUNDS-REGISTERED TRADEMARK-
SCHWAB MONEY MARKET PORTFOLIO
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995

------------------------------------------------------------------------------------------------------
Interest income............................................................................  $ 660,502
                                                                                             ---------

EXPENSES
  Investment advisory and administration fee...............................................     53,557
  Custodian fees...........................................................................     12,415
  Registration fees........................................................................         92
  Professional fees........................................................................     24,643
  Shareholder reports......................................................................     11,735
  Trustees' fees...........................................................................      5,214
  Amortization of deferred organization costs..............................................      7,665
  Insurance and other expenses.............................................................      3,572
                                                                                             ---------
                                                                                               118,893
Less expenses reduced and absorbed.........................................................    (60,678)
                                                                                             ---------
  Total expenses incurred by Fund..........................................................     58,215
                                                                                             ---------
Net investment income......................................................................    602,287
Net realized gain on investments sold......................................................         33
                                                                                             ---------
Net increase in net assets resulting from operations.......................................  $ 602,320
                                                                                             ---------
                                                                                             ---------

------------
See accompanying Notes to Financial Statements.

                                                                ----------------

----------------

SCHWABFUNDS-REGISTERED TRADEMARK-
SCHWAB MONEY MARKET PORTFOLIO
STATEMENT OF CHANGES IN NET ASSETS

                                                                                                               FOR THE PERIOD
                                                                                                                 MAY 3, 1994
                                                                                                  FOR THE       (COMMENCEMENT
                                                                                                 YEAR ENDED    OF OPERATIONS)
                                                                                                DECEMBER 31,   TO DECEMBER 31,
                                                                                                    1995            1994
------------------------------------------------------------------------------------------------------------------------------
OPERATIONS
  Net investment income......................................................................  $      602,287   $      81,012
  Net realized gain (loss) on investments sold...............................................              33             (97)
                                                                                               --------------  ---------------
    Increase in net assets resulting from operations.........................................         602,320          80,915
                                                                                               --------------  ---------------
Dividends to shareholders from net investment income.........................................        (602,287)        (81,012)
                                                                                               --------------  ---------------
CAPITAL SHARE TRANSACTIONS (dollar amounts and number of shares are the same)
  Proceeds from shares sold..................................................................      68,313,915      16,565,781
  Net asset value of shares issued in reinvestment of dividends..............................         552,602          50,171
  Less payments for shares redeemed..........................................................     (59,363,572)     (9,206,401)
                                                                                               --------------  ---------------
    Increase in net assets from capital share transactions...................................       9,502,945       7,409,551
                                                                                               --------------  ---------------
Total increase in net assets.................................................................       9,502,978       7,409,454
NET ASSETS
  Beginning of period........................................................................       7,409,454        --
                                                                                               --------------  ---------------
  End of period..............................................................................  $   16,912,432   $   7,409,454
                                                                                               --------------  ---------------
                                                                                               --------------  ---------------

------------
See accompanying Notes to Financial Statements.

                                                                ----------------

----------------

SCHWABFUNDS-REGISTERED TRADEMARK-
SCHWAB MONEY MARKET PORTFOLIO
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1995

1. DESCRIPTION OF THE FUND

  The Schwab Money Market Portfolio (the "Fund") is a series of Schwab Annuity Portfolios (the "Trust"), a diversified, no-load, open-end, management investment company organized as a Massachusetts business trust on January 21, 1994 and registered under the Investment Company Act of 1940, as amended. The Fund commenced operations on May 3, 1994.

  The Fund invests primarily in a portfolio of high quality, debt securities which mature within 397 days. The Fund is intended exclusively as an investment vehicle for Schwab Investment Advantage-TM-, a variable annuity program.

2. SIGNIFICANT ACCOUNTING POLICIES

  The following significant accounting policies are in conformity with generally accepted accounting principles for investment companies. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

  SECURITY   VALUATION:    Investments  are   stated  at  amortized  cost  which
approximates market value.

  SECURITY TRANSACTIONS AND INTEREST INCOME: Security transactions are accounted for on a trade date basis (date the order to buy or sell is executed). Interest income is recorded on the accrual basis and includes amortization of premium and accretion of discount on investments. Realized gains and losses from security transactions are determined on an identified cost basis.

  REPURCHASE AGREEMENTS: Repurchase agreements are fully collateralized by U.S. Treasury or government agency securities. All collateral is held by the Fund's custodian and is monitored daily to ensure that its market value at least equals the repurchase price under the agreement.

  DIVIDENDS TO SHAREHOLDERS: The Fund declares a daily dividend, equal to its net investment income for that day, payable monthly.

  DEFERRED ORGANIZATION COSTS: Costs incurred in connection with the organization of the Fund and its initial registration with the Securities and Exchange Commission and with various states are amortized on a straight-line basis over a five-year period from the Fund's commencement of operations.

  EXPENSES: Expenses arising in connection with the Fund are charged directly to the Fund. As the Trust offers additional funds, expenses common to all series of the Trust will be allocated to each series in proportion to their relative net assets.

  FEDERAL INCOME TAXES: It is the Fund's policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all net investment income and realized net capital gains, if any, to shareholders. Therefore, no federal income tax provision is required. The Fund intends to qualify under the Code with respect to the diversification requirements related to the tax-deferred status of insurance company separate accounts. The Fund is considered a separate entity for tax purposes.

3. TRANSACTIONS WITH AFFILIATES

  INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENTS: The Trust has an investment advisory and administration agreement with Charles Schwab Investment Management, Inc. (the "Investment Manager"). For advisory services and facilities furnished, the Fund pays an annual fee, payable monthly, of .46% of the first $2 billion of average daily net assets, .45% of such assets over $2 billion and .40% of such assets in excess of $3 billion. Under this agreement, the Fund incurred investment advisory and administration fees of $53,557 for the year ended December 31, 1995, before the Investment Manager reduced its fee (see
Note 4).

  OFFICERS AND TRUSTEES: Certain officers and trustees of the Trust are also officers or directors of the Investment Manager. During the year ended December 31, 1995, the Trust made no direct payments to its officers or trustees who are "interested persons" within the meaning of the Investment Company Act of 1940, as amended. The Fund incurred fees of $5,214 related to the Trust's unaffiliated trustees.

4. EXPENSES REDUCED AND ABSORBED BY THE INVESTMENT MANAGER

  The Investment Manager reduced a portion of its fee and absorbed certain expenses in order to limit the Fund's ratio of operating expenses to average net assets. For the year ended December 31, 1995, the total of such fees and expenses reduced and absorbed by the Investment Manager was $60,678.

                                                                ----------------

----------------

SCHWABFUNDS-REGISTERED TRADEMARK-
SCHWAB MONEY MARKET PORTFOLIO
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
FOR THE YEAR ENDED DECEMBER 31, 1995

5. INVESTMENT TRANSACTIONS

  Purchases, sales and maturities of investment securities for the year ended December 31, 1995, aggregated $117,667,482 and $107,376,242, respectively.

6. FINANCIAL HIGHLIGHTS

  Per share income and capital changes for a share outstanding throughout the period:

                                                                                           FOR THE PERIOD
                                                                                             MAY 3, 1994
                                                                                            (COMMENCEMENT
                                                                            FOR THE        OF OPERATIONS)
                                                                           YEAR ENDED            TO
                                                                          DECEMBER 31,      DECEMBER 31,
                                                                              1995              1994
                                                                       ------------------  ---------------
Net asset value at beginning of period...............................    $         1.00     $        1.00
Income from investment operations
  Net investment income..............................................               .05               .03
  Net realized and unrealized gain (loss) on investments.............                --                --
                                                                       ------------------  ---------------
    Total from investment operations.................................               .05               .03
Less distributions
  Dividends from net investment income...............................              (.05)             (.03)
  Distributions from realized gain on investments....................                --                --
                                                                       ------------------  ---------------
    Total distributions..............................................              (.05)             (.03)
                                                                       ------------------  ---------------
Net asset value at end of period.....................................    $         1.00     $        1.00
                                                                       ------------------  ---------------
                                                                       ------------------  ---------------
Total return.........................................................              5.26%             2.55%
Ratios/Supplemental data
  Net assets, end of period..........................................    $   16,912,432     $   7,409,454
  Ratio of expenses to average net assets............................               .50%              .50%*
  Ratio of net investment income to average net assets...............              5.17%             4.16%*

  The Investment Manager has reduced a portion of its fees and absorbed certain expenses in order to limit the Fund's ratio of operating expenses to average net assets. Had these fees and expenses not been reduced and absorbed, the ratio of expenses to average net assets for the periods ended December 31, 1995 and 1994, would have been 1.02% and 2.10%*, respectively, and the ratio of net investment income to average net assets would have been 4.65% and 2.56%*, respectively.

------------
* Annualized

                                                                ----------------

------------

SCHWABFUNDS-REGISTERED TRADEMARK-
SCHWAB MONEY MARKET PORTFOLIO
REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees and Shareholders of the Schwab Money Market Portfolio

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Schwab Money Market Portfolio (one of the series constituting Schwab Annuity Portfolios, hereafter referred to as the "Trust") at December 31, 1995, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for the periods presented, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 1995 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
San Francisco, California
January 31, 1996

                                                                ----------------

----------------

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND
PORTFOLIO MANAGER'S DISCUSSION

DEAR CONTRACT OWNER:

  For the year ended December 31, 1995, the Fund's total return lagged the general market indices, increasing 11.8 percent, compared to a 28.5 percent gain for the Russell 2000, the most comprehensive small company stock index, a 31.0 percent gain for the S&P MidCap Index and a 37.5 percent gain for the S&P 500.*

  Much of the Fund's underperformance can be traced to early 1995 when the Fund held a sizable stake -- between 19 percent and 21 percent of equities -- in non-U.S. holdings at a time when the spread between domestic and international stock market returns was significant. In addition, the Fund's small- and mid-cap holdings posted lackluster returns until the third quarter of 1995. After a difficult first half, however, the Fund's relative performance steadily improved throughout the last half of 1995. For the six-month period ended December 31, 1995, the Fund posted a total return of 13.2 percent, which underperformed the S&P 500's six-month return of 14.4 percent, but exceeded the 12.3 percent return of the Russell 2000 Index and the 11.3 percent return of the S&P MidCap Index for the same time period.

  The Fund, which invests primarily in small and medium-sized companies, had 61 percent in stocks with market caps of less than $500 million, 12 percent in stocks between $500 million and $1 billion and 27 percent in stocks with market caps of more than $1 billion. The median market cap of the stocks in the portfolio was $297 million. Although smaller stocks tend to be more volatile, over the long term we believe a well-chosen group of small- and mid-cap companies can generally achieve a greater rate of return. As a result, we believe the Fund is best suited for investors with long-term time horizons of three years or more. For the three-year period ended December 31, 1995, the Fund had an annualized return of 15.3 percent, which outpaced the three-year total returns of 14.5 percent for the Russell 2000 and 12.9 percent for the S&P MidCap, and matched the 15.3 percent three-year total return of the S&P 500.

  The Fund's ten largest holdings totaled 40 percent of equities at year end. This group, which remains broadly diversified, has performed well over the past year, led by Triad Guaranty (+108 percent), Interim Services (+41 percent) and Amerisource (+57 percent). At December 31, 1995, the prior three holdings made up 3.9 percent, 4.1 percent and 4.6 percent of total net assets, respectively. The Fund's top ten holdings performed particularly well during the most recent quarter ended December 31, 1995, increasing on average 10 percent, which is higher than both the Fund's total return for the quarter of 2.1 percent and the
2.2 percent return of the Russell 2000.

  On average, we believe the companies the Fund owns are growing quite satisfactorily and, after lagging the domestic stock market, they have become relatively inexpensive. As of December 31, 1995, the Fund's portfolio is selling around 17x earnings, which is in-line with the general market.

  We will continue to focus our direct research efforts on evaluating company management and identifying what we believe are large market opportunities.

E. Bruce Dunn and Richard Peterson,
Portfolio Managers

* Total return performance includes changes in share price and reinvestment of income and capital gains distributions. Performance numbers reflect all Fund expenses, but do not include any insurance charges imposed by your insurance company's separate accounts. If performance information included the effect of these additional amounts, it would be lower. Past performance is no guarantee of future results. Share price and investment return will vary, so you may have a gain or a loss when you sell shares. The S&P 500, the S&P MidCap and the Russell 2000 are unmanaged groups of stocks that differ from the composition of Capital Appreciation Fund; they are not available for direct investment.

                                                                ----------------

  ------------------

  STEINROE VARIABLE INVESTMENT TRUST
  CAPITAL APPRECIATION FUND

                        STEINROE VARIABLE INVESTMENT TRUST
                      CAPITAL APPRECIATION FUND AND S&P 500

  EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

PLOT POINTS FOR CAPITAL APPRECIATION FUND 12/31/95
                                                         Fund     S&P 500
  1/1/1989                                             10,000      10,000
  12/31/1989                                           13,084      13,160
  12/31/1990                                           11,918      12,751
  12/31/1991                                           16,357      16,620
  12/31/1992                                           18,725      17,885
  12/31/1993                                           25,406      19,679
  12/31/1994                                           25,708      19,983
  12/31/1995                                           28,729      27,473

  The graph illustrates the hypothetical investment of $10,000 in the Capital Appreciation Fund from inception (1/1/89) to the end of the reporting period (12/31/95), compared to the Standard and Poor's 500 Index (S&P 500).

  Performance numbers reflect all Fund expenses, but do not include any insurance charges imposed by your insurance company's separate accounts. If performance information included the effect of these additional amounts, it would be lower.

                                                                ----------------

----------------

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND
SCHEDULE OF INVESTMENTS
DECEMBER 31, 1995

                                                                                         MARKET
COMMON STOCKS--93.5%                                                        SHARES       VALUE
--------------------------------------------------------------------------------------------------

AEROSPACE--1.9%
Hexel Corporation.....................................................       125,000  $  1,406,250
Power Control Technologies, Inc.......................................       155,000     1,259,375
                                                                                      ------------
                                                                                         2,665,625
                                                                                      ------------

BANKS/SAVINGS AND LOANS--2.2%
Rancho Santa Fe National Bank (a).....................................       110,000       385,000
Southern National Corporation.........................................       105,000     2,756,250
                                                                                      ------------
                                                                                         3,141,250
                                                                                      ------------

BROADCASTING--3.0%
Central European Media Enterprises....................................       141,900     2,908,950
Grupo Radio Centro ADS................................................       186,000     1,371,750
                                                                                      ------------
                                                                                         4,280,700
                                                                                      ------------

BUSINESS SERVICES--17.0%
Danka Business Systems Plc ADRs.......................................       106,000     3,922,000
Fiserv Inc. (a).......................................................        95,000     2,850,000
G & K Services Cl. A..................................................       256,000     6,528,000
Interim Services, Inc. (a)............................................       170,000     5,907,000
Unitog Company........................................................       213,000     5,138,625
                                                                                      ------------
                                                                                        24,346,125
                                                                                      ------------

CHEMICALS--0.7%
CFC International, Inc. (a)...........................................       115,000       991,875
                                                                                      ------------

COMPUTERS/BUSINESS EQUIPMENT--1.2%
Daktronics, Inc. (a)..................................................        85,300       383,850
Zytec Corp. (a).......................................................       110,000     1,265,000
                                                                                      ------------
                                                                                         1,648,850
                                                                                      ------------

COMPUTER SERVICES--3.2%
Keane, Inc. (a).......................................................       209,800     4,641,825
                                                                                      ------------

CONSUMER PRODUCTS--2.3%
Kimberly-Clark de Mexico..............................................       105,000     1,587,667
Thomas Nelson, Inc....................................................       135,000     1,755,000
                                                                                      ------------
                                                                                         3,342,667
                                                                                      ------------

ELECTRONICS--5.4%
AVX Corp..............................................................        87,400     2,316,100
C.P. Clare Corporation................................................       110,000     2,255,000
Harris Corp...........................................................        40,000     2,185,000

                                                                ----------------

----------------

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

                                                                                         MARKET
COMMON STOCKS (CONTINUED)                                                   SHARES       VALUE
--------------------------------------------------------------------------------------------------
ELECTRONICS (CONTINUED)
Littelfuse, Inc. (a)..................................................        25,000  $    918,750
                                                                                      ------------
                                                                                         7,674,850
                                                                                      ------------

ENERGY SERVICES--2.5%
Weatherford Enterra Inc. (a)..........................................       125,000     3,609,375
                                                                                      ------------

FINANCIAL--2.7%
BHI Corp..............................................................       163,516     2,575,377
Grupo Financiero Inbursa (a)..........................................       460,000     1,343,336
                                                                                      ------------
                                                                                         3,918,713
                                                                                      ------------

HEALTH CARE--7.1%
AmeriSource Distribution Corporation (a)..............................       199,700     6,590,100
Henry Schein (a)......................................................       115,200     3,398,400
PACE Health Management Systems, Inc. (a)..............................        75,000       196,875
                                                                                      ------------
                                                                                        10,185,375
                                                                                      ------------

INSURANCE--13.6%
Meadowbrook Insurance Group, Inc. (a).................................        74,200     2,485,700
National Mutual of Asia...............................................     4,493,000     4,067,694
Protective Life Corporation (a).......................................        85,000     2,656,250
Triad Guaranty, Inc. (a)..............................................       213,800     5,665,700
20th Century Industries, Inc..........................................       234,000     4,650,750
                                                                                      ------------
                                                                                        19,526,094
                                                                                      ------------

MEDIA/BROADCASTING--1.4%
Valuevision International, Inc. (a)...................................       350,000     1,946,875
                                                                                      ------------

MEDICAL EQUIPMENT--2.5%
Stryker Corporation...................................................        69,400     3,643,500
                                                                                      ------------

MISCELLANEOUS--0.8%
Barefoot Inc..........................................................       110,000     1,155,000
                                                                                      ------------

MISCELLANEOUS TRANSPORTATION--1.2%
Ek Chor China Motorcycle Co. Ltd......................................       150,000     1,743,750
                                                                                      ------------

PACKAGING--1.6%
Crown Cork & Seal, Inc. (a)...........................................        55,000     2,296,250
                                                                                      ------------

OIL/GAS--6.5%
Alexander Energy Corp. (a)............................................       355,000     1,619,687
Barrett Resources Corp. (a)...........................................       120,000     3,525,000
St. Mary Land & Exploration Co........................................        49,000       686,000

                                                                ----------------

----------------

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

                                                                                         MARKET
COMMON STOCKS (CONTINUED)                                                   SHARES       VALUE
--------------------------------------------------------------------------------------------------
OIL/GAS (CONTINUED)
Renaissance Energy Ltd................................................       116,400  $  2,901,892
Vintage Petroleum, Inc................................................        25,000       562,500
                                                                                      ------------
                                                                                         9,295,079
                                                                                      ------------
RETAIL TRADE--3.1%
Proffitts, Inc. (a)...................................................        59,000     1,548,750
Quality Food Centers, Inc.............................................       130,000     2,860,000
                                                                                      ------------
                                                                                         4,408,750
                                                                                      ------------
SPECIALTY CHEMICALS--8.1%
Cambrex Corp..........................................................        98,300     4,067,163
OM Group, Inc.........................................................       173,500     5,747,187
PENWEST Ltd...........................................................        73,700     1,824,075
                                                                                      ------------
                                                                                        11,638,425
                                                                                      ------------
TELECOMMUNICATIONS--4.0%
ABC Communication Holdings Ltd........................................     3,199,000       579,237
Plantronics, Inc. (a).................................................       125,000     4,515,625
Shanghai Post & Telecommunications (a)................................      1,659,00       660,282
                                                                                      ------------
                                                                                         5,755,144
                                                                                      ------------
WATER FILTRATION--1.5%
Culligan..............................................................        87,400     2,119,450
                                                                                      ------------

TOTAL COMMON STOCKS (Cost $119,676,471)...............................                 133,975,547
                                                                                      ------------

                                                                          PRINCIPAL      MARKET
SHORT-TERM INVESTMENTS--8.6%                                                AMOUNT       VALUE
--------------------------------------------------------------------------------------------------
Goldman Sachs Group, 6.050%, due 1/02/96..............................    $4,000,000  $  3,997,983
ITT Hartford, 5.800%, due 1/03/96.....................................     6,000,000     5,996,133
Lehman Brothers Holdings, Inc. 6.100%, due 1/02/96....................     2,265,000     2,263,849
                                                                                      ------------

TOTAL SHORT-TERM INVESTMENTS (Cost $12,257,965).......................                  12,257,965
                                                                                      ------------

TOTAL INVESTMENTS--102.1% (Cost $131,934,436)(b)......................                 146,233,512
                                                                                      ------------

OTHER ASSETS AND LIABILITIES--NET--(2.1)%.............................
Cash and receivables, less accounts payable and accrued expenses......                  (2,985,383)
                                                                                      ------------
NET ASSETS--100%......................................................                $143,248,129
                                                                                      ------------
                                                                                      ------------

            ------------------------
            (a) Non-income producing security

            (b) The  cost  of investments  for  federal income  tax  purposes is
                $131,958,186.
                Gross unrealized appreciation and depreciation at December 31, 1995 is as follows:

Gross unrealized appreciation.....................  $ 22,380,839
Gross unrealized depreciation.....................    (8,105,513)
                                                    ------------
Net unrealized appreciation.......................  $ 14,275,326
                                                    ------------
                                                    ------------

            See Notes to Financial Statements.

                                                                ----------------

----------------

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1995

----------------------------------------------------------------------------------------------
ASSETS
  Investments, at market value (Identified cost $131,934,436)...................  $146,233,512
  Receivable for investments sold...............................................     1,142,078
  Receivable for fund shares sold...............................................        86,950
  Dividends receivable..........................................................        21,718
  Other assets..................................................................        14,955
                                                                                  ------------
    Total assets................................................................   147,499,213
                                                                                  ------------

LIABILITIES
  Payable for investments purchased.............................................     3,736,360
  Payable for fund shares repurchased...........................................       356,742
  Management fee payable........................................................        55,422
  Administrative fee payable....................................................        16,644
  Accrued expenses payable......................................................        36,486
  Payable to custodian bank.....................................................        49,430
                                                                                  ------------
    Total liabilities...........................................................     4,251,084
                                                                                  ------------
NET ASSETS......................................................................  $143,248,129
                                                                                  ------------
                                                                                  ------------
NET ASSETS REPRESENTED BY:
  Paid-in capital...............................................................  $129,235,823
  Accumulated overdistributed net investment income.............................       (77,716)
  Accumulated distributions in excess of net realized gains on investments......      (209,696)
  Net unrealized appreciation on investments and foreign currencies.............    14,299,718
                                                                                  ------------
    Total net assets applicable to outstanding shares of beneficial interest....  $143,248,129
                                                                                  ------------
                                                                                  ------------
Shares of beneficial interest outstanding.......................................     8,773,334
                                                                                  ------------
                                                                                  ------------
NET ASSET VALUE per share.......................................................        $16.33
                                                                                  ------------
                                                                                  ------------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995

---------------------------------------------------------------------------------------------
INVESTMENT INCOME
  Dividends (net of foreign taxes withheld).....................................  $   734,892
  Interest Income...............................................................      681,999
                                                                                  -----------
    Total investment income.....................................................    1,416,891
                                                                                  -----------

EXPENSES
  Management fee................................................................      686,978
  Administrative fee............................................................      206,085
  Custodian fee.................................................................       60,122
  Accounting fee................................................................       27,202
  Printing expense..............................................................       24,171
  Audit and legal fees..........................................................       18,797
  Trustees' expense.............................................................        9,696
  Transfer agent fee............................................................        7,460
  Miscellaneous expense.........................................................        9,183
                                                                                  -----------
    Total Expenses..............................................................    1,049,694
                                                                                  -----------
Net investment income...........................................................      367,197
REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS
  Net realized gains on investments.............................................    1,051,804
  Net realized losses on foreign currency transactions..........................      (20,399)
  Change in unrealized appreciation or depreciation on investments and foreign
    currency....................................................................   13,894,884
                                                                                  -----------
Net increase in net assets resulting from operations............................  $15,293,486
                                                                                  -----------
                                                                                  -----------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND
STATEMENT OF CHANGES IN NET ASSETS

                                                                                   YEARS ENDED DECEMBER 31,
                                                                                      1995          1994
                                                                                  ------------  ------------

------------------------------------------------------------------------------------------------------------

OPERATIONS
  Net investment income.........................................................  $    367,197  $    517,097
  Net realized gains on investments.............................................     1,051,804    13,548,855
  Net realized losses on foreign currency transactions..........................       (20,399)         (231)
  Change in unrealized appreciation or depreciation on investments..............    13,894,884   (12,211,045)
                                                                                  ------------  ------------
    Net increase in net assets resulting from operations........................    15,293,486     1,854,676
                                                                                  ------------  ------------
DISTRIBUTIONS DECLARED FROM
  Net investment income.........................................................      (346,798)     (516,866)
  Distributions in excess of net investment income..............................       (28,200)      (47,983)
  Net realized gains on investments.............................................      (849,985)  (14,465,741)
  Distributions in excess of net realized gains on investments..................       --           (411,514)
                                                                                  ------------  ------------
    Total distributions.........................................................    (1,224,983)  (15,442,104)
                                                                                  ------------  ------------
FUND SHARE TRANSACTIONS
  Proceeds from fund shares sold................................................    43,757,834    68,416,999
  Cost of fund shares repurchased...............................................   (49,881,536)  (32,737,534)
  Distributions reinvested......................................................     1,224,983    15,442,104
                                                                                  ------------  ------------
    Net increase (decrease) in net assets resulting from fund share
      transactions..............................................................    (4,898,719)   51,121,569
                                                                                  ------------  ------------
Total increase in net assets....................................................     9,169,784    37,534,141
NET ASSETS
  Beginning of year.............................................................   134,078,345    96,544,204
                                                                                  ------------  ------------
  End of year...................................................................  $143,248,129  $134,078,345
                                                                                  ------------  ------------
                                                                                  ------------  ------------
Accumulated overdistributed net investment income included in ending net
  assets........................................................................  $     77,716  $     49,516
                                                                                  ------------  ------------
                                                                                  ------------  ------------
ANALYSIS OF CHANGES IN SHARES OF BENEFICIAL INTEREST
  Shares sold...................................................................     2,916,477     4,230,792
  Shares repurchased............................................................    (3,317,111)   (2,037,606)
  Distributions reinvested......................................................        75,757     1,065,237
                                                                                  ------------  ------------
    Net increase (decrease).....................................................      (324,877)    3,258,423
                                                                                  ------------  ------------
                                                                                  ------------  ------------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND
FINANCIAL HIGHLIGHTS

                                                                                  YEARS ENDED DECEMBER 31
                                                              ----------------------------------------------------------------
                                                                 1995          1994          1993         1992         1991
                                                              -----------   -----------   ----------   ----------   ----------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of year..........................  $  14.74      $  16.53      $ 15.34      $ 15.32      $ 12.07
                                                              -----------   -----------   ----------   ----------   ----------
  Net investment income.....................................      0.04          0.06         0.03        --            0.21
  Net realized and unrealized gains on investments and
    foreign currency transactions...........................      1.69          0.09         5.22         2.17         4.19
                                                              -----------   -----------   ----------   ----------   ----------
    Total from investment operations........................      1.73          0.15         5.25         2.17         4.40
                                                              -----------   -----------   ----------   ----------   ----------
Less distributions:
  Distributions from and in excess of net investment
    income..................................................     (0.04)        (0.07)       (0.02)       --           (0.15)
  Distributions from and in excess of net realized gains on
    investments.............................................     (0.10)        (1.87)       (4.04)       (2.15)       (1.00)
                                                              -----------   -----------   ----------   ----------   ----------
    Total distributions.....................................     (0.14)        (1.94)       (4.06)       (2.15)       (1.15)
                                                              -----------   -----------   ----------   ----------   ----------
Net asset value, end of year................................  $  16.33      $  14.74      $ 16.53      $ 15.34      $ 15.32
                                                              -----------   -----------   ----------   ----------   ----------
                                                              -----------   -----------   ----------   ----------   ----------

TOTAL RETURN................................................     11.75%         1.19%(b)    35.68%(b)    14.48%       37.25%

RATIOS/SUPPLEMENTAL DATA
  Net assets, end of period (000)...........................  $143,248      $134,078      $96,544      $52,135      $41,179
  Ratio of expenses to average net assets...................      0.76%         0.80%(a)     0.84%(a)     1.01%        1.03%
  Ratio of net investment income to average net assets......      0.26%         0.44%(b)     0.13%(b)    (0.01)%       1.35%
  Portfolio turnover ratio..................................       132%          144%         112%          85%          36%

------------
(a) These ratios were not materially affected by the reimbursement of certain expenses by the Investment Adviser and Administrator.

(b) Computed giving effect to the Investment Adviser's and the Administrator's expense limitation undertaking.

See Notes to Financial Statements.

                                                                ----------------

----------------

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995

1. ORGANIZATION, FUND OBJECTIVES AND ACCOUNTING POLICIES

  Capital Appreciation Fund (the "Fund") is a constituent fund of SteinRoe Variable Investment Trust, a Massachusetts business trust organized on June 9, 1987. The Fund is an open-end, diversified management investment company. The investment objective of the Fund is capital growth by investing primarily in equity securities.

  Shares of the Fund are available and are being marketed exclusively as a pooled funding vehicle for variable annuity contracts ("VA contracts") and Variable Life Insurance Policies ("VLI policies") of various affiliated and non-affiliated insurance companies. Stein Roe & Farnham Incorporated (the "Adviser") provides investment advisory services to the fund as well as management, administration, accounting and transfer agent services. The Adviser is an indirect, wholly-owned subsidiary of Liberty Financial Company. At December 31, 1995, various affiliated insurance companies of Liberty Financial Company and Transamerica Life Companies owned 98.1 percent and 1.9 percent of the outstanding shares of the Fund, respectively.

  The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

  VALUATION OF INVESTMENTS: Portfolio securities listed on a domestic exchange and over-the-counter securities quoted on the NASDAQ system are valued on the basis of the last sale on the date as of which the valuation is made, or, lacking any sales, at the current bid prices. Over-the-counter securities not quoted on the NASDAQ system are valued at the latest bid quotation. Foreign security valuations are generally based upon market quotations which, depending upon local convention or regulation, may be the last sale price, last bid or asked price, or the mean between last bid and asked prices as of, in each case, the close of the appropriate exchange or other designated time. Long-term debt securities are valued on the basis of dealer-supplied quotations or valuations furnished by a pricing service. Securities for which reliable quotations are not readily available are valued at fair market value, as determined in good faith and pursuant to proceedings established by the Trustees. Short-term securities with remaining maturities of 60 days or less are valued at amortized cost unless the Trustees determine this does not represent fair value.

  FEDERAL INCOME TAXES: The Fund now qualifies and intends to continue qualifying as a "regulated investment company" and as such (and by complying with the applicable provisions of the Internal Revenue Code) will not be subject to federal income tax on taxable income (including realized capital gains) distributed to shareholders.

  FOREIGN CURRENCY TRANSACTIONS: The Fund enters into foreign exchange contracts for the settlement of purchases and sales of securities denominated in a foreign currency to reduce the risk to the Fund from adverse changes in the relationship between the U.S. dollar and the foreign currency. The face or contract amount in U.S. dollars reflects the total exposure the Fund has in that particular currency. In the event that the counterparty in the foreign exchange contract fails to meet the terms of the contract, the Fund could be exposed to the effects of changes in the relationship between the U.S. dollar and the foreign currency.

  RECLASSIFICATION: The Fund changed the classification of distributions to shareholders to better disclose the differences between financial statement amounts and distributions to shareholders in accordance with federal income tax regulations. Accordingly, $20,339 has been reclassified to reflect an decrease in accumulated net realized gains on investments and an increase in accumulated net investment income.

  OTHER: Security transactions are accounted for on trade date. Interest income is recorded on the accrual basis. Discounts on debt securities are amortized in accordance with Internal Revenue Code requirements. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Net realized and unrealized gains (losses) on foreign currency transactions include the fluctuation in exchange rates on gains and losses between trade and settlement dates on security transactions, gains and losses arising from the disposition of foreign currency, and currency gains and losses between the accrual and payment dates on dividend and interest income and foreign withholding taxes. The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market

                                                                ----------------

----------------

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 1995
prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses from investments. Unrealized appreciation and depreciation and realized gains and losses differ between financial statements and tax earnings due to deferred losses from wash sales.

2. FUND SHARE TRANSACTIONS

  The Funds capitalization consists of an unlimited number of shares of beneficial interest without par value that represents a separate series of the Trust. Each share of the Fund represents an equal proportionate beneficial interest in the Fund and, when issued and outstanding, is fully paid and non-assessable. Shareholders would be entitled to share proportionally in the net assets of the Fund available for distribution to shareholders upon liquidation of the Fund.

3. SECURITY TRANSACTIONS

  Realized gains and losses are computed on the identified cost basis for both financial reporting and federal income tax purposes. The cost of investments purchased and proceeds from investments sold excluding short-term investments for the year ended December 31, 1995 are $166,531,621 and $171,663,693, respectively.

4. DISTRIBUTIONS TO SHAREHOLDERS

  The Fund intends to distribute as dividends or capital gain distributions, at least annually, substantially all of its net investment income and net realized gains from the sale of portfolio securities. All dividends and distributions are reinvested in additional shares of the Fund. Income and capital gain distributions are determined in accordance with federal income tax regulations, which may differ from generally accepted accounting principles, primarily relating to gains and losses on foreign currency and wash sale transactions.

5. MANAGEMENT AND ADMINISTRATIVE FEES

  The Fund pays a monthly management and administrative fee to the Adviser for its services as investment adviser and administrator. The management fee is computed at an annual rate of .50 of 1 percent of average daily net assets.; the administrative fee is computed at an annual rate of .15 of 1 percent of average daily net assets. Both of these fees are computed daily and paid monthly. For the year ended December 31, 1995, the Fund incurred fees of $686,978 and $206,085, respectively.

  The Adviser also provides the Fund with certain Fund accounting services. The accounting fee is $25,000 annually plus .0025 of 1 percent of assets in excess of $50 million. For the year ended December 31, 1995, the Fund incurred fees of $27,202.

  The transfer agent fees of the Fund are paid to SteinRoe Services, Inc., an indirect, wholly-owned subsidiary of Liberty Mutual Insurance Company.

  In addition, the Adviser has agreed to reimburse the Fund to the extent that its expenses exceed .80 of 1 percent of average daily net assets. This expense limitation expires April 30, 1996.

                                                                ----------------

----------------

STEINROE VARIABLE INVESTMENT TRUST
CAPITAL APPRECIATION FUND
INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders
of SteinRoe Variable Investment Trust

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Capital Appreciation Fund, a constituent Fund of SteinRoe Variable Investment Trust, as of December 31, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the years presented. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Capital Appreciation Fund as of December 31, 1995, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the years presented, in conformity with generally accepted accounting principles.

                                                       KPMG Peat Marwick LLP

Chicago, Illinois
February 5, 1996

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
ANNUAL REPORT
DECEMBER 31, 1995

  As I begin my thirtieth year in this business, I appreciate more than ever what it takes to survive--and to thrive-- as a money manager. My experience has taught me to be like a fox...to work with the pack without blindly following the herd...to bide my time, always ready to pounce and take advantage of the extraordinary opportunity when it presents itself.

  I believe there are extraordinary opportunities out there right now for incisive, agile money managers. A number of great, young growth companies -- in America and abroad -- are poised to break away from their competition.

  It is our goal to break away with them, using their strength and momentum to create rewards for our shareholders.

  Since its inception on May 8, 1992 through December 31, 1995 the Strong Discovery Fund II has provided investors with a cumulative total return of 70.01%, outpacing the S&P 500 Stock Index's return of 63.88% for the same time period.

MARKET SUMMARY

  STOCKS. In 1995, two of the most influential factors that drive stock prices -- earnings and interest rates -- came together to create a nearly perfect environment for U.S. common stocks. The rally was a fairly steady one, with the S&P hitting 88 new highs during the twelve months. Most small stocks, though they lagged their larger brethren a bit, produced solid gains, as well.

  LONG BONDS. Moderate inflation and slow economic growth also helped to fuel a robust rally in long-term bonds. The benchmark 30-year Treasury bond's yield dropped to 5.95% by December 31 from 7.88% a year ago.

  SHORT BONDS. Interest rates fell at the short end of the market, too. Although, thanks primarily to the Federal Reserve's moderated monetary policy, they dropped less than long rates did. After raising rates in February, the central bank lowered its federal funds rate twice, in July and in December. The easing, however, totaled just 50 basis points (0.50%) for the year, leaving the yield curve -- the spread between short- and long-term rates--fairly flat.

  Overall, 1995 was an excellent year for most investments, and we're proud to be able to include the Strong Discovery Fund II among that group. By balancing the Fund's holdings among a mix of resurgent, blue-chip companies and smaller, rapidly growing companies, we were able to create a total return of 35.26% for the year.

STRATEGY REVIEW

  STEADFAST COMMITMENT TO STOCKS. Throughout the year, we maintained a bullish exposure to U.S. common stocks. Three key factors led us to hold our course:
    (1) two years of robust corporate-earnings growth,
    (2) the poor performance of the market in 1994, and
    (3) our view that interest rates would decline.

  Our willingness to stick with a market that many believed was topping out helped the Fund participate fully in the market's year-long rally.

  SELECTED THEMES. As ever, our approach to managing the portfolio included healthy measures of both bottom-up stock selection and theme-oriented research. For example, with the help of our energetic staff of analysts, we were able to take advantage of the year's strong surge in technology stocks.

  In fact, a number of our holdings in this sector were among the portfolio's top performers. Examples include McAfee Associates, a California firm that specializes in computer-virus software, and CBT Group PLC, which develops, publishes, and markets software for networked and stand-alone personal computers.

  By year end, however, we had begun taking profits, reducing our technology exposure significantly. As of December 31, technology issues accounted for 29.8% of the portfolio, down from a high of 50.3% at the end of September.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
ANNUAL REPORT (CONTINUED)
DECEMBER 31, 1995

  In addition to identifying sectors we believe show greater-than-average opportunity, we also seek to identify areas of the market that may be headed for trouble. The aging baby-boom generation, if it follows historical patterns, should soon begin to consume less and save more. This is not good news for most U.S. retailers. As a result, we have significantly under-weighted this sector in the portfolio.

  OPPORTUNISTIC USE OF BONDS. Late in the year, with the economy slowing and interest rates headed down further, we moved a portion of the portfolio into long-term bonds. As a result, we were able to lock in some attractive long-term yields.

OUR OUTLOOK

  Overall, our outlook for U.S. stocks remains favorable. All the key variables are pointed in the right direction: growth is moderate, inflation is low, and we expect interest rates to ease further.

  We all must keep in mind, however, that the market's huge run up in 1995 is a lot for the system to digest. Unless the Fed is willing to take more aggressive action to fuel the economy, the prospects for corporate earnings are, if not dim, certainly diminished, especially when compared to last year.

  Still,  we  wholeheartedly   believe  that  there   are  terrific   investment
opportunities out there for those investors who know where to look.

  Thank you for choosing the Strong Discovery Fund II to help meet your investment needs.

Sincerely,

Richard S. Strong
Portfolio Manager

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
ANNUAL REPORT (CONTINUED)
DECEMBER 31, 1995

                    GROWTH OF AN ASSUMED $10,000 INVESTMENT
                            FROM 5/8/92 TO 12/31/95

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            THE STRONG DISCOVERY FUND II      S&P 500 STOCK INDEX
Apr 92                           10,000.00                10,000.00
May 92                           10,100.00                10,008.20
Dec 92                           10,886.91                10,680.00
Jun 93                           11,391.84                11,200.67
Dec 93                           13,284.97                11,756.48
Jun 94                           11,884.72                11,358.26
Dec 94                           12,569.24                11,911.78
Jun 95                           14,658.24                14,319.48
Dec 95                           17,000.90                16,387.98

  This graph, prepared in accordance with SEC regulations, compares a $10,000 investment in the Fund, made at its inception, with a similar investment in the Standard & Poor's 500 Stock Index, an unmanaged index generally representative of the U.S. stock market. Results include the reinvestment of all dividends and capital gains distributions. Source for the index data is Micropal. Performance is historical and does not represent future results. Investment returns and principal value vary, and you may have a gain or loss when you sell shares.

* The Fund's return includes the effect of deducting the Fund's expenses, but do not include charges and expenses attributable to any particular insurance product. Excluding such fees and expenses from the Fund's return quotations has the effect of increasing the performance quoted.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
SCHEDULE OF INVESTMENTS IN SECURITIES
DECEMBER 31, 1995

                                                                 VALUE
                                                    SHARES OR   (NOTE 2)
                                                    PRINCIPAL     (IN
COMMON STOCKS--80.3%                                 AMOUNT    THOUSANDS)
---------------------------------------------------------------------------------------------------------
AUTO & TRUCK PARTS--1.4%
Bandag, Inc. Class A.......................................................         3,200  $          170
Exide Corporation..........................................................        37,200           1,707
Thompson PBE, Inc. (b).....................................................       108,500           1,519
Transpro, Inc..............................................................         4,012              43
                                                                                           --------------
                                                                                                    3,439
                                                                                           --------------
AUTOMOBILE--1.5%
Chrysler Corporation.......................................................        66,400           3,677
                                                                                           --------------
BANK -- MONEY CENTER--7.0%
Bank of Tokyo, Ltd.........................................................        54,000             946
Bank of Tokyo, Ltd. ADR....................................................         1,500             263
Citicorp...................................................................        28,000           1,883
Dai-Ichi Kangyo Bank, Ltd. Japan...........................................        53,000           1,041
Dai-Ichi Kangyo Bank, Ltd. Japan ADR.......................................         1,900             374
Fuji Bank, Ltd.............................................................        43,000             949
Fuji Bank, Ltd. ADR........................................................         1,200             265
HSBC Holdings PLC ADR......................................................         6,900           1,044
Long-Term Credit Bank of Japan.............................................        86,000             732
Mitsubishi Bank, Ltd. Japan................................................       125,000           2,939
Mitsubishi Bank, Ltd. Japan ADR............................................        14,500             353
Mitsubishi Trust & Banking Corporation.....................................        50,000             832
Mitsubishi Trust & Banking Corporation ADR.................................         1,500             250
Mitsui Trust & Banking Company, Ltd........................................       118,000           1,290
Sakura Bank, Ltd...........................................................       103,000           1,306
Sakura Bank, Ltd. ADR......................................................         2,900             368
Sumitomo Trust & Banking, Ltd..............................................        83,000           1,173
Yasuda Trust & Banking, Ltd................................................       126,000             745
Yasuda Trust & Banking, Ltd. ADR...........................................         5,000             296
                                                                                           --------------
                                                                                                   17,049
                                                                                           --------------
BEVERAGE -- ALCOHOLIC--1.1%
Canandaigua Wine Company, Inc. (b).........................................        61,400           2,003
MSC Industrial Direct Company Class A (b)..................................        28,400             781
                                                                                           --------------
                                                                                                    2,784
                                                                                           --------------
BROKERAGE & INVESTMENT MANAGEMENT--3.9%
CWM Mortgage Holdings, Inc.................................................        86,200           1,465
Daiwa Securities Company, Ltd..............................................        85,000           1,299
Daiwa Securities Company, Ltd. ADR.........................................         1,700             260
Kankaku Securities Company (b).............................................        94,000             400
New Japan Securities, Ltd. (b).............................................        20,000             129
New Japan Securities, Ltd. ADR (b).........................................         4,400             284
Nikko Securities Company, Ltd. Japan.......................................        25,000             322
Nikko Securities Company, Ltd. Japan ADR (b)...............................         3,000             387
Nomura Securities Company, Ltd.............................................       109,000           2,373
Nomura Securities Company, Ltd. ADR........................................         4,400             960

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
SCHEDULE OF INVESTMENTS IN SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                                              SHARES OR        VALUE
                                                                              PRINCIPAL       (NOTE 2)
COMMON STOCKS (CONTINUED)                                                       AMOUNT     (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------
BROKERAGE & INVESTMENT MANAGEMENT (CONTINUED)
The Quick & Reilly Group, Inc..............................................        52,962  $        1,086
Sanyo Securities, Ltd. (b).................................................        30,000             126
Yamaichi Securities, Ltd...................................................        39,000             303
Yamaichi Securities, Ltd. ADR..............................................         4,000             311
                                                                                           --------------
                                                                                                    9,705
                                                                                           --------------
CHEMICAL--0.1%
Monsanto Company...........................................................         1,500             184
                                                                                           --------------
COMMERCIAL SERVICE--5.4%
Accustaff, Inc. (b)........................................................       126,300           5,557
Career Horizons Corporation (b)............................................        25,075             846
Consolidated Graphics, Inc. (b)............................................        46,000           1,196
Corestaff, Inc. (b)........................................................         6,300             230
Education Alternatives, Inc. (b)...........................................        61,475             277
HA-LO Industries, Inc. (b).................................................        36,700           1,129
Paychex, Inc...............................................................        18,400             918
Sensormatic Electronics Corporation........................................       171,550           2,981
                                                                                           --------------
                                                                                                   13,134
                                                                                           --------------
COMPUTER -- PERIPHERAL EQUIPMENT--1.2%
Dialogic Corporation (b)...................................................        37,800           1,455
Seagate Technology, Inc. (b)...............................................         5,100             242
VideoServer, Inc. (b)......................................................        39,500           1,244
                                                                                           --------------
                                                                                                    2,941
                                                                                           --------------
COMPUTER -- PERSONAL & WORKSTATION--0.3%
Sun Microsystems, Inc. (b).................................................        16,800             766
                                                                                           --------------
COMPUTER SERVICE--0.4%
America Online, Inc. (b)...................................................        28,500           1,069
                                                                                           --------------
COMPUTER SOFTWARE--13.4%
Access Health, Inc. (b)....................................................        30,700           1,358
Adobe Systems, Inc.........................................................         3,000             186
Ascend Communications, Inc. (b)............................................        32,800           2,661
Avant! Corporation (b).....................................................        43,000             828
CBT Group PLC ADR (b)......................................................        52,300           2,772
Cheyenne Software, Inc. (b)................................................        53,300           1,392
Cisco Systems, Inc. (b)....................................................           750              56
Computer Associates International, Inc.....................................        83,225           4,733
Diamond Multimedia Systems, Inc. (b).......................................        15,900             570
Enterprise Systems, Inc. (b)...............................................        21,300             650
FORE Systems, Inc. (b).....................................................        63,000           3,748
Informix Corporation (b)...................................................        19,300             579
McAfee Associates, Inc. (b)................................................        53,250           2,336
NTT Data Communications Systems Company....................................           120           4,029

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
SCHEDULE OF INVESTMENTS IN SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                                              SHARES OR        VALUE
                                                                              PRINCIPAL       (NOTE 2)
COMMON STOCKS (CONTINUED)                                                       AMOUNT     (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------
COMPUTER SOFTWARE (CONTINUED)
NETCOM On-Line Communication Services, Inc. (b)............................        55,575  $        2,001
Netscape Communications Corporation........................................         3,800             528
Network Equipment Technologies, Inc. (b)...................................        29,875             818
Network General Corporation (b)............................................        17,550             586
SQA, Inc. (b)..............................................................         2,500              48
Spyglass, Inc. (b).........................................................        22,300           1,271
Sybase, Inc. (b)...........................................................        29,700           1,069
3Com Corporation (b).......................................................        13,050             608
                                                                                           --------------
                                                                                                   32,827
                                                                                           --------------
COMPUTER SYSTEMS--3.9%
System Software Associates, Inc............................................       439,088           9,550
                                                                                           --------------
CONGLOMERATE--0.5%
Marubeni Corporation.......................................................       197,000           1,066
Marubeni Corporation ADR...................................................         4,500             244
                                                                                           --------------
                                                                                                    1,310
                                                                                           --------------
CONSUMER -- MISCELLANEOUS--2.1%
The Loewen Group, Inc......................................................       205,700           5,207
                                                                                           --------------
DIVERSIFIED OPERATIONS--0.1%
Jason, Inc. (Acquired 1/21/94; Cost $230) (b) (d)..........................        26,125             149
                                                                                           --------------
ELECTRICAL EQUIPMENT--0.1%
Toshiba Corporation........................................................        45,000             352
                                                                                           --------------

ELECTRONIC PARTS DISTRIBUTION--1.4%
Kent Electronics Corporation (b)............................     10,150          593
Marshall Industries (b).....................................     85,650        2,752
                                                                         -----------
                                                                               3,345
                                                                         -----------
ELECTRONIC PRODUCTS -- MISCELLANEOUS--0.5%
Mitsumi Electric Company, Ltd...............................     15,000          361
Rohm Company, Ltd...........................................     16,000          903
                                                                         -----------
                                                                               1,264
                                                                         -----------
ELECTRONICS -- SEMICONDUCTOR/COMPONENT--0.4%
Dallas Semiconductor Corporation............................      5,150          107
Uniphase Corporation (b)....................................      7,400          265
Xilinx, Inc. (b)............................................     20,900          637
                                                                         -----------
                                                                               1,009
                                                                         -----------
FINANCE -- MISCELLANEOUS--1.3%
American Express Company....................................     11,400          472
Capital One Financial Corporation...........................      5,900          141
Medaphis Corporation (b)....................................     35,450        1,312

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
SCHEDULE OF INVESTMENTS IN SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                                            VALUE
                                                              SHARES OR   (NOTE 2)
                                                              PRINCIPAL      (IN
COMMON STOCKS (CONTINUED)                                      AMOUNT    THOUSANDS)
------------------------------------------------------------------------------------
FINANCE -- MISCELLANEOUS (CONTINUED)
Mercury Finance Company.....................................     76,325  $     1,011
SunAmerica, Inc.............................................      5,250          249
                                                                         -----------
                                                                               3,185
                                                                         -----------
HEALTHCARE -- DRUG/DIVERSIFIED--1.8%
Pharmacia & Upjohn, Inc. (b)................................    115,370        4,471
HEALTHCARE -- MEDICAL SUPPLY--2.8%
Amerisource Distribution Corporation Class A (b)............      5,500          182
Dentsply International, Inc.................................     35,700        1,428
Gulf South Medical Supply, Inc. (b).........................     22,800          690
Laboratory Corporation of America Holdings Warrants,
  Expire 4/28/00 (b)........................................      9,801            7
Omnicare, Inc...............................................     31,275        1,400
Physician Sales & Service, Inc. (b).........................     84,800        2,417
Sybron International Corporation (b)........................     27,800          660
                                                                         -----------
                                                                               6,784
                                                                         -----------
HEALTHCARE -- PATIENT CARE--6.0%
American Oncology Resources, Inc. (b).......................     20,400          992
Community Care of America, Inc. (b).........................     15,350          161
Compdent Corporation (b)....................................      8,200          340
Coram Healthcare Corporation (b)............................     16,700           73
Home Health Corporation of America (b)......................     59,100          650
Humana, Inc. (b)............................................     46,675        1,278
Oxford Health Plans, Inc. (b)...............................     49,200        3,635
PhyCor, Inc. (b)............................................      5,700          288
Physicians Health Services, Inc. Class A (b)................     14,300          529
Sheridan Healthcare, Inc. (b)...............................    181,000        2,195
United Dental Care, Inc. (b)................................     70,900        2,925
U.S. Healthcare, Inc........................................     12,400          577
Vencor, Inc. (b)............................................     22,634          736
WellPoint Health Networks, Inc. Class A (b).................     10,500          337
                                                                         -----------
                                                                              14,716
                                                                         -----------
HOUSEHOLD APPLIANCE & FURNISHINGS--0.6%
Fedders Corporation Class A.................................    280,400        1,192
Matsushita-Kotobuki Electronics Industries, Ltd.............     16,000          406
                                                                         -----------
                                                                               1,598
                                                                         -----------
INSURANCE -- PROPERTY & CASUALTY--0.8%
Risk Capital Holdings, Inc. (b).............................     80,800        1,889
LEISURE PRODUCT--3.3%
Custom Chrome, Inc. (b).....................................     28,400          657
Harley-Davidson, Inc........................................    236,100        6,788

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
SCHEDULE OF INVESTMENTS IN SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                                            VALUE
                                                              SHARES OR   (NOTE 2)
                                                              PRINCIPAL      (IN
COMMON STOCKS (CONTINUED)                                      AMOUNT    THOUSANDS)
------------------------------------------------------------------------------------
LEISURE PRODUCT (CONTINUED)
Oakley, Inc. (b)............................................     17,100  $       581
                                                                         -----------
                                                                               8,026
                                                                         -----------
LEISURE SERVICE--1.2%
The Walt Disney Company.....................................      9,650          569
Harrahs Entertainment, Inc. (b).............................     82,400        1,998
Promus Hotel Corporation (b)................................      9,250          206
Sholodge, Inc. (b)..........................................     13,400          127
                                                                         -----------
                                                                               2,900
                                                                         -----------
MACHINE TOOL--0.6%
Applied Power, Inc..........................................     48,600        1,458
MACHINERY -- AGRICULTURE--0.1%
Deere & Company.............................................      7,300          257
MEDIA -- RADIO/TV--0.6%
CAI Wireless Systems, Inc...................................      8,700           84
Evergreen Media Corporation Class A (b).....................     21,100          675
Heartland Wireless Communications, Inc. (b).................     16,700          497
Infinity Broadcasting Corporation (b).......................      2,600           97
People's Choice TV Corporation..............................      7,000          133
                                                                         -----------
                                                                               1,486
                                                                         -----------
METAL PRODUCTS & FABRICATION--0.6%
Sync Research, Inc. (b).....................................     30,400        1,376
MORTGAGE & RELATED SERVICE--0.1%
North American Mortgage Company.............................      7,200          153
OFFICE AUTOMATION--5.3%
Canon, Inc..................................................     62,000        1,122
Canon, Inc. ADR.............................................      3,000          274
Danka Business Systems PLC ADR..............................    234,975        8,694
Nu-Kote Holding, Inc. Class A (b)...........................     91,400        1,554
Xerox Corporation...........................................      9,300        1,274
                                                                         -----------
                                                                              12,918
                                                                         -----------
OIL -- NORTH AMERICAN EXPLORATION & PRODUCTION--0.7%
Flores & Rucks, Inc. (b)....................................    114,400        1,659
PAPER & FOREST PRODUCTS--0.5%
Buckeye Cellulose Corporation (b)...........................     52,400        1,153
PERSONAL & COMMERCIAL LENDING--0.4%
National Auto Credit, Inc. (b)..............................     61,300          996
RAILROAD--1.4%
Burlington Northern Santa Fe Corporation....................     10,273          801
East Japan Railway Company..................................         95          461

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
SCHEDULE OF INVESTMENTS IN SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                                            VALUE
                                                              SHARES OR   (NOTE 2)
                                                              PRINCIPAL      (IN
COMMON STOCKS (CONTINUED)                                      AMOUNT    THOUSANDS)
------------------------------------------------------------------------------------
RAILROAD (CONTINUED)
Kansas City Southern Industries, Inc........................     45,700  $     2,091
                                                                         -----------
                                                                               3,353
                                                                         -----------
REAL ESTATE--0.4%
Mitsui Fudosan..............................................     87,000        1,069
RETAIL -- DEPARTMENT STORE--0.3%
Federated Department Stores, Inc. (b).......................     25,100          690
RETAIL -- RESTAURANT--0.2%
Quality Dining, Inc. (b)....................................     10,100          245
Rainforest Cafe, Inc. (b)...................................     10,600          319
                                                                         -----------
                                                                                 564
                                                                         -----------
RETAIL -- SPECIALTY--3.5%
CUC International, Inc. (b).................................     36,550        1,247
Central Garden and Pet Company (b)..........................    177,600        1,687
Corporate Express, Inc. (b).................................     55,600        1,675
Hollywood Entertainment Corporation (b).....................     99,000          829
Movie Gallery, Inc. (b).....................................     46,900        1,430
Office Depot, Inc. (b)......................................     90,450        1,786
Viking Office Products, Inc. (b)............................        400           19
                                                                         -----------
                                                                               8,673
                                                                         -----------
SHOE & APPAREL MANUFACTURING--0.2%
Sankyo Seiki Manufacturing (b)..............................     46,000          427
                                                                         -----------
TELECOMMUNICATION EQUIPMENT--1.1%
Andrew Corporation (b)......................................     10,200          390
Cascade Communications Corporation (b)......................      2,400          205
Newbridge Networks Corporation (b)..........................     19,800          819
VTEL Corporation (b)........................................     71,000        1,313
                                                                         -----------
                                                                               2,727
                                                                         -----------
TELECOMMUNICATION SERVICE--1.8%
DDI Corporation.............................................        554        4,288
EqualNet Holding Corporation (b)............................     26,900          195
                                                                         -----------
                                                                               4,483
                                                                         -----------
TOTAL COMMON STOCKS (Cost $186,340).........................                 196,772
                                                                         -----------
PREFERRED STOCK--0.9%
SAP AG (Cost $2,065)........................................     14,000        2,123
                                                                         -----------
UNITED STATES GOVERNMENT ISSUES--14.0%
United States Treasury Bonds, 6.875%,
  Due 8/15/25 (c) (Cost $33,589)............................     30,375       34,276
                                                                         -----------

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
SCHEDULE OF INVESTMENTS IN SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                                            VALUE
                                                              SHARES OR   (NOTE 2)
                                                              PRINCIPAL      (IN
COMMON STOCKS (CONTINUED)                                      AMOUNT    THOUSANDS)
------------------------------------------------------------------------------------
CASH EQUIVALENTS (A)--2.6%
COMMERCIAL PAPER
DISCOUNTED--2.2%
Salomon, Inc. Due 1/02/96...................................      2,870  $     2,870
Mallinckrodt Group Due 1/02/96..............................      2,530        2,530
                                                                         -----------
                                                                               5,400
                                                                         -----------
INTEREST BEARING, DUE UPON DEMAND--0.4%
Sara Lee Corporation, 5.47%.................................        661          661
Southwestern Bell Telephone Company, 5.72%..................        286          286
Wisconsin Electric Power Company, 5.53%.....................         28           28
                                                                         -----------
                                                                                 975
                                                                         -----------
TOTAL CASH EQUIVALENTS (Cost $6,375)........................                   6,375
                                                                         -----------
TOTAL INVESTMENTS IN SECURITIES (Cost $228,369) 97.8%.......                 239,546
                                                                         -----------
OTHER ASSETS AND LIABILITIES, NET 2.2%......................                   5,501
                                                                         -----------
NET ASSETS 100.0%...........................................             $   245,047
                                                                         -----------
                                                                         -----------

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
SCHEDULE OF INVESTMENTS IN SECURITIES (CONTINUED)
DECEMBER 31, 1995

                                                                         UNDERLYING
                                                                         FACE AMOUNT
                                                                          AT VALUE
                                                              EXPIRATION     (IN
FUTURES                                                         DATE     THOUSANDS)
                                                                                         UNREALIZED
                                                                                         DEPRECIATION
                                                                                         (IN
                                                                                         THOUSANDS)
----------------------------------------------------------------------------------------------------------
Sold:
136 S&P 500 Futures.....................................         3/96      $   42,055        $     130

                                                       VALUE      UNREALIZED
                                                      IN USD     APPRECIATION
FORWARD FOREIGN CURRENCY               SETTLEMENT       (IN           (IN
   EXCHANGE CONTRACTS                     DATE      THOUSANDS)    THOUSANDS)
------------------------------------------------------------------------------------------------------
Sold:
   3,058,973  DEM.......................................     5/17/96     $    2,145       $      21
3,640,578,000  JPY......................................     5/13/96         35,232           1,432

                                                                    PREMIUMS
                                                                       (IN
OPTIONS                                                NUMBER      THOUSANDS)
----------------------------------------------------------------------------------------------------------
Options outstanding at beginning of period..................................          --      $      --
Options written during the period...........................................       1,097            431
Options cancelled in closing purchase transactions..........................      (1,097)          (431)
                                                                              -----------         -----
Options outstanding at end of period........................................          --      $      --
                                                                              -----------         -----
                                                                              -----------         -----
Exercised and expired options resulted in a capital loss (IN THOUSANDS) of $87.

                                                                PERCENTAGE
                                                                    OF
COUNTRY DIVERSIFICATION                                         NET ASSETS
----------------------------------------------------------------------------------------------------------
United States...............................................................................        75.0%
Japan.......................................................................................        14.8%
United Kingdom..............................................................................         3.5%
Canada......................................................................................         2.1%
Ireland.....................................................................................         1.1%
Germany.....................................................................................         0.9%
Hong Kong...................................................................................         0.4%
Other Assets and Liabilities, Net...........................................................         2.2%
                                                                                              ------------
Total.......................................................................................       100.0%
                                                                                              ------------
                                                                                              ------------

            --------------------------
            LEGEND
            (a) Cash  equivalents include any  security which has  a maturity of less than one year.
            (b) Non-income producing security.
            (c) All  or  a   portion  of  security   pledged  to  cover   margin
                requirements for futures contracts.
            (d) Restricted security.

                All principal amounts and costs are stated in thousands.
               Percentages are stated as a percent of net assets.

            CURRENCY ABBREVIATIONS
            DEM   German Mark
            JPY   Japanese Yen

            See Notes to Financial Statements.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1995
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

------------------------------------------------------------------------------------------------------
ASSETS
  Investments in securities, at value (cost of $228,369)...................................  $ 239,546
  Receivable from brokers for securities and forward foreign currency contracts sold.......     11,287
  Dividends and interest receivable........................................................      2,213
                                                                                             ---------
    Total assets...........................................................................    253,046
                                                                                             ---------

LIABILITIES
  Payable to brokers for securities and forward foreign currency contracts purchased.......      7,434
  Accrued operating expenses and other liabilities.........................................        565
                                                                                             ---------
    Total liabilities......................................................................      7,999
                                                                                             ---------
NET ASSETS.................................................................................  $ 245,047
                                                                                             ---------
                                                                                             ---------
CAPITAL SHARES
  Authorized...............................................................................    300,000
  Outstanding..............................................................................     18,233
                                                                                             ---------
NET ASSET VALUE PER SHARE..................................................................  $   13.44
                                                                                             ---------
                                                                                             ---------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995 (IN THOUSANDS)

-------------------------------------------------------------------------------------------------------
INCOME
  Dividends.................................................................................  $   1,134
  Interest..................................................................................        476
                                                                                              ---------
    Total Income............................................................................      1,610
                                                                                              ---------

EXPENSES
  Investment advisory fees..................................................................      1,677
  Custodian fees............................................................................        157
  Shareholder servicing costs...............................................................        260
  Reports to shareholders...................................................................         37
  Federal and state registration fees.......................................................         21
  Other.....................................................................................         45
                                                                                              ---------
    Total expenses..........................................................................      2,197
                                                                                              ---------
Net investment loss.........................................................................       (587)
                                                                                              ---------
REALIZED AND UNREALIZED GAIN
  Net realized gain on:
    Investments.............................................................................     33,729
    Futures contracts, options, and hedges..................................................        145
    Foreign currencies......................................................................          1
  Change in unrealized appreciation/depreciation on:
    Investments.............................................................................     13,860
    Futures contracts, options, and hedges..................................................      1,323
                                                                                              ---------
      Net gain..............................................................................     49,058
                                                                                              ---------
Net increase in net assets resulting from operations........................................  $  48,471
                                                                                              ---------
                                                                                              ---------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
STATEMENT OF CHANGES IN NET ASSETS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 (IN THOUSANDS)

                                                                                                           1995        1994
------------------------------------------------------------------------------------------------------------------------------
OPERATIONS
  Net investment income (loss)........................................................................  $     (587) $    1,047
  Net realized gain...................................................................................      33,875       2,742
  Change in unrealized appreciation/depreciation......................................................      15,183      (8,203)
                                                                                                        ----------  ----------
    Increase (decrease) in net assets resulting from operations.......................................      48,471      (4,414)
                                                                                                        ----------  ----------

CAPITAL SHARE TRANSACTIONS............................................................................      80,827      60,218

DISTRIBUTIONS
  From net investment income..........................................................................      --          (1,047)
  In excess of net investment income..................................................................      (3,178)     (4,473)
  From net realized gains.............................................................................      --          (3,295)
                                                                                                        ----------  ----------
    Total increase in net assets......................................................................     126,120      46,989

NET ASSETS
  Beginning of year...................................................................................     118,927      71,938
                                                                                                        ----------  ----------
  End of year.........................................................................................  $  245,047  $  118,927
                                                                                                        ----------  ----------
                                                                                                        ----------  ----------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
FINANCIAL HIGHLIGHTS
THE FOLLOWING PRESENTS INFORMATION RELATING TO A SHARE OF CAPITAL STOCK OF THE FUND, OUTSTANDING FOR THE ENTIRE PERIOD.

                                                                             1995           1994         1993        1992(A)
                                                                         -------------  ------------  -----------  -----------
Net asset value, beginning of period...................................  $    10.07     $     11.54   $    10.15   $    10.00
Income from investment operations
  Net investment income................................................       (0.03)           0.10         0.05         0.04
  Net realized and unrealized gains (losses) on investments............        3.58           (0.71)        2.09         0.78
                                                                         -------------  ------------  -----------  -----------
    Total from investment operations...................................        3.55           (0.61)        2.14         0.82
Less distributions
  From net investment income...........................................       --              (0.10)       (0.05)       (0.04)
  In excess of net investment income...................................       (0.18)          (0.43)       (0.70)      --
  From net realized gains..............................................       --              (0.33)      --            (0.63)(b)
                                                                         -------------  ------------  -----------  -----------
Total distributions....................................................       (0.18)          (0.86)       (0.75)       (0.67)
                                                                         -------------  ------------  -----------  -----------
Net asset value, end of period.........................................  $    13.44     $     10.07   $    11.54   $    10.15
                                                                         -------------  ------------  -----------  -----------
                                                                         -------------  ------------  -----------  -----------
TOTAL RETURN...........................................................       +35.3%           -5.4%       +22.0%        +8.9%
Net assets, end of period (in thousands)...............................  $  245,047     $   118,927   $   71,938   $   26,739
Ratio of expenses to average net assets................................         1.3%            1.2%         1.3%         1.7%*
Ratio of net investment income to average net assets...................        (0.3%)           1.1%         0.5%         0.5%*
Portfolio turnover rate................................................       542.1%          662.5%       976.5%     1,149.6%

------------
*   Calculated on an annualized basis.

(a) Inception date is May 8, 1992. Total return and portfolio turnover rate are not annualized.

(b)  Ordinary income distribution for tax purposes.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995

1. ORGANIZATION

  The Strong Discovery Fund II is a diversified series of the Strong Variable Insurance Funds, Inc., an open-end management investment company registered under the Investment Company Act of 1940.

2. SIGNIFICANT ACCOUNTING POLICIES

  The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

  SECURITY VALUATION: Portfolio securities traded primarily on a principal securities exchange are valued at the last reported sales price or the mean between the latest bid and asked prices where no last sales price is available. Securities traded over-the-counter are valued at the mean of the latest bid and asked prices or the last reported sales price. Debt securities not traded on a principal securities exchange are valued through valuation obtained from a commercial pricing service, otherwise sale or bid prices are used. Securities for which market quotations are not readily available are valued at fair value as determined in good faith under consistently applied procedures established by and under the general supervision of the Board of Directors. Securities which are purchased within 60 days of their stated maturity are valued at amortized cost, which approximates current value.

  The Fund may own certain investment securities which are restricted as to resale. These securities are valued after giving due consideration to pertinent factors, including recent private sales, market conditions and the issuer's financial performance. The Fund generally bears the costs, if any, associated with the disposition of restricted securities. Aggregate cost and fair value of these restricted securities held at December 31, 1995 were as follows (IN THOUSANDS):

Aggregate Cost.........................................................................  $     230
Aggregate Fair Value...................................................................        149
Percent of Net Assets..................................................................        0.1%

  FEDERAL INCOME AND EXCISE TAXES AND DISTRIBUTIONS TO SHAREHOLDERS: It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders in a manner which results in no tax cost to the Fund. Therefore, no Federal income or excise tax provision is required.

  The character of distributions made during the year from net investment income or net realized gains may differ from the characterization for Federal income tax purposes due to differences in the recognition of income and expense items for financial statement and tax purposes. Where appropriate, reclassifications between net asset accounts are made for such differences that are permanent in nature.

  REALIZED GAINS  AND  LOSSES  ON  INVESTMENT TRANSACTIONS:    Gains  or  losses
realized on investment transactions are determined by comparing the identified cost of the security lot sold with the net sales proceeds.

  FUTURES: Upon entering into a futures contract, the Fund pledges to the broker cash, U.S. government securities or other liquid, high-grade debt obligations equal to the minimum "initial margin" requirements of the exchange. The Fund also receives from or pays to the broker an amount of cash equal to the daily fluctuation in the value of the contract. Such receipts or payments are known as "variation margin," and are recorded as unrealized gains or losses. When the futures contract is closed, a realized gain or loss is recorded equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

  OPTIONS: Premiums received by the Fund upon writing put or call options are recorded as an asset with a corresponding liability which is subsequently adjusted to the current market value of the option. When an option expires, is exercised, or is closed, the Fund realizes a gain or loss, and the liability is eliminated. The Fund continues to bear the risk of adverse movements in the price of the underlying asset during the period of the option, although any potential loss during the period would be reduced by the amount of the option premium received.

  FOREIGN CURRENCY TRANSLATION: Investment securities and other assets and liabilities initially expressed in foreign currencies are converted to U.S. dollars based upon current exchange rates. Purchases and sales of foreign investment securities and income are converted to U.S. dollars based upon currency exchange rates prevailing on the respective dates of such transactions. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 1995

  FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS: Forward foreign currency exchange contracts are valued at the forward rate and are marked-to-market daily. The change in market value is recorded as an unrealized gain or loss. When the contract is closed, the Fund records an exchange gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

  ADDITIONAL INVESTMENT RISK: The use of futures contracts, options, foreign denominated assets and forward foreign currency exchange contracts for purposes of hedging the Fund's investment portfolio involves, to varying degrees, elements of market risk in excess of the amount recognized in the statement of assets and liabilities. The predominant risk with futures contracts is an imperfect correlation between the value of the contracts and the underlying securities. Foreign denominated assets and forward foreign currency exchange contracts may involve greater risks than domestic transactions, including currency, political and economic, regulatory and market risks.

  OTHER: Investment security transactions are recorded as of the trade date. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded on the accrual basis and includes amortization of premium and discounts.

3. NET ASSETS

  Net assets as of December 31, 1995 were as follows (IN THOUSANDS):

Capital Stock......................................................................  $ 204,656
Undistributed Net Investment Loss..................................................       (234)
Undistributed Net Realized Gain....................................................     28,125
Net Unrealized Appreciation........................................................     12,500
                                                                                     ---------
                                                                                     $ 245,047
                                                                                     ---------
                                                                                     ---------

4. CAPITAL SHARE TRANSACTIONS

  Transactions in shares of the Fund for the years ended December 31, 1995 and 1994 were as follows (IN THOUSANDS):

                                                                       1995                         1994
                                                            ---------------------------  ---------------------------
                                                              SHARES        DOLLARS        SHARES        DOLLARS
                                                            -----------  --------------  -----------  --------------
Shares Sold...............................................       11,517  $      141,163        9,272  $      101,331
Dividends Reinvested......................................          240           3,176          851           8,807
Shares Redeemed...........................................       (5,338)        (63,512)      (4,542)        (49,920)
                                                            -----------  --------------  -----------  --------------
                                                                  6,419  $       80,827        5,581  $       60,218
                                                            -----------  --------------  -----------  --------------
                                                            -----------  --------------  -----------  --------------

5. RELATED PARTY TRANSACTIONS

  Strong Capital Management, Inc. (the "Advisor"), with whom certain officers and directors of the Fund are affiliated, provides investment advisory services to the Fund. Investment advisory fees, which are established by terms of the Advisory Agreement, are based on an annualized rate of 1.00% of the average daily net assets of the Fund. Advisory fees are subject to reimbursement by the Advisor if the Fund's operating expenses exceed certain levels.

  The amount payable to the Advisor at December 31, 1995 and unaffiliated directors' fees for 1995 were (IN THOUSANDS) $262 and $4, respectively.

6. INVESTMENT TRANSACTIONS

  The aggregate purchases and sales of long-term securities for the year ended December 31, 1995 were as follows (IN THOUSANDS):

Purchases:
  U.S. Government and Agency.......................................................  $  33,589
  Other............................................................................    929,508
Sales:
  U.S. Government and Agency.......................................................     --
  Other............................................................................    873,156

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 1995

7. INCOME TAX INFORMATION

  At December 31, 1995, the investment cost and gross unrealized appreciation and depreciation on investments for Federal income tax purposes were as follows (IN THOUSANDS):

Aggregate Investment Cost..........................................................  $ 229,273
                                                                                     ---------
                                                                                     ---------
Aggregate Unrealized:
  Appreciation.....................................................................  $  21,606
  Depreciation.....................................................................    (11,333)
                                                                                     ---------
                                                                                     $  10,273
                                                                                     ---------
                                                                                     ---------

  For corporate shareholders in the Fund, the percentage qualifying for the dividends-received deduction is 20.3%.

                                                                ----------------

----------------

THE STRONG DISCOVERY FUND II, INC.
REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of the Strong Discovery Fund II

We have audited the accompanying statement of assets and liabilities of Strong Discovery Fund II (one of the portfolios constituting the Strong Variable Insurance Funds, Inc.), including the schedule of investments in securities, as of December 31, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995 by correspondence with the custodians and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Strong Discovery Fund II as of December 31, 1995, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.
Milwaukee, Wisconsin
January 25, 1996

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
OUR MESSAGE TO YOU
DECEMBER 31, 1995

  TCI Balanced seeks to provide investors with opportunities for capital growth and current income through a combination of approximately 60% common stocks and 40% investment-grade fixed income securities. For the 12-month period ended December 31, 1995, the fund posted a 21.12% return, the best calendar-year gain since its May 1, 1991, inception. The fund did, however, trail its benchmark blended index, which gained 28.65% for the period. The S&P 500 Index gained 37.44%.

  TCI Balanced's common stock holdings are targeted to the shares of larger, well-established companies demonstrating earnings and revenue acceleration. For most of the year this approach proved rewarding, and shareholders benefited from strong returns in such industries as healthcare, pharmaceuticals and technology. Yet, as concerns about a slowing U.S. economy developed late in the period, many investors moved to more defensively postured firms characterized by steady (albeit unspectacular) earnings growth. Most such firms do not meet the fund's standards for accelerating growth, but they were major components of the S&P 500's solid gains in the fourth quarter of 1995. History shows us that over time investors will favor companies with the above-average earnings growth we seek on your behalf.

  The Federal Reserve Board raised interest rates early in the period and lowered rates later in the year. Responding to falling interest rates, the bond market experienced a sharp price rebound from 1994 declines, which translated into relatively strong performance for the year. The fixed income markets especially favored longer-term bonds. TCI Balanced focuses on less volatile short- and intermediate-term bonds. As a result, while it provided steady income and good performance, it did not fully share in the bond market's appreciation.

  Because it is designed to be a more conservative investment, TCI Balanced is not likely to match major stock indices in a year like 1995. Its portfolio design of large company stocks and bonds, however, should lessen the impact of down market years on its portfolio as compared to more aggressive funds.

  TCI Balanced continues to pursue its original goal of providing shareholders with the opportunity to invest in a portfolio of growing companies while using bonds to reduce share-price fluctuations along the way. We will continue to target accelerating growth in earnings and revenues for our stock holdings, while limiting our bond holdings to investment-grade issues. We remain confident that the fund has the potential to provide shareholders with a long-term rate of return that could comfortably outpace the rate of inflation.

Sincerely,

         [SIGNATURE]                      [SIGNATURE]

James E. Stowers                            James E. Stowers III
CHAIRMAN OF THE BOARD AND FOUNDER           PRESIDENT

 Effective May 1, 1995, allocations may not be made to the TCI Balanced Portfolio. This report contains information for the TCI Balanced Portfolio Sub-Account for the benefit of contract owners who allocated amounts to that Sub-Account prior to May 1, 1995.

This report and the financial statements contained herein are submitted for the general information of our shareholders. The report is not authorized for distribution to prospective investors unless preceded or accompanied by an effective prospectus.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
INVESTMENT REVIEW
DECEMBER 31, 1995

QUICK FUND FACTS

TCI Balanced Strategy:      A  mix of growth stocks and intermediate bonds, with
                            approximately 60% allocated to stocks.
Inception Date:             May 1, 1991    Size: $153.8 million (as of  December
                            31, 1995)
Investment Approach:        Capital Growth and Current Income

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                      TCI BALANCED   BLENDED INDEX    S&P 500 INDEX       LEHMAN
05/01/91                                                      10000           10000            10000            10000
12/31/91                                                      12554           11241            11234            11060
06/30/92                                                      11349           11329            11160            11394
12/31/92                                                      11795           12077            12089            11854
06/30/93                                                      12246           12729            12675            12590
12/31/93                                                      12702           13231            13302            12895
06/30/94                                                      12379           12823            12856            12558
12/31/94                                                      12780           13238            13482            12646
06/30/95                                                      14388           15375            16198            13861
12/31/95                                                      15479           17084            18531            14586
* Commencement of investment operations at 2/10/94.
Average Annual Total Returns (as of December 31,
1995)
                                                           6 Months          1 Year           3 Year  Since Inception
TCI Balanced                                                  7.58%          21.12%            9.50%            9.82%
Blended Index                                                10.75%          28.65%           12.06%           12.02%
S&P 500 Index                                                14.40%          37.44%           15.33%           14.14%
Lehman                                                        5.23%          15.33%            7.16%            8.42%

------------
 *Actual
**Because the assets of TCI Balanced are invested in a mix of two distinct types of assets, we have created a Blended Index that, in addition to the Standard & Poor's 500 Index (S&P 500), can serve as a comparison for the performance of the fund. The Blended Index averages two widely known indices in the proportions of the asset mix of the fund. Accordingly, 60% of the Blended Index represents the S&P 500, which reflects the 60% of the fund's total assets invested in common stocks. The remaining 40% of the Blended Index represents the Lehman Intermediate Government/Corporate Index, which reflects the 40% of the fund's total assets invested in bonds and other fixed income securities. The Blended Index and the Lehman Intermediate Government/Corporate Index for 4/30/91, the date closest to the inception date (5/1/91) of the fund for which the indices are available, have been used for the starting points for these indices in the graph and average annual total returns.

  No expenses or fees are reflected in the S&P 500, Blended Index or the Lehman Intermediate Government/Corporate Index. All performance illustrations for TCI Balanced are shown net of fees and assume reinvestment of all distributions.

Past performance is not predictive of future performance.
Source: Lipper Analytical Services, Inc.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
INVESTMENT REVIEW (CONTINUED)
DECEMBER 31, 1995

QUALITY DIVERSIFICATION FOR FIXED INCOME INVESTMENTS     % OF FIXED INCOME
(MOODY'S RATINGS)                                           INVESTMENTS
--------------------------------------------------------------------------
AAA....................................................            40%
AA.....................................................            14%
A......................................................            39%
BBB....................................................             7%
                                                                -----
                                                                100.0%
                                                                -----
                                                                -----


AVERAGE PORTFOLIO MATURITY FOR FIXED INCOME INVESTMENTS
(AS OF 12/31/95)
--------------------------------------------------------------------------
Years..................................................           5.7

  Average years to maturity indicates the average time until the principal on the Fund's bonds is expected to be repaid, weighted by dollar amount.

DURATION FOR FIXED INCOME INVESTMENTS (AS OF 12/31/95)
--------------------------------------------------------------------------
Years..................................................           4.1

  Duration is a measure of the sensitivity of a portfolio to changes in interest rates. As the duration of a fund increases, the impact of a change in interest rates on the value of its portfolio also increases.

                                                             % OF FUND
ASSET ALLOCATION (AS OF 12/31/95)                           INVESTMENTS
--------------------------------------------------------------------------
Temporary Cash Investments.............................             4%
Mortgage-Backed Securities.............................             3%
Sovereign Governments..................................             2%
U.S. Treasury Securities...............................            11%
Common Stocks..........................................            57%
Corporate Bonds........................................            23%

                                                                             % OF FUND'S
                                                                           INVESTMENTS IN
TOP FIVE INDUSTRIES FOR EQUITY INVESTMENTS (AS OF          % OF FUND'S    THESE INDUSTRIES
12/31/95)                                                 INVESTMENTS**    12 MONTHS AGO**
-------------------------------------------------------------------------------------------
Computer Software & Services...........................         12.5%             10.9%
Computer Systems.......................................          8.1%             13.1%
Electrical & Electronic Components.....................          8.0%              0.9%
Healthcare.............................................          7.2%              5.4%
Communications Services................................          6.7%              8.1%

                                                                               % OF FUND'S
                                                                             INVESTMENTS IN
                                                            % OF FUND'S       THESE STOCKS
TOP 10 EQUITY HOLDINGS* (AS OF 12/31/95)                   INVESTMENTS**     12 MONTHS AGO**
---------------------------------------------------------------------------------------------
HFS, Inc...............................................           3.1%                --
International Business Machines Corp...................           3.1%               4.7%
First Data Corp........................................           2.6%                --
Halliburton Co.........................................           2.6%                --
Tele-Communications, Inc...............................           2.6%               0.7%
Intuit Inc.............................................           2.5%                --
Hewlett-Packard Co.....................................           2.4%               2.5%
Oracle Systems Corp....................................           2.4%               3.2%
Columbia/HCA Healthcare Corp...........................           2.3%               2.5%
United Technologies Corp...............................           2.3%                --

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
INVESTMENT REVIEW (CONTINUED)
DECEMBER 31, 1995

INVESTMENTS BY COUNTRY (EXPRESSED AS A PERCENTAGE OF      % OF FUND'S
TOTAL VALUE OF INVESTMENTS)                               INVESTMENTS
----------------------------------------------------------------------
Canada.................................................         3.3%
Germany................................................         0.9%
Hong Kong..............................................         0.6%
Japan..................................................         3.2%
Mexico.................................................         0.5%
Sweden.................................................         0.8%
United Kingdom.........................................         2.2%
United States..........................................        88.5%
                                                              -----
                                                              100.0%
                                                              -----
                                                              -----

 *The composition of the portfolio may change over time.

**These percentages reflect the composition of  the common stock portion of  TCI
  Balanced and do not relate to the bond portion of the fund.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
SCHEDULE OF INVESTMENTS
DECEMBER 31, 1995

COMMON STOCKS                                                                      SHARES         VALUE
------------------------------------------------------------------------------------------------------------
AEROSPACE & DEFENSE--3.5%
Boeing Co.....................................................................        16,000  $    1,254,000
General Dynamics Corp.........................................................        11,500         679,937
Lockheed Martin Corp..........................................................        18,000       1,422,000
United Technologies Corp......................................................        20,500       1,944,938
                                                                                              --------------
                                                                                                   5,300,875
                                                                                              --------------

AUTOMOBILES & AUTO PARTS--.9%
Nissan Motor Company ORD......................................................       170,000       1,303,142
                                                                                              --------------

BANKING--2.3%
BankAmerica Corp..............................................................        19,000       1,230,250
Citicorp......................................................................        18,000       1,210,500
First Interstate Bancorp......................................................         7,000         955,500
                                                                                              --------------
                                                                                                   3,396,250
                                                                                              --------------

BIOTECHNOLOGY--1.2%
Amgen Inc.(1).................................................................        31,000       1,838,687
                                                                                              --------------

BROADCASTING--1.1%
Grupo Televisa ADR............................................................        36,000         810,000
Liberty Media Corp. Cl. A(1)..................................................        29,525         791,639
                                                                                              --------------
                                                                                                   1,601,639
                                                                                              --------------

BUSINESS SERVICES & SUPPLIES--1.8%
HFS, Inc.(1)..................................................................        33,000       2,697,750
                                                                                              --------------

CHEMICALS & RESINS--.5%
Air Products & Chemicals, Inc.................................................         6,700         353,425
du Pont (E.I.) de Nemours & Co................................................         7,000         489,125
                                                                                              --------------
                                                                                                     842,550
                                                                                              --------------

COMMUNICATIONS EQUIPMENT--2.6%
DSC Communications Corp.(1)...................................................        47,000       1,739,000
Ericsson (L.M.) Telephone Co. ADR.............................................        64,000       1,248,000
Motorola, Inc.................................................................        17,000         969,000
                                                                                              --------------
                                                                                                   3,956,000
                                                                                              --------------

COMMUNICATIONS SERVICES--3.8%
AirTouch Communications(1)....................................................        15,500         437,875
Nextel Communications Inc.(1).................................................        85,000       1,259,063
Tele-Communications, Inc.(1)..................................................       110,000       2,193,125

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

COMMON STOCKS (CONTINUED)                                                          SHARES         VALUE
------------------------------------------------------------------------------------------------------------
COMMUNICATIONS SERVICES (CONTINUED)
Vodafone Group Plc ADR........................................................        54,000  $    1,903,500
                                                                                              --------------
                                                                                                   5,793,563
                                                                                              --------------

COMPUTER SOFTWARE & SERVICES--7.1%
Electronic Arts(1)............................................................        44,000       1,152,250
First Data Corp...............................................................        33,001       2,206,942
General Motors Corp. Cl. E....................................................        26,000       1,352,000
Intuit Inc.(1)................................................................        28,000       2,187,500
Microsoft Corp.(1)............................................................        20,000       1,756,250
Oracle Systems Corp.(1).......................................................        49,000       2,076,375
                                                                                              --------------
                                                                                                  10,731,317
                                                                                              --------------

COMPUTER SYSTEMS--4.6%
Compaq Computer Corp.(1)......................................................        33,000       1,584,000
Fujitsu Ltd. ORD..............................................................        58,000         644,756
Hewlett-Packard Co............................................................        25,000       2,093,750
International Business Machines Corp..........................................        29,000       2,660,750
                                                                                              --------------
                                                                                                   6,983,256
                                                                                              --------------

ELECTRICAL & ELECTRONIC COMPONENTS--4.6%
Intel Corp....................................................................        27,500       1,562,344
Kyocera Corp. ORD.............................................................         7,000         518,995
Lattice Semiconductor Corp.(1)................................................        45,000       1,470,937
Micron Technology, Inc........................................................         5,000         198,125
Siemens AG ORD................................................................         2,400       1,311,521
Texas Instruments Inc.........................................................        35,000       1,811,250
                                                                                              --------------
                                                                                                   6,873,172
                                                                                              --------------

ENERGY (PRODUCTION & MARKETING)--3.5%
British Petroleum Co. p.l.c. ADR..............................................        14,034       1,433,222
Enron Oil & Gas Co............................................................        72,000       1,728,000
Mobil Corp....................................................................         4,000         448,000
Texaco Inc....................................................................        22,000       1,727,000
                                                                                              --------------
                                                                                                   5,336,222
                                                                                              --------------

ENERGY (SERVICES)--2.1%
Global Marine Inc.(1).........................................................       115,000       1,006,250
Halliburton Co................................................................        44,000       2,227,500
                                                                                              --------------
                                                                                                   3,233,750
                                                                                              --------------

FINANCIAL SERVICES--1.2%
Nomura Securities Co. Ltd. ORD................................................        80,000       1,739,971
                                                                                              --------------

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

COMMON STOCKS (CONTINUED)                                                          SHARES         VALUE
------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE--.3%
Coca-Cola Company (The).......................................................         6,000  $      445,500
                                                                                              --------------

HEALTHCARE--4.1%
Baxter International, Inc.....................................................        36,000       1,507,500
Columbia/HCA Healthcare Corp..................................................        39,000       1,979,250
Foundation Health Corp.(1)....................................................        45,000       1,935,000
United Healthcare Corp........................................................        12,000         786,000
                                                                                              --------------
                                                                                                   6,207,750
                                                                                              --------------

INDUSTRIAL EQUIPMENT & MACHINERY--.4%
Nikon Corp. ORD...............................................................        40,000         541,324
                                                                                              --------------

INSURANCE--1.0%
CIGNA Corp....................................................................        14,000       1,445,500
                                                                                              --------------

LEISURE--.5%
Promus Companies Inc.(1)......................................................        37,350         831,037
                                                                                              --------------

MEDICAL EQUIPMENT & SUPPLIES--2.2%
Nellcor Inc.(1)...............................................................        23,000       1,342,625
St. Jude Medical, Inc.(1).....................................................        45,250       1,940,094
                                                                                              --------------
                                                                                                   3,282,719
                                                                                              --------------

METALS & MINING--.3%
Placer Dome Inc. ADR..........................................................        19,000         458,375
                                                                                              --------------

PHARMACEUTICALS--2.8%
Bristol-Myers Squibb Co.......................................................         7,000         601,125
Johnson & Johnson.............................................................        21,500       1,840,938
Pfizer, Inc...................................................................        28,000       1,764,000
                                                                                              --------------
                                                                                                   4,206,063
                                                                                              --------------

PUBLISHING--.6%
K-III Communications Corp.(1).................................................        72,000         873,000
                                                                                              --------------

RESTAURANTS--.4%
Wendy's International, Inc....................................................        31,000         658,750
                                                                                              --------------

RETAIL (APPAREL)--1.2%
NIKE, Inc.....................................................................        25,000       1,740,625
                                                                                              --------------

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

COMMON STOCKS (CONTINUED)                                                          SHARES         VALUE
------------------------------------------------------------------------------------------------------------
RETAIL (GENERAL MERCHANDISE)--1.1%
Federated Department Stores, Inc.(1)..........................................        30,000  $      825,000
Sears, Roebuck & Co...........................................................        22,000         858,000
                                                                                              --------------
                                                                                                   1,683,000
                                                                                              --------------

RETAIL (SPECIALTY)--.7%
OfficeMax, Inc.(1)............................................................        50,000       1,118,750
                                                                                              --------------

TRANSPORTATION--.6%
Hutchison Whampoa ORD.........................................................       141,000         858,855
                                                                                              --------------

TOTAL COMMON STOCKS--57.1% (Cost $70,042,492).................................                    85,979,392
                                                                                              --------------


                                                                                 PRINCIPAL
FIXED INCOME SECURITIES                                                            AMOUNT
------------------------------------------------------------------------------------------------------------
U.S. TREASURY SECURITIES
U.S. Treasury Notes, 6.875%, 10-31-96.........................................  $  2,000,000       2,025,880
U.S. Treasury Notes, 5.50%, 11-15-98..........................................     1,000,000       1,007,300
U.S. Treasury Notes, 5.875%, 6-30-00..........................................     3,000,000       3,064,560
U.S. Treasury Notes, 6.25%, 8-31-00...........................................       500,000         517,685
U.S. Treasury Notes, 6.125%, 9-30-00..........................................     1,000,000       1,030,730
U.S. Treasury Notes, 5.75%, 10-31-00..........................................     2,700,000       2,741,769
U.S. Treasury Notes, 5.625%, 11-30-00.........................................     2,500,000       2,524,900
U.S. Treasury Notes, 6.375%, 8-15-02..........................................     1,000,000       1,050,180
U.S. Treasury Notes, 5.75%, 8-15-03...........................................       750,000         760,087
U.S. Treasury Notes, 6.50%, 8-15-05...........................................     2,500,000       2,665,375
                                                                                              --------------

TOTAL U.S. TREASURY SECURITIES--11.5% (Cost $17,066,152)......................                    17,388,466
                                                                                              --------------

MORTGAGE-BACKED SECURITIES*
FHLMC Series 1439-BPAC REMIC, 4.00%, 1-15-96..................................        91,056          90,858
FHLMC Series 1449-BPAC REMIC, 4.00%, 2-15-96..................................       354,921         353,919
FNMA Series G92-64-CPAC REMIC, 4.50%, 5-15-96.................................       818,824         812,077
FNMA Pool #248679, 5.50%, 5-15-99.............................................     1,740,356       1,702,196
UCFC Series 1995-D1, 6.20%, 12-1-98...........................................     1,050,000       1,050,315
                                                                                              --------------

TOTAL MORTGAGE-BACKED SECURITIES--2.7% (Cost $3,972,578)......................                     4,009,365
                                                                                              --------------

CORPORATE BONDS
------------------------------------------------------------------------------------------------------------
AUTOMOBILES & AUTO PARTS--1.7%
Ford Motor Credit Co., 6.375%, 10-6-00........................................     1,500,000       1,526,250
General Motors Acceptance Corp., MTN, 7.00%, 6-15-03..........................     1,000,000       1,052,500
                                                                                              --------------
                                                                                                   2,578,750
                                                                                              --------------

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

                                                                                 PRINCIPAL
CORPORATE BONDS (CONTINUED)                                                        AMOUNT         VALUE
------------------------------------------------------------------------------------------------------------
BANKING--4.3%
Abbey National First Capital, 8.20%, 10-15-04.................................  $  1,000,000  $    1,135,000
Chase Manhattan Corp., 8.80%, 2-1-00..........................................     1,000,000       1,032,500
First Union Corp., 8.77%, 11-15-04............................................     1,000,000       1,113,750
First Union Corp., 7.05%, 8-1-05..............................................     1,000,000       1,055,000
First USA Bank, 5.75%, 1-15-99................................................     1,000,000         996,250
Republic of New York Corp., 7.25%, 7-15-02....................................     1,000,000       1,070,000
                                                                                              --------------
                                                                                                   6,402,500
                                                                                              --------------

COMMUNICATIONS SERVICES--.7%
GTE Southwest, Inc., 5.82%, 12-1-99...........................................     1,000,000       1,001,250
                                                                                              --------------

DIVERSIFIED COMPANIES--1.3%
Hanson Overseas BV, 5.50%, 1-15-96............................................     1,000,000       1,000,125
Hanson Overseas BV, 6.75%, 9-15-05............................................     1,000,000       1,037,500
                                                                                              --------------
                                                                                                   2,037,625
                                                                                              --------------

FINANCIAL SERVICES--4.2%
Keycorp Inc., MTN, 7.30%, 2-3-03..............................................     1,300,000       1,386,125
Lehman Brothers Holdings Inc., MTN, 9.17%, 2-28-02............................     1,000,000       1,138,750
Norwest Financial, Inc., 6.25%, 11-1-02.......................................     1,750,000       1,780,625
Standard Credit Card Trust Series 1995-2A, 8.625%, 1-7-00.....................     1,000,000       1,054,723
Xerox Credit Corp. Notes, 6.25%, 1-15-96......................................     1,000,000       1,000,476
                                                                                              --------------
                                                                                                   6,360,699
                                                                                              --------------

FOOD & BEVERAGE--1.1%
Nabisco Inc., 8.00%, 1-15-00..................................................     1,500,000       1,606,875
                                                                                              --------------

INSURANCE--.7%
London Insurance Group, 6.875%, 9-15-05.......................................     1,000,000       1,033,750
                                                                                              --------------

PAPER & FOREST PRODUCTS--1.2%
Boise Cascade Corp., MTN, 9.98%, 3-27-03......................................     1,500,000       1,805,625
                                                                                              --------------

RETAIL (GENERAL MERCHANDISE)--3.0%
Sears Roebuck & Co., MTN, 8.00%, 2-16-99......................................     1,000,000       1,063,750
Sears Roebuck & Co., MTN, 8.23%, 10-21-04.....................................     1,000,000       1,136,250
Wal-Mart Stores, Inc., 7.50%, 5-15-04.........................................     1,100,000       1,204,500
Wal-Mart Stores, Inc., 8.00%, 9-15-06.........................................     1,000,000       1,150,000
                                                                                              --------------
                                                                                                   4,554,500
                                                                                              --------------

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

                                                                                 PRINCIPAL
CORPORATE BONDS (CONTINUED)                                                        AMOUNT         VALUE
------------------------------------------------------------------------------------------------------------
UTILITIES (ELECTRIC)--3.9%
Detroit Edison Co., MTN, 5.41%, 5-1-97........................................  $  1,000,000  $      996,250
Florida Power & Light Co., 5.50%, 7-1-99......................................     1,000,000         998,750
Kansas Power & Light Co., 8.875%, 3-1-00......................................     1,000,000       1,115,000
Pacific Gas & Electric Co., 6.25%, 8-1-03.....................................     1,700,000       1,710,625
Texas Utilities Electric Co., 5.75%, 7-1-98...................................     1,000,000       1,001,250
                                                                                              --------------
                                                                                                   5,821,875
                                                                                              --------------

UTILITIES (NATURAL GAS)--.7%
Consolidated Natural Gas Co., 9.375%, 2-1-97..................................     1,000,000       1,042,500
                                                                                              --------------

TOTAL CORPORATE BONDS--22.8% (Cost $33,108,990)...............................                    34,245,949
                                                                                              --------------

SOVEREIGN GOVERNMENTS
------------------------------------------------------------------------------------------------------------
Province of Ontario Global Bonds, 7.625%, 6-22-04.............................     1,000,000       1,102,500
Quebec Province, 8.625%, 1-19-05..............................................     2,000,000       2,312,500
                                                                                              --------------

TOTAL SOVEREIGN GOVERNMENTS--2.3% (Cost $3,247,910)...........................                     3,415,000
                                                                                              --------------

TEMPORARY CASH INVESTMENTS--3.6%
------------------------------------------------------------------------------------------------------------
Repurchase Agreement (Goldman Sachs & Co., Inc.), 5.75%, due 1-2-96;
  collateralized by $4,275,000 par value U.S. Treasury Bonds, 8.125%, due
  8-15-21 (Delivery value $5,403,450) (Cost $5,400,000).......................                     5,400,000
                                                                                              --------------
TOTAL INVESTMENT SECURITIES--100.0% (Cost $132,838,122).......................                $  150,438,172
                                                                                              --------------
                                                                                              --------------

NOTES TO SCHEDULE OF INVESTMENTS

ADR = American Depositary Receipts
FHLMC = Federal Home Loan Mortgage Corporation
FNMA = Federal National Mortgage Association
MTN = Medium Term Note
ORD = Foreign Ordinary Shares
UCFC = United Companies Financial Corporation

(1)Non-income producing

*Expected remaining maturity is indicated and used for purposes of calculating the weighted average portfolio maturity.

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1995

--------------------------------------------------------------------------------
ASSETS
  Investment securities, at value (identified cost of
    $132,838,122) (Note 3)........................................  $150,438,172
  Cash............................................................     2,311,070
  Receivable for forward foreign currency exchange contracts held
    (Note 4)......................................................        21,227
  Dividends and interest receivable...............................     1,213,163
                                                                    ------------
                                                                     153,983,632
                                                                    ------------

LIABILITIES
  Payable for capital shares redeemed.............................        37,332
  Accrued management fees (Note 2)................................       123,000
  Other liabilities...............................................           130
                                                                    ------------
                                                                         160,462
                                                                    ------------
NET ASSETS applicable to outstanding shares.......................  $153,823,170
                                                                    ------------
                                                                    ------------
CAPITAL SHARES, $.01 PAR VALUE
  Authorized......................................................    30,000,000
                                                                    ------------
                                                                    ------------
  Outstanding.....................................................    21,857,694
                                                                    ------------
                                                                    ------------
NET ASSET VALUE per share.........................................         $7.04
                                                                    ------------
                                                                    ------------
NET ASSETS consist of:
  Capital (par value and paid-in surplus).........................  $131,380,683
  Undistributed net investment income.............................        62,692
  Accumulated undistributed net realized gain from investments and
    foreign currency transactions.................................     4,758,581
  Net unrealized appreciation on investments and translation of assets and liabilities in foreign currencies (Notes 3 and
    4)............................................................    17,621,214
                                                                    ------------
                                                                    $153,823,170
                                                                    ------------
                                                                    ------------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995

--------------------------------------------------------------------------------
INVESTMENT INCOME
INCOME
  Interest........................................................  $  3,762,706
  Dividends (net of foreign taxes withheld of $26,322)............       850,490
                                                                    ------------
                                                                       4,613,196
                                                                    ------------
EXPENSES
  Management fees (Note 2)........................................     1,222,757
  Directors' fees and expenses....................................         1,296
                                                                    ------------
                                                                       1,224,053
                                                                    ------------
Net investment income.............................................     3,389,143
                                                                    ------------
REALIZED AND UNREALIZED GAIN (LOSS) ON
  INVESTMENTS AND FOREIGN CURRENCY (Notes 3 and 4)
Net realized gain (loss) during the year on:
  Investments.....................................................     6,884,330
  Foreign currency transactions...................................       (67,603)
                                                                    ------------
                                                                       6,816,727
                                                                    ------------
Change in net unrealized appreciation during the year on:
  Investments.....................................................    13,419,338
  Translation of assets and liabilities in foreign currencies.....        38,523
                                                                    ------------
                                                                      13,457,861
                                                                    ------------
Net realized and unrealized gain on investments and foreign
  currency........................................................    20,274,588
                                                                    ------------
Net increase in net assets resulting from operations..............  $ 23,663,731
                                                                    ------------
                                                                    ------------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
STATEMENTS OF CHANGES IN NET ASSETS
YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994

INCREASE IN NET ASSETS                                                           1995            1994
----------------------------------------------------------------------------------------------------------
OPERATIONS
  Net investment income....................................................  $   3,389,143   $   2,270,095
  Net realized gain on investments and foreign currency transactions.......      6,816,727         336,417
  Change in net unrealized appreciation (depreciation) on investments and
    translation of assets and liabilities in foreign currencies............     13,457,861      (2,068,007)
                                                                             -------------   -------------
  Net increase in net assets resulting from operations.....................     23,663,731         538,505
                                                                             -------------   -------------
DISTRIBUTIONS TO SHAREHOLDERS
  From net investment income...............................................     (3,317,076)     (2,284,710)
                                                                             -------------   -------------
CAPITAL SHARE TRANSACTIONS
  Proceeds from shares sold................................................     36,523,452      36,218,233
  Proceeds from reinvestment of distributions..............................      3,317,076       2,284,709
  Payments for shares redeemed.............................................    (11,464,097)     (7,580,261)
                                                                             -------------   -------------
  Net increase in net assets from capital share transactions...............     28,376,431      30,922,681
                                                                             -------------   -------------
Net increase in net assets.................................................     48,723,086      29,176,476
NET ASSETS
  Beginning of year........................................................    105,100,084      75,923,608
                                                                             -------------   -------------
  End of year..............................................................  $ 153,823,170   $ 105,100,084
                                                                             -------------   -------------
                                                                             -------------   -------------
Undistributed net investment income........................................  $      62,692   $          --
                                                                             -------------   -------------
                                                                             -------------   -------------
TRANSACTIONS IN SHARES OF THE FUND
  Sold.....................................................................      5,501,320       5,984,443
  Issued in reinvestment of distributions..................................        494,003         384,871
  Redeemed.................................................................     (1,765,833)     (1,245,028)
                                                                             -------------   -------------
  Net increase.............................................................      4,229,490       5,124,286
                                                                             -------------   -------------
                                                                             -------------   -------------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION: TCI Portfolios, Inc. is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Four series of shares are currently issued as TCI Growth, TCI Balanced, TCI Advantage and TCI International. With the exception of shares issued for the initial capitalization of a series of the Corporation, shares may be purchased only by insurance companies to fund the benefits of variable annuity or variable life insurance policies. The investment objective of TCI Balanced (the Fund) is capital growth and current income. The following significant accounting policies related to the Fund are in accordance with accounting policies generally accepted in the investment company industry.

  SECURITY VALUATIONS: Portfolio securities traded primarily on a principal securities exchange are valued at the last reported sales price, or the mean between the latest bid and asked prices where no last sales price is available. Securities traded over-the-counter are valued at the mean of the latest bid and asked prices or, in the case of certain foreign securities, at the last reported sales price. Debt securities not traded on a principal securities exchange are valued through valuations obtained from a commercial pricing service or at the mean of the most recent bid and asked prices. Short-term securities are valued at amortized cost, which approximates value. When valuations are not readily available, securities are valued at fair value as determined in good faith by the board of directors.

  SECURITY TRANSACTIONS: Security transactions are accounted for on the date purchased or sold. Net realized gains and losses are determined on the identified cost basis, which is also used for federal income tax purposes.

  INVESTMENT INCOME: Dividend income less foreign taxes withheld (if any) is recorded as of the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income is recognized on the accrual basis and includes amortization of discounts and premiums.

  FOREIGN CURRENCY TRANSACTIONS: The accounting records of the Fund are maintained in U.S. dollars. All assets and liabilities initially expressed in foreign currencies are converted into U.S. dollars at prevailing exchange rates. Purchases and sales of investment securities, dividend and interest income, and certain expenses are translated at the rates of exchange prevailing on the respective dates of such transactions.

  The Fund does not isolate that portion of the results of operations resulting from changes in the foreign exchange rates on investments from the fluctuations arising from changes in the market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

  Net realized foreign currency exchange gains or losses arise from sales of portfolio securities, sales of foreign currencies, and the difference between asset and liability amounts initially stated in foreign currencies and the U.S. dollar value of the amounts actually received or paid. Net unrealized foreign currency exchange gains or losses arise from changes in the value of assets and liabilities other than portfolio securities at the end of the reporting period, resulting from changes in the exchange rates.

  FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS: The Fund may enter into forward foreign currency exchange contracts for the purpose of settling specific purchases or sales of securities denominated in a foreign currency or to hedge the Fund's exposure to foreign currency exchange rate fluctuations. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined daily using prevailing exchange rates.

  REPURCHASE AGREEMENTS: Securities pledged as collateral for repurchase agreements are held by the Federal Reserve Bank and are designated as being held on the Fund's behalf by its custodian under a book-entry system. The Fund monitors the adequacy of the collateral daily and can require the seller to provide additional collateral in the event the market value of the securities pledged falls below the carrying value of the repurchase agreement.

  INCOME TAX STATUS: It is the policy of the Fund to distribute all taxable income and capital gains to shareholders and to otherwise qualify as a regulated investment company under provisions of the Internal Revenue Code. Accordingly, no provision has been made for federal or state taxes.

  DISTRIBUTIONS TO SHAREHOLDERS: Distributions to shareholders are recorded on the ex-dividend date. Distributions from net investment income are declared and paid quarterly. Distributions from net realized gains are declared and paid annually.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 1995

  The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. These differences are primarily due to differing treatments for foreign currency transactions and wash sales.

  SUPPLEMENTARY INFORMATION: Certain officers and directors of the Corporation are also officers and/or directors, and, as a group, controlling stockholders of Twentieth Century Companies, Inc., the parent of the Corporation's investment manager, Investors Research Corporation (IRC).

2. MANAGEMENT AGREEMENT

  The Management Agreement with IRC provides for a monthly management fee computed by multiplying the applicable fee for the Fund by the average daily closing value of the Fund's net assets during the previous month. The Agreement further provides that all expenses of the Fund, except brokerage commissions, taxes, interest, expenses of those directors who are not considered "interested persons" as defined in the Investment Company Act of 1940 (including counsel fees) and extraordinary expenses, will be paid by IRC. The agreement may be terminated by either party upon 60 days' written notice. The current annual management fee for the Fund is 1%.

3. INVESTMENT TRANSACTIONS

  The aggregate cost of investment securities purchased (excluding short-term investments) for the year ended December 31, 1995, totaled $75,144,690 for common stocks, $27,691,703 for U.S. Treasury and Agency obligations and $29,392,826 for other debt obligations. Investment securities sold totaled
$61,391,578 for common stocks, $25,077,824 for U.S. Treasury and Agency obligations and $15,085,475 for other debt obligations. On December 31, 1995, accumulated net unrealized appreciation on investments, based on the aggregate cost of investments of $132,879,586 for federal income tax purposes, was $17,558,586, consisting of unrealized appreciation of $17,841,143 and unrealized depreciation of $282,557.

4. COMMITMENTS

  As of December 31, 1995, the Fund had entered into forward foreign currency exchange contracts that obligate the Fund to deliver currencies at specified future dates. Forward contracts involve elements of market risk in excess of the amount reflected in the Statement of Assets and Liabilities. The Fund bears the risk of an unfavorable change in the foreign currency exchange rate underlying the forward contract. Additionally, losses may arise if the counterparties do not perform under the contract terms. Outstanding contracts as of December 31, 1995, were as follows:

                                      U.S. DOLLAR                    U.S. DOLLAR
                      CURRENCY TO     VALUE AS OF     CURRENCY TO    VALUE AS OF     UNREALIZED
SETTLEMENT DATE       BE DELIVERED     12/31/95       BE RECEIVED     12/31/95          GAIN
-----------------------------------------------------------------------------------------------
January 31, 1996        683,856       $  476,804        478,254      $  478,254      $   1,450
                      German Mark                     U.S. Dollar

January 31, 1996      252,358,200      2,449,699       2,469,476      2,469,476         19,777
                      Japanese Yen                    U.S. Dollar
                                      -----------                    -----------     ----------
                                      $2,926,503                     $2,947,730      $  21,227
                                      -----------                    -----------     ----------
                                      -----------                    -----------     ----------

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                             MAY 1, 1991
                                             (INCEPTION)                         YEAR ENDED DEC. 31,
                                               THROUGH             ------------------------------------------------
                                          DECEMBER 31, 1991           1992              1993               1994
                                          -----------------        -----------       -----------       ------------
Net asset value, beginning of period....     $     5.00            $      6.19       $      5.74       $       6.07
                                          -----------------        -----------       -----------       ------------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income.................            .08                    .08               .11                .15
  Net realized and unrealized gains
    (losses) on investments and foreign
    currency transactions...............           1.19                   (.45)              .33               (.11)
                                          -----------------        -----------       -----------       ------------
  Total from investment operations......           1.27                   (.37)              .44                .04
                                          -----------------        -----------       -----------       ------------
DISTRIBUTIONS
  Distributions from net investment
    income..............................           (.08)                  (.08)             (.11)              (.15)
                                          -----------------        -----------       -----------       ------------
Net asset value, end of period..........           6.19                   5.74              6.07               5.96
                                          -----------------        -----------       -----------       ------------
                                          -----------------        -----------       -----------       ------------
Total return............................          38.02%*                (6.04%)(1)         7.68%(1)            .61%(1)
RATIOS/SUPPLEMENTAL DATA
  Ratio of operating expenses to average
    net assets..........................           1.00%*                 1.00%             1.00%              1.00%
  Ratio of net investment income to
    average net assets..................           2.36%*                 1.91%             1.97%              2.49%
  Portfolio turnover rate(1)............             28%                    85%               68%                63%
  Net assets, end of period.............     $1,411,775            $34,381,661       $75,923,608       $105,100,084

1995 average commission paid per share traded $.040

                                              1995
                                          ------------
Net asset value, beginning of period....  $       5.96
                                          ------------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income.................           .17
  Net realized and unrealized gains
    (losses) on investments and foreign
    currency transactions...............          1.08
                                          ------------
  Total from investment operations......          1.25
                                          ------------
DISTRIBUTIONS
  Distributions from net investment
    income..............................          (.17)
                                          ------------
Net asset value, end of period..........          7.04
                                          ------------
                                          ------------
Total return............................         21.12%(1)
RATIOS/SUPPLEMENTAL DATA
  Ratio of operating expenses to average
    net assets..........................           .97%
  Ratio of net investment income to
    average net assets..................          2.69%
  Portfolio turnover rate(1)............            87%
  Net assets, end of period.............  $153,823,170
1995 average commission paid per share t

------------
 (1)Actual total return and portfolio turnover rate for periods indicated *Annualized

See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI BALANCED
INDEPENDENT ACCOUNTANTS' REPORT

The Shareholders and Board of Directors of TCI Portfolios, Inc.

  We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of TCI Balanced (a series of TCI Portfolios, Inc.) as of December 31, 1995, and the related statement of operations, the statements of changes in net assets, and the financial highlights for each of the periods indicated. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of TCI Balanced as of December 31, 1995, and the results of their operations, changes in their net assets, and the financial highlights for each of the periods indicated in conformity with generally accepted accounting principles.

BAIRD, KURTZ & DOBSON

Kansas City, Missouri
January 26, 1996

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
OUR MESSAGE TO YOU
DECEMBER 31, 1995

  TCI  Growth reported  a gain of  31.10% for  the 12 months  ended December 31,
1995, reflecting the year's powerful market climb. According to Lipper Analytical Services, the average total return for funds with growth investment objectives was 30.79% during the period. The S&P 500 index returned 37.44% for the 12 months.

  TCI Growth's best gains came during the year's first three quarters. It climbed steadily in the first half of the period with a 19.47% gain and surged sharply in the third quarter with a 14.01% return (compared to the S&P's 7.92%). Hot-selling new technologies--the introduction of Windows 95 in August, for example--contributed to the market's extended rally during this period. With nearly half of its portfolio in technology stocks during the 12-month period, the fund made the most of this trend. Moderate holdings in international stocks provided a positive effect on returns as well.

  In the face of growing economic uncertainty late in the year, many investors moved from technology stocks to stocks of large, more established companies with steady earnings, which investors typically consider to be defensive. This change in emphasis clipped fund performance, especially in comparison with the positive return of the S&P, which was heavily influenced by the returns of large "steady growers" in the index.

  TCI Growth, which invests in the stocks of small, medium and large companies, is designed for investors seeking capital growth. To meet that objective the fund seeks to single out companies with earnings and revenue acceleration because we have found that such an approach has provided attractive returns over the long run.

  TCI Growth's continued performance (despite the recent setback in technology-oriented companies) reaffirms to us the potential of combining growth-oriented stocks with a disciplined buying and selling process. We strongly believe that this strategy has the potential to provide significant benefits to those shareholders investing to achieve long-term financial goals.

Sincerely,

         [SIGNATURE]                      [SIGNATURE]

James E. Stowers                            James E. Stowers III
CHAIRMAN OF THE BOARD AND FOUNDER           PRESIDENT

This report and the financial statements contained herein are submitted for the general information of our shareholders. The report is not authorized for distribution to prospective investors unless preceded or accompanied by an effective prospectus.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
INVESTMENT REVIEW
DECEMBER 31, 1995

QUICK FUND FACTS

TCI Growth Strategy:        Growth  over time  through investments  in stocks of
                            small, medium and large companies.
Inception Date:             November 20,  1987     Size:  $1.46 billion  (as  of
                            December 31, 1995)
Investment Approach:        Capital Growth

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  $10,000 OVER LIFE OF FUND (AS OF DECEMBER 31,
                      1995)
                                                      TCI Growth    S&P 500 Index
11/20/87                                                   10000            10000
12/31/87                                                   10720            10301
6/30/88                                                    10801            11609
12/31/88                                                   10477            12001
6/30/89                                                    12072            13981
12/31/89                                                   13486            15792
6/30/90                                                    14852            16273
12/31/90                                                   13317            15300
6/30/91                                                    15264            17475
12/31/91                                                   18894            19940
6/30/92                                                    16858            19809
12/31/92                                                   18640            21457
6/30/93                                                    19543            22498
12/31/93                                                   20563            23611
6/30/94                                                    19109            22820
12/31/94                                                   20322            23931
6/30/95                                                    24278            28752
12/31/95                                                   26642            32892
Average Annual Total Returns as of December 31,
1995
                                                       6 Months*           1 Year     3 Year     5 Year      11/87
TCI Growth                                                 9.74%           31.10%     12.67%     14.89%     12.85%
S&P 500 Index                                             14.40%           37.44%     15.33%     16.56%     15.82%

------------
*Actual

Past performance is not predictive of future performance.

No  expenses or fees are reflected in the S&P 500. All performance illustrations
for  TCI  Growth  are  shown  net  of  fees  and  assume  reinvestment  of   all
distributions.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
INVESTMENT REVIEW (CONTINUED)
DECEMBER 31, 1995

                                                                            % OF FUND'S
                                                                          INVESTMENTS IN
                                                           % OF FUND'S     THESE STOCKS
TOP 10 HOLDINGS* (AS OF 12/31/95)                          INVESTMENTS     12 MONTHS AGO
-----------------------------------------------------------------------------------------
Sybase, Inc............................................          2.7%              --
Intel Corp.............................................          2.3%             1.2%
Structural Dynamics Research Corp......................          2.2%              --
Cephalon Inc...........................................          2.0%              --
Glenayre Technologies, Inc.............................          2.0%              --
StrataCom, Inc.........................................          2.0%             0.7%
Chiron Corp............................................          1.9%             1.2%
Nellcor Inc............................................          1.9%             1.1%
Andrew Corp............................................          1.8%             3.5%
QUALCOMM Inc...........................................          1.8%             1.3%

*The composition of the portfolio may change over time.

                                                                          % OF FUND'S
                                                                        INVESTMENTS IN
                                                                             THESE
                                                          % OF FUND'S     INDUSTRIES
TOP FIVE INDUSTRIES (AS OF 12/31/95)                      INVESTMENTS    12 MONTHS AGO
---------------------------------------------------------------------------------------
Computer Software & Services...........................        14.2%            7.5%
Communications Equipment...............................        11.1%           11.8%
Electrical & Electronic Components.....................        11.1%            5.7%
Industrial Equipment & Machinery.......................         8.5%            2.1%
Computer Peripherals...................................         8.1%            7.7%

INVESTMENTS BY COUNTRY (EXPRESSED AS A PERCENTAGE OF       % OF FUND'S
TOTAL VALUE OF INVESTMENTS)                                INVESTMENTS
------------------------------------------------------------------------
Canada.................................................          0.8%
Finland................................................          0.7%
France.................................................          0.5%
Germany................................................          1.1%
Japan..................................................         11.3%
Netherlands............................................          0.6%
Sweden.................................................          1.0%
United Kingdom.........................................          0.4%
United States..........................................         83.6%
                                                               -----
                                                               100.0%
                                                               -----
                                                               -----

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
SCHEDULE OF INVESTMENTS
DECEMBER 31, 1995

COMMON STOCKS                                                                    SHARES          VALUE
------------------------------------------------------------------------------------------------------------
BANKING--1.1%
Citicorp....................................................................       140,000  $      9,415,000
Morgan (J.P.) & Co. Inc.....................................................        80,000         6,420,000
                                                                                            ----------------
                                                                                                  15,835,000
                                                                                            ----------------

BIOTECHNOLOGY--3.0%
Amgen Inc.(1)...............................................................       275,000        16,310,938
Chiron Corp.(1).............................................................       250,000        27,656,250
                                                                                            ----------------
                                                                                                  43,967,188
                                                                                            ----------------

BROADCASTING--.9%
Cablevision Systems Corp.(1)................................................       250,000        13,562,500
                                                                                            ----------------

BUSINESS SERVICES & SUPPLIES--2.0%
Gartner Group, Inc.(1)......................................................       300,000        14,362,500
Medaphis Corp.(1)...........................................................       400,000        14,850,000
                                                                                            ----------------
                                                                                                  29,212,500
                                                                                            ----------------

COMMUNICATIONS EQUIPMENT--11.1%
Andrew Corp.(1).............................................................       690,000        26,651,250
Ericsson (L.M.) Telephone Co. ADR...........................................       750,000        14,625,000
Glenayre Technologies, Inc.(1)..............................................       475,000        29,568,750
Motorola, Inc...............................................................       120,000         6,840,000
Nokia Corp. ADR.............................................................       275,000        10,690,625
Premisys Communications, Inc.(1)............................................       228,100        12,887,650
QUALCOMM Inc.(1)............................................................       600,000        25,762,500
Tellabs, Inc.(1)............................................................       401,500        14,905,688
VTEL Corp.(1)++.............................................................       670,000        12,478,750
VideoServer, Inc.(1)........................................................       200,000         6,400,000
                                                                                            ----------------
                                                                                                 160,810,213
                                                                                            ----------------

COMMUNICATIONS SERVICES--2.4%
MFS Communications Co., Inc.(1).............................................       350,000        18,725,000
Nextel Communications Inc.(1)...............................................       900,000        13,331,250
Vodafone Group Plc ADR......................................................       100,000         3,525,000
                                                                                            ----------------
                                                                                                  35,581,250
                                                                                            ----------------

COMPUTER PERIPHERALS--8.1%
Bay Networks, Inc.(1).......................................................       463,000        19,011,937
Cirrus Logic, Inc.(1).......................................................         1,000            19,813
Cisco Systems Inc.(1).......................................................       321,000        23,974,688
FORE Systems, Inc.(1).......................................................       180,000        10,721,250
Gandalf Technologies Inc. ADR(1)............................................       100,000         1,706,250
General DataComm Industries, Inc.(1)........................................       400,000         6,850,000

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

COMMON STOCKS (CONTINUED)                                                        SHARES          VALUE
------------------------------------------------------------------------------------------------------------
COMPUTER PERIPHERALS (CONTINUED)
Microcom, Inc.(1)...........................................................       600,000  $     15,637,500
Oki Electric Industries ORD(1)..............................................       650,000         5,830,836
StrataCom, Inc.(1)..........................................................       400,000        29,300,000
3Com Corp.(1)...............................................................       100,000         4,668,750
                                                                                            ----------------
                                                                                                 117,721,024
                                                                                            ----------------

COMPUTER SOFTWARE & SERVICES--14.2%
BBN Corp.(1)................................................................       375,000        15,421,875
Baan Co., N.V. ADR(1).......................................................       200,000         9,050,000
Cambridge Technology Partners (Mass.) Inc.(1)...............................       210,000        11,891,250
DST Systems, Inc.(1)........................................................       282,500         8,051,250
FTP Software, Inc.(1).......................................................       473,100        13,749,469
Fuji Soft Corporation ORD...................................................       140,000         4,763,654
Informix Corp.(1)...........................................................       540,000        16,233,750
Microsoft Corp.(1)..........................................................       175,000        15,367,187
PLATINUM technology, inc.(1)................................................       550,000        10,140,625
SAP Aktiengesellschaft AG ORD...............................................       100,000        15,489,036
Structural Dynamics Research Corp.(1).......................................     1,072,300        31,364,775
Sybase, Inc.(1).............................................................     1,100,000        39,462,500
UUNET Technologies Inc.(1)..................................................       236,400        14,952,300
                                                                                            ----------------
                                                                                                 205,937,671
                                                                                            ----------------

COMPUTER SYSTEMS--.6%
Auspex Systems, Inc.(1).....................................................       371,700         6,737,063
Micron Electronics, Inc.(1).................................................       250,000         2,703,125
                                                                                            ----------------
                                                                                                   9,440,188
                                                                                            ----------------

CONSUMER PRODUCTS--.6%
Mitsubishi Corp. ORD........................................................       160,000         1,964,234
Nissho Iwai Corp. ORD.......................................................     1,400,000         7,172,547
                                                                                            ----------------
                                                                                                   9,136,781
                                                                                            ----------------

CONTROL & MEASUREMENT--.5%
LTX Corp.(1)................................................................       800,000         7,300,000
                                                                                            ----------------

ELECTRICAL & ELECTRONIC COMPONENTS--11.1%
Advantest Corporation ORD...................................................       128,600         6,588,497
Altera Corp.(1).............................................................       250,000        12,421,875
AVX Technology..............................................................       649,100        17,201,150
Integrated Device Technology, Inc.(1).......................................       200,000         2,587,500
Intel Corp..................................................................       590,000        33,519,375
Kyocera Corp. ORD...........................................................        90,000         6,672,789
LSI Logic Corp.(1)..........................................................       200,000         6,550,000

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

COMMON STOCKS (CONTINUED)                                                        SHARES          VALUE
------------------------------------------------------------------------------------------------------------
ELECTRICAL & ELECTRONIC COMPONENTS (CONTINUED)
Matsushita Communications Industrial Co., Ltd. ORD..........................       300,000  $      6,959,884
Micron Technology, Inc......................................................       380,000        15,057,500
Nichicon ORD................................................................       500,000         7,346,544
Omron Corporation ORD.......................................................       230,000         5,291,445
ROSS Technology, Inc.(1)....................................................       300,000         2,981,250
SGS-THOMSON Microelectronics N.V. ADR(1)....................................       160,000         6,500,000
Sierra Semiconductor Corp.(1)...............................................       850,000        11,846,875
Texas Instruments Inc.......................................................       292,200        15,121,350
Toshiba Ceramics Co. Limited ORD(1).........................................       400,000         4,098,598
                                                                                            ----------------
                                                                                                 160,744,632
                                                                                            ----------------

ENERGY (SERVICES)--1.3%
Input/Output, Inc.(1).......................................................       325,000        18,768,750
                                                                                            ----------------

ENVIRONMENTAL SERVICES--.6%
Molten Metal Technology, Inc.(1)............................................       250,000         8,156,250
                                                                                            ----------------

FINANCIAL SERVICES--7.6%
ADVANTA Corp. Cl. A.........................................................       145,300         5,503,238
Countrywide Credit Industries, Inc..........................................       340,000         7,395,000
Credit Acceptance Corp.(1)..................................................       245,000         5,022,500
First USA, Inc..............................................................       100,000         4,437,500
Franklin Resources, Inc.....................................................       250,000        12,593,750
Merrill Lynch & Co., Inc....................................................       245,000        12,495,000
Money Store, Inc. (The).....................................................       674,125        10,533,203
Morgan Stanley Group Inc....................................................       125,000        10,078,125
Nikko Securities Co. ORD....................................................       500,000         6,428,226
Nomura Securities Co. Ltd. ORD..............................................       700,000        15,224,746
Schwab (Charles) Corp.......................................................       810,000        16,301,250
SunAmerica, Inc.............................................................       100,000         4,750,000
                                                                                            ----------------
                                                                                                 110,762,538
                                                                                            ----------------

INDUSTRIAL EQUIPMENT & MACHINERY--8.5%
Applied Materials, Inc.(1)..................................................       510,000        20,049,375
Cognex Corp.(1).............................................................       620,400        21,714,000
Credence Systems Corp.(1)...................................................       508,100        11,559,275
Helix Technology Corp.......................................................       208,700         8,269,738
KLA Instruments Corp.(1)....................................................       473,800        12,378,025
Keyence Corporation ORD.....................................................        43,000         4,946,351
Lam Research Corp.(1).......................................................       310,700        14,175,687
NSK Limited ORD.............................................................       220,000         1,594,973
Nikon Corp. ORD.............................................................     1,000,000        13,533,108
Tokyo Electron LTD ORD......................................................       397,000        15,350,411
                                                                                            ----------------
                                                                                                 123,570,943
                                                                                            ----------------

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

COMMON STOCKS (CONTINUED)                                                        SHARES          VALUE
------------------------------------------------------------------------------------------------------------
LEISURE--2.8%
Grand Casinos, Inc.(1)......................................................       300,000  $      6,975,000
Mirage Resorts, Inc.(1).....................................................       440,000        15,180,000
Nintendo Co., Ltd ORD.......................................................       179,000        13,582,890
Trump Hotels & Casino Resorts, Inc.(1)......................................       200,000         4,300,000
                                                                                            ----------------
                                                                                                  40,037,890
                                                                                            ----------------

MEDICAL EQUIPMENT & SUPPLIES--4.4%
Biomet, Inc.(1).............................................................       100,000         1,781,250
Medtronic, Inc..............................................................       115,000         6,425,625
Nellcor Inc.(1).............................................................       475,000        27,728,125
Summit Technology, Inc.(1)..................................................       425,000        14,396,875
Target Therapeutics, Inc.(1)................................................       208,600         8,943,725
Ventritex, Inc.(1)..........................................................       304,300         5,344,269
                                                                                            ----------------
                                                                                                  64,619,869
                                                                                            ----------------

METALS & MINING--.9%
Nucor Corp..................................................................       225,000        12,853,125
                                                                                            ----------------

OFFICE EQUIPMENT--1.4%
Canon Inc. ORD..............................................................       315,000         8,373,610
Danka Business Systems plc ADR..............................................        59,600         2,201,475
Sanyo Electric Company Ltd. ORD.............................................     1,600,000         9,202,513
                                                                                            ----------------
                                                                                                  19,777,598
                                                                                            ----------------

PHARMACEUTICALS--7.2%
BioChem Pharma Inc. ADR(1)..................................................       250,000        10,031,250
Cephalon Inc.(1)............................................................       710,000        28,976,875
Gilead Sciences, Inc.(1)....................................................       700,000        22,575,000
Merck & Co., Inc............................................................       255,000        16,766,250
Neurogen Corp.(1)...........................................................       325,000         8,835,938
Sepracor Inc.(1)............................................................       575,000        10,637,500
Somatogen, Inc.(1)..........................................................       380,000         7,196,250
                                                                                            ----------------
                                                                                                 105,019,063
                                                                                            ----------------

RESTAURANTS--.8%
Lone Star Steakhouse & Saloon, Inc.(1)......................................       150,000         5,746,875
Outback Steakhouse, Inc.(1).................................................       153,000         5,498,438
                                                                                            ----------------
                                                                                                  11,245,313
                                                                                            ----------------

RETAIL (APPAREL)--2.0%
Aoyama Trading Co., Ltd. ORD................................................       300,000         9,569,840
Gap, Inc....................................................................       292,200        12,272,400
Men's Wearhouse Inc. (The)(1)...............................................       200,000         5,200,000

            ------------------------
            See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
SCHEDULE OF INVESTMENTS (CONTINUED)
DECEMBER 31, 1995

COMMON STOCKS (CONTINUED)                                                        SHARES          VALUE
------------------------------------------------------------------------------------------------------------
RETAIL (APPAREL) (CONTINUED)
World Co., LTD ORD..........................................................        40,000  $      1,736,104
                                                                                            ----------------
                                                                                                  28,778,344
                                                                                            ----------------

RETAIL (GENERAL MERCHANDISE)--.7%
Kohl's Corp.(1).............................................................       200,000        10,500,000
                                                                                            ----------------

RETAIL (SPECIALTY)--1.9%
General Nutrition Companies, Inc.(1)........................................       482,500        11,218,125
PETsMART, Inc.(1)...........................................................       250,000         7,750,000
Skylark ORD.................................................................        90,000         1,652,972
Tiffany & Co................................................................       140,000         7,052,500
                                                                                            ----------------
                                                                                                  27,673,597
                                                                                            ----------------

MISCELLANEOUS--1.5%
Concord EFS, Inc.(1)........................................................       115,400         4,817,950
Estee Lauder Companies Inc. Cl. A(1)........................................       197,500         6,887,812
Honda Motor Co. Ltd. ORD....................................................       300,000         6,176,897
Wisconsin Central Transportation Corp.(1)...................................        50,000         3,271,875
                                                                                            ----------------
                                                                                                  21,154,534
                                                                                            ----------------
TOTAL COMMON STOCKS--97.2% (Cost $1,170,539,551)............................                   1,412,166,761
                                                                                            ----------------


TEMPORARY CASH INVESTMENTS
------------------------------------------------------------------------------------------------------------
Repurchase Agreement (Goldman Sachs & Co., Inc.), 5.75%, due 1-2-96;
  collateralized by $5,180,000 par value U.S. Treasury Bonds, 8.125%-11.75%,
  due 2-15-10 through 5-15-21 (Delivery value $6,504,152)...................                       6,500,000
Units of Participation in Provident Institutional Funds (Temp Cash
  Portfolio)................................................................                      34,300,000
TOTAL TEMPORARY CASH INVESTMENTS--2.8% (Cost $40,800,000)...................                      40,800,000
                                                                                            ----------------
TOTAL INVESTMENT SECURITIES--100.0%
  (Cost $1,211,339,551).....................................................                $  1,452,966,761
                                                                                            ----------------
                                                                                            ----------------

NOTES TO SCHEDULE OF INVESTMENTS

ADR = American Depositary Receipts
ORD = Foreign Ordinary Shares

(1)Non-income producing.

++Affiliated Company: represents ownership of at least 5% of the voting securities of the issuer and is, therefore, an affiliate as defined in the Investment Company Act of 1940. See Note 4 in Notes to Financial Statements for a summary of transactions for each issuer who is or was an affiliate at or during the year ended December 31, 1995.

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 1995

--------------------------------------------------------------------------------
ASSETS
  Investment securities, at value (identified cost of
    $1,211,339,551) (Notes 3 and 4).............................  $1,452,966,761
  Cash..........................................................       4,396,532
  Receivable for forward foreign currency exchange contracts
    held (Note 5)...............................................         761,646
  Receivable for investments sold...............................      30,192,227
  Dividends and interest receivable.............................         621,325
                                                                  --------------
                                                                   1,488,938,491
                                                                  --------------

LIABILITIES
  Payable for investments purchased.............................      23,460,966
  Payable for capital shares redeemed...........................       3,157,596
  Accrued management fees (Note 2)..............................       1,195,012
  Other liabilities.............................................           1,263
                                                                  --------------
                                                                      27,814,837
                                                                  --------------
NET ASSETS applicable to outstanding shares.....................  $1,461,123,654
                                                                  --------------
                                                                  --------------
CAPITAL SHARES, $.01 PAR VALUE
  Authorized....................................................     180,000,000
                                                                  --------------
                                                                  --------------
  Outstanding...................................................     121,135,825
                                                                  --------------
                                                                  --------------
NET ASSET VALUE per share.......................................          $12.06
                                                                  --------------
                                                                  --------------
NET ASSETS consist of:
  Capital (par value and paid-in surplus).......................  $1,056,116,078
  Distributions in excess of net investment income..............        (751,266)
  Accumulated undistributed net realized gain from investments
    and foreign currency transactions...........................     163,386,583
  Net unrealized appreciation on investments and translation of assets and liabilities in foreign currencies (Notes 3 and
    5)..........................................................     242,372,259
                                                                  --------------
                                                                  $1,461,123,654
                                                                  --------------
                                                                  --------------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995

--------------------------------------------------------------------------------
INVESTMENT INCOME (LOSS)
INCOME
  Dividends (net of foreign taxes withheld of $241,096)..........  $   7,660,571
  Interest.......................................................      1,818,694
                                                                   -------------
                                                                       9,479,265
                                                                   -------------
EXPENSES
  Management fees (Note 2).......................................     12,365,098
  Directors' fees and expenses...................................         13,112
                                                                   -------------
                                                                      12,378,210
                                                                   -------------
Net investment (loss)............................................     (2,898,945)
                                                                   -------------
REALIZED AND UNREALIZED GAIN ON
  INVESTMENTS AND FOREIGN CURRENCY (Notes 3 and 5)
Net realized gain during the year on:
  Investments....................................................    185,941,790
  Foreign currency transactions..................................      1,971,858
                                                                   -------------
                                                                     187,913,648
                                                                   -------------
Change in net unrealized appreciation during the year on:
  Investments....................................................    133,389,269
  Translation of assets and liabilities in foreign currencies....        864,200
                                                                   -------------
                                                                     134,253,469
                                                                   -------------
Net realized and unrealized gain on investments and foreign
  currency.......................................................    322,167,117
                                                                   -------------
Net increase in net assets resulting from operations.............  $ 319,268,172
                                                                   -------------
                                                                   -------------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
STATEMENTS OF CHANGES IN NET ASSETS
YEARS ENDED DECEMBER 31, 1995 AND DECEMBER 31, 1994

INCREASE IN NET ASSETS                                                         1995              1994
-----------------------------------------------------------------------------------------------------------
OPERATIONS
  Net investment income (loss)..........................................  $    (2,898,945)  $     1,008,159
  Net realized gain on investments and foreign currency transactions....      187,913,648         9,711,049
  Change in net unrealized appreciation (depreciation) on investments
    and translation of assets and liabilities in foreign currencies.....      134,253,469       (22,279,079)
                                                                          ---------------   ---------------
  Net increase (decrease) in net assets resulting from operations.......      319,268,172       (11,559,871)
                                                                          ---------------   ---------------
DISTRIBUTIONS TO SHAREHOLDERS
  From net investment income............................................       (1,019,296)          (90,428)
  In excess of net investment income....................................         (133,044)               --
                                                                          ---------------   ---------------
  (Decrease) in net assets from distributions...........................       (1,152,340)          (90,428)
                                                                          ---------------   ---------------
CAPITAL SHARE TRANSACTIONS
  Proceeds from shares sold.............................................      812,061,191       398,744,842
  Proceeds from reinvestment of distributions...........................        1,152,340            90,428
  Payments for shares redeemed..........................................     (672,782,929)     (140,297,104)
                                                                          ---------------   ---------------
  Net increase in net assets from capital share transactions............      140,430,602       258,538,166
                                                                          ---------------   ---------------
Net increase in net assets..............................................      458,546,434       246,887,867
NET ASSETS
  Beginning of year.....................................................    1,002,577,220       755,689,353
                                                                          ---------------   ---------------
  End of year...........................................................  $ 1,461,123,654   $ 1,002,577,220
                                                                          ---------------   ---------------
                                                                          ---------------   ---------------
Distributions in excess of net investment income........................  $      (751,266)  $     1,047,145
                                                                          ---------------   ---------------
                                                                          ---------------   ---------------
TRANSACTIONS IN SHARES OF THE FUND
  Sold..................................................................       75,063,678        43,022,090
  Issued in reinvestment of distributions...............................          126,492             9,723
  Redeemed..............................................................      (62,925,631)      (15,228,020)
                                                                          ---------------   ---------------
  Net increase..........................................................       12,264,539        27,803,793
                                                                          ---------------   ---------------
                                                                          ---------------   ---------------

------------
See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION: TCI Portfolios, Inc. is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Four series of shares are currently issued as TCI Growth, TCI Balanced, TCI Advantage and TCI International. With the exception of shares issued for the initial capitalization of a series of the Corporation, shares may be purchased only by insurance companies to fund the benefits of variable annuity or variable life insurance policies. The investment objective of TCI Growth (the Fund) is capital growth. The following significant accounting policies related to the Fund are in accordance with accounting policies generally accepted in the investment company industry.

  SECURITY VALUATIONS: Portfolio securities traded primarily on a principal securities exchange are valued at the last reported sales price, or the mean between the latest bid and asked prices where no last sales price is available. Securities traded over-the-counter are valued at the mean of the latest bid and asked prices or, in the case of certain foreign securities, at the last reported sales price. Short-term securities are valued at amortized cost, which approximates value. When valuations are not readily available, securities are valued at fair value as determined in good faith by the board of directors.

  SECURITY TRANSACTIONS: Security transactions are accounted for on the date purchased or sold. Net realized gains and losses are determined on the identified cost basis, which is also used for federal income tax purposes.

  INVESTMENT INCOME: Dividend income less foreign taxes withheld (if any) is recorded as of the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income is recognized on the accrual basis and includes amortization of discounts and premiums.

  FOREIGN CURRENCY TRANSACTIONS: The accounting records of the Fund are maintained in U.S. dollars. All assets and liabilities initially expressed in foreign currencies are converted into U.S. dollars at prevailing exchange rates. Purchases and sales of investment securities, dividend and interest income, and certain expenses are translated at the rates of exchange prevailing on the respective dates of such transactions.

  The Fund does not isolate that portion of the results of operations resulting from changes in the foreign exchange rates on investments from the fluctuations arising from changes in the market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

  Net realized foreign currency exchange gains or losses arise from sales of portfolio securities, sales of foreign currencies, and the difference between asset and liability amounts initially stated in foreign currencies and the U.S. dollar value of the amounts actually received or paid. Net unrealized foreign currency exchange gains or losses arise from changes in the value of assets and liabilities other than portfolio securities at the end of the reporting period, resulting from changes in the exchange rates.

  FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS: The Fund may enter into forward foreign currency exchange contracts for the purpose of settling specific purchases or sales of securities denominated in a foreign currency or to hedge the Fund's exposure to foreign currency exchange rate fluctuations. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined daily using prevailing exchange rates.

  REPURCHASE AGREEMENTS: Securities pledged as collateral for repurchase agreements are held by the Federal Reserve Bank and are designated as being held on the Fund's behalf by its custodian under a book-entry system. The Fund monitors the adequacy of the collateral daily and can require the seller to provide additional collateral in the event the market value of the securities pledged falls below the carrying value of the repurchase agreement.

  INCOME TAX STATUS: It is the policy of the Fund to distribute all taxable income and capital gains to shareholders and to otherwise qualify as a regulated investment company under provisions of the Internal Revenue Code. Accordingly, no provision has been made for federal or state taxes.

  DISTRIBUTIONS TO SHAREHOLDERS: Distributions to shareholders are recorded on the ex-dividend date. Distributions from net investment income and net realized gains are declared and paid annually.

  The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. These differences are primarily due to differing treatments for foreign currency transactions and wash sales.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 1995

  SUPPLEMENTARY INFORMATION: Certain officers and directors of the Corporation are also officers and/or directors, and, as a group, controlling stockholders of Twentieth Century Companies, Inc., the parent of the Corporation's investment manager, Investors Research Corporation (IRC).

2. MANAGEMENT AGREEMENT

  The Management Agreement with IRC provides for a monthly management fee computed by multiplying the applicable fee for the Fund by the average daily closing value of the Fund's net assets during the previous month. The Agreement further provides that all expenses of the Fund, except brokerage commissions, taxes, interest, expenses of those directors who are not considered "interested persons" as defined in the Investment Company Act of 1940 (including counsel fees) and extraordinary expenses, will be paid by IRC. The agreement may be terminated by either party upon 60 days' written notice. The current annual management fee for the Fund is 1%.

3. INVESTMENT TRANSACTIONS

  The aggregate cost of investment securities purchased (excluding short-term investments) for the year ended December 31, 1995 totaled $1,906,745,256 for common stocks and $1,991,880 for preferred stocks. Proceeds from investment securities sold (excluding short-term investments) totaled $1,786,558,998 for common stocks and $2,617,991 for preferred stocks.

  On December 31, 1995, accumulated net unrealized appreciation on investments, based on the aggregate cost of investments of $1,212,985,857 for federal income tax purposes, was $239,980,904, consisting of unrealized appreciation of $249,705,897 and unrealized depreciation of $9,724,993.

4. AFFILIATED COMPANY TRANSACTIONS

  A summary of transactions for each issuer who is or was an affiliate at or during the year ended December 31, 1995, follows:

                                                                                     DECEMBER 31, 1995
                  SHARE                                                           -----------------------
                 BALANCE      PURCHASE        SALES        REALIZED                SHARE        MARKET
    ISSUER       12/31/94       COST           COST       GAIN (LOSS)   INCOME    BALANCE       VALUE
---------------------------------------------------------------------------------------------------------
Caere Corp.      320,000    $    397,487   $  9,387,490   $(3,431,044)      --         --              --
VTEL Corp.       200,000      10,808,890      2,517,057      567,511        --    670,000    $ 12,478,750
                            ------------   ------------   -----------   -------   --------   ------------
                            $ 11,206,377   $ 11,904,547   $(2,863,533)      --               $ 12,478,750
                            ------------   ------------   -----------   -------   --------   ------------
                            ------------   ------------   -----------   -------   --------   ------------

5. COMMITMENTS

  As of December 31, 1995, the Fund had entered into forward foreign currency exchange contracts that obligate the Fund to deliver currencies at specified future dates. Forward contracts involve elements of market risk in excess of the amount reflected in the Statement of Assets and Liabilities. The Fund bears the risk of an unfavorable change in the foreign currency exchange rate underlying the forward contract. Additionally, losses may arise if the counterparties do not perform under the contract terms. Outstanding contracts as of December 31, 1995, were as follows:

                                         U.S. DOLLAR                      U.S. DOLLAR
                        CURRENCY TO      VALUE AS OF      CURRENCY TO     VALUE AS OF      UNREALIZED
 SETTLEMENT DATE       BE DELIVERED        12/31/95       BE RECEIVED      12/31/95           GAIN
------------------------------------------------------------------------------------------------------
January 31, 1996        18,248,412       $ 12,723,313     12,749,180     $  12,749,180     $   25,867
                        German Mark                       U.S. Dollar

January 31, 1996      11,845,273,417      114,984,793     115,720,572      115,720,572        735,779
                       Japanese Yen                       U.S. Dollar
                                         ------------                    -------------     -----------
                                         $127,708,106                    $ 128,469,752     $  761,646
                                         ------------                    -------------     -----------
                                         ------------                    -------------     -----------

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
FINANCIAL HIGHLIGHTS
FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                                                           YEAR ENDED DEC. 31,
                                          --------------------------------------------------------------------------------------
                                                1991                1992            1993             1994              1995
                                          -----------------     ------------    ------------    --------------    --------------
Net asset value, beginning of period....    $       6.16        $       8.64    $       8.47    $         9.32    $         9.21
                                          -----------------     ------------    ------------    --------------    --------------
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)..........             .04                 .02             .03               .01              (.02)
  Net realized and unrealized gains
    (losses) on investments and foreign
    currency transactions...............            2.51                (.14)            .84              (.12)             2.88
                                          -----------------     ------------    ------------    --------------    --------------
  Total from investment operations......            2.55                (.12)            .87              (.11)             2.86
                                          -----------------     ------------    ------------    --------------    --------------
DISTRIBUTIONS
  Distributions from net investment
    income..............................            (.07)              (.052)          (.023)            (.001)            (.011)
  Distributions from net realized gains
    on investment transactions..........              --               (.003)             --                --                --
                                          -----------------     ------------    ------------    --------------    --------------
  Total distributions...................            (.07)              (.055)          (.023)            (.001)            (.011)
                                          -----------------     ------------    ------------    --------------    --------------
Net asset value, end of period..........            8.64                8.47            9.32              9.21             12.06
                                          -----------------     ------------    ------------    --------------    --------------
                                          -----------------     ------------    ------------    --------------    --------------
Total return(1).........................           41.86%              (1.33%)         10.30%            (1.17%)           31.10%
RATIOS/SUPPLEMENTAL DATA
  Ratio of operating expenses to average
    net assets..........................            1.00%               1.00%           1.00%             1.00%              .99%
  Ratio of net investment income to
    average net assets..................             .62%                .32%            .35%              .11%             (.23%)
  Portfolio turnover rate (1)...........             182%                135%             87%              115%              147%
  Net assets, end of period.............    $255,591,799        $415,004,751    $755,689,353    $1,002,577,220    $1,461,123,654

1995 average commission paid per share traded $.037

-------------
(1)Actual total return and portfolio turnover rate for periods indicated

See Notes to Financial Statements.

                                                                ----------------

----------------

TCI PORTFOLIOS, INC.
TCI GROWTH
INDEPENDENT ACCOUNTANTS' REPORT

The Shareholders and Board of Directors of TCI Portfolios, Inc.

  We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of TCI Growth (a series of TCI Portfolios, Inc.) as of December 31, 1995, and the related statement of operations, the statements of changes in net assets, and the financial highlights for each of the periods indicated. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1995, by correspondence with the custodian and brokers. As to securities purchased but not received and securities sold but not delivered, we requested confirmations from brokers, and when replies were not received, we performed alternative auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of TCI Growth as of December 31, 1995, and the results of their operations, changes in their net assets, and the financial highlights for each of the periods indicated in conformity with generally accepted accounting principles.

BAIRD, KURTZ & DOBSON

Kansas City, Missouri
January 26, 1996

                                                                ----------------

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          Insurance  Company  (policy  form  GNC-37-193;  may  not  be
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          vary),  or, in  New York, First  Transamerica Life Insurance
          Company (policy form FTCG-101-193).

          Charles Schwab & Co., Inc. Member SIPC/New York Stock
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          -C-1996 Transamerica Life Companies. All rights reserved.

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